UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

(Amendment No.     )

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SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

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Notice of 2017 Annual General Meeting of Stockholders

April 5, 2017

10:00 a.m. Curaçao time

Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao

ITEMS OF BUSINESS

1.	Elect the 12 director nominees named in this proxy statement.
2.	Approve, on an advisory basis, our executive compensation.
3.	Conduct an advisory vote on the frequency of future advisory votes on executive compensation.
4.	Report on the course of business during the year ended December 31, 2016; and approve our consolidated balance sheet as at December 31, 2016 ; our consolidated statement of income for the year ended December 31, 2016; and our Board of Directors’ declarations of dividends in 2016, as reflected in our 2016 Annual Report to Stockholders.
5.	Approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017.
6.	Approve the adoption of our 2017 Schlumberger Omnibus Stock Incentive Plan.
7.	Approve an amendment and restatement of our Schlumberger Discounted Stock Purchase Plan.

Such other matters as may properly be brought before the meeting.

RECORD DATE

February 15, 2017

PROXY VOTING

Your vote is very important. Whether or not you plan to attend the annual general meeting in person, please (i) sign, date and promptly return the enclosed proxy card in the enclosed envelope, or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction card provided by your broker.

Brokers cannot vote for Items 1, 2, 3, 6 or 7 without your instructions.

February 21, 2017

By order of the Board of Directors,

Alexander C. Juden

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Stockholders to Be Held on April 5, 2017:

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our 2016 Annual Report to Stockholders, are available free of charge on our website at http://investorcenter.slb.com.

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General Information

February 21 , 2017

Items to be Voted on at the Annual General Meeting

Agenda Item		Board recommendation
Item 1	Election of 12 director nominees named in this proxy statement.	FOR
Item 2	Approval of the advisory resolution to approve executive compensation.	FOR
Item 3	Advisory vote on the frequency of future votes on executive compensation.	ONE YEAR
Item 4	Approval of the Company’s Consolidated Balance Sheet as at December 31, 2016, its Consolidated Statement of Income for the year ended December 31, 2016, and the declarations of dividends by our Board in 2016.	FOR
Item 5	Approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.	FOR
Item 6	Approval of the adoption of our 2017 Schlumberger Omnibus Stock Incentive Plan.	FOR
Item 7	Approval of the Amendment and Restatement of our Schlumberger Discounted Stock Purchase Plan.	FOR

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Schlumberger Limited (Schlumberger N.V.) (“Schlumberger” or the “Company”) of proxies to be voted at its 2017 annual general meeting of stockholders, which will be held at the Avila Beach Hotel, Penstraat 130, Willemstad, Curaçao, on Wednesday, April 5, 2017 beginning at 10:00 a.m., Curaçao time, and at any postponement(s) or adjournment(s) thereof.

To gain admittance to the meeting, stockholders of record and beneficial owners as of the close of business on the record date for the meeting, February 15, 2017, must present a passport or other government-issued identification bearing a photograph and, for beneficial owners, proof of ownership as of the record date, such as the top half of the proxy card or voting instruction card that was sent to you with this proxy statement.

The mailing date of this proxy statement is February 23, 2017. Business at the meeting will be conducted in accordance with the procedures determined by the Chairman of the meeting and will be limited to matters properly brought before the meeting by or at the direction of our Board of Directors or by a stockholder.

We are providing our 2016 Annual Report to Stockholders concurrently with this proxy statement. Stockholders should refer to its contents in considering agenda Item 4.

Record Date; Proxies

Each stockholder of record at the close of business on the record date, February 15, 2017, is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on with respect to each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of Computershare Trust Company, N.A. (“Computershare”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are referred to as beneficial owners.

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in Curaçao and, as required by Curaçao law, meetings of stockholders are held in Curaçao. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Shares Outstanding

On February 15, 2017, there were 1,394,120,220 shares of Schlumberger common stock outstanding and entitled to vote.

Quorum

Holders of at least one-half of the outstanding shares entitling the holders thereof to vote at the meeting must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary voting authority and have not received instructions from the beneficial owner of the shares as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes. If a quorum is not present at the meeting, the Board may call a second general meeting of stockholders, at which the quorum requirement will not apply.

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Votes Required to Adopt Proposals

To be elected, director nominees must receive a majority of votes cast (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Approval of each of the other matters on the agenda also requires the affirmative vote of the majority of votes cast.

Effect of Abstentions and Broker Non-Votes

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on other proposals without specific instructions from the beneficial owner, as follows:

•	Discretionary Items. Under NYSE rules, brokers will have discretion to vote on both Item 4 (approval of financial statements and dividends) and Item 5 (appointment of independent registered public accounting firm) without instructions from the beneficial owners.

•	Nondiscretionary Items. Brokers cannot vote on Items 1 (election of directors), 2 (advisory vote to approve executive compensation), 3 (advisory vote on the frequency of future advisory votes on executive compensation), 6 (adoption of 2017 Schlumberger Omnibus Incentive Plan) or 7 (approval of the amendment and restatement of the Schlumberger Discounted Stock Purchase Plan) without instructions from the beneficial owners. Therefore, if your shares are held in “street name” by a broker and you do not instruct your broker how to vote on the election of directors or the advisory vote to approve executive compensation, your broker will not be able to vote for you on those matters.

Abstentions and broker non-votes are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals, except that for purposes of satisfying NYSE rules, abstentions are counted in the denominator for determining the total votes cast on Items 6 and 7.

How to Vote

Stockholders with shares registered in their names with Computershare and participants who hold shares in the Schlumberger Discounted Stock Purchase Plan may authorize a proxy:

by the internet at the following internet address: http://www. proxyvote.com;

telephonically by calling 1-800-690-6903; or

by completing and mailing their proxy card.

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on Tuesday, April 4, 2017. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in programs that also permit beneficial stockholders to direct their vote by the internet or telephone. If you are a beneficial owner whose shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of those shares by the internet or telephone by following the instructions on the voting form.

By providing your voting instructions promptly, you may save the Company the expense of a second mailing.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you are a stockholder with shares registered in your name with Computershare and you submit a properly executed proxy card but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record, you can change your vote or revoke your proxy at any time by timely delivery of a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions.

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ITEM 1. Election of Directors

All of our directors are elected annually at our annual general meeting of stockholders. Our stockholders are requested to elect 12 nominees to the Board, each to hold office until the next annual general meeting of stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees is now a director and was previously elected by our stockholders at the 2016 annual general meeting, except for Mr. Lund, who was appointed by the Board in June 2016 to serve as a director based upon the recommendation of the Nominating and Governance Committee of the Board, and Mr. Galuccio, who was identified by Mr. Kibsgaard as a director nominee and who is not currently a director.

All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If any nominee is unable or unwilling to serve, the Board may designate a substitute nominee. If the Board designates a substitute nominee, proxies may be voted for that substitute nominee. The Board knows of no reason why any nominee will be unable or unwilling to serve if elected.

Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of each of the 12 nominees named below. Votes may not be cast for a greater number of persons than the number of director nominees named in this proxy statement.

Required Vote

Each director nominee must receive a majority of the votes cast to be elected. If you hold your shares in “street name,” please be aware that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

The Board of Directors Recommends a Vote FOR All Nominees.

Director Nominees

The Board believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee believes that nominees should possess, as described in detail below in the section entitled “Corporate Governance—Director Nominations” beginning on page 16. The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members. The nominees for election to the Board, together with biographical information furnished by each of them and information regarding each nominee’s director qualifications, are set forth on the following pages.

There are no family relationships among executive officers and directors of the Company.

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Peter L.S. Currie

Lead Independent Director President, Currie Capital LLC Director Since 2010 Age 60 Other Current Public Boards: None	Board Committees • Nominating and Governance, Chair • Compensation
Former Public Directorships Held During the Past 5 Years • New Relic, Inc. • Twitter, Inc.

Other Experience and Education

•  Former director of several privately-held companies

•  Former Chief Financial Officer of public companies

•  President of Board of Trustees at Phillips Academy

•  MBA from Stanford University

PETER L.S. CURRIE has been President of Currie Capital LLC, a private investment firm, since April 2004. Mr. Currie was the lead independent director at Twitter, Inc., where he chaired both its audit committee and its nominating and governance committee, having served on its board from November 2010 to May 2016. He also served on the board of directors of New Relic, Inc. (from March 2013 to August 2016), where he chaired its audit committee and was a member of its compensation committee. Mr. Currie previously also served on the boards of directors of Clearwire Corporation, CNET Networks, Inc., Safeco Corporation, and Sun Microsystems, Inc.

Relevant Skills and Expertise

Mr. Currie brings to the Board strong financial and operational expertise as a result of his extensive board and committee experience at both public and privately-held companies; experience as chief financial officer of two public companies (McCaw Cellular Communications and Netscape Communications); and experience in senior operating positions in investment banking, venture capital and private equity.

Miguel M. Galuccio

Former Chairman & Chief Executive Officer, YPF SA New Director Nominee Age 48 Other Current Public Boards: None	Board Committees • None
Former Directorships Held During the Past 5 Years • None	Other Experience and Education • BS in Petroleum Engineering from Technological Institute of Buenos Aires • Schlumberger training and product line expertise • Latin America energy policy expertise

MIGUEL GALUCCIO was the Chairman and Chief Executive Officer of YPF (Yacimientos Petrolíferos Fiscales), Argentina’s national oil company, from May 2012 to March 2016.  From 1999 to 2012, he was an employee of Schlumberger and held a number of international positions, his last being President, Schlumberger Production Management (SPM). Prior to his employment at Schlumberger, he served in various executive positions at YPF and its subsidiaries, including YPF International, from 1994 to 1999.

Relevant Skills and Expertise

Mr. Galuccio brings to the Board strong leadership and operational expertise from his experience as the chairman and chief executive officer of Argentina’s national oil company, which under his leadership became the largest producer of shale oil globally outside of North America. Mr. Galuccio has valuable insight into the domestic and international energy policies of Argentina, Mexico, Venezuela, Ecuador and other countries worldwide that are strategically important to Schlumberger. He has had extensive experience negotiating with Schlumberger customers in Latin America, Russia and China, including global energy companies and national oil companies , and expects to remain an active participant in the oil and gas exploration and production industry as a principal and operator. Mr. Galuccio has a deep understanding of the Schlumberger culture, as well as a deep knowledge of Latin America, both of which will be of great value to the Board.

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V. Maureen Kempston Darkes

Retired Group Vice President and President Latin America, Africa and Middle East, General Motors Corporation Director Since 2014 Age 68	Board Committees • Audit, Chair • Finance
Other Current Public Boards: Enbridge Inc., Brookfield Asset Management Inc., Balfour Beatty plc, and Canadian National Railway Company
Former Public Directorships Held During the Past 5 Years • None	Other Experience and Education • International operations • Product liability and execution expertise • Bachelor of Law Degree, University of Toronto Faculty of Law

V. MAUREEN KEMPSTON DARKES was Group Vice President and President Latin America, Africa and Middle East, of General Motors Corporation (“GM”), an automotive manufacturer, from January 2002 until her retirement in December 2009, and was a member of its Automotive Strategy Board until her retirement from GM. Ms. Kempston Darkes has been a director of Enbridge Inc., a leading energy transportation and distribution company, since November 2010, and is a member of its corporate social responsibility committee, its safety and reliability committee and its human resources and compensation committee. She also is a member of the board of directors of Brookfield Asset Management Inc., a global asset management company (since April 2008), where she chairs the risk management committee and is a member of the management resources and compensation committee; Balfour Beatty plc, an infrastructure services company (since July 2012), where she chairs the safety and sustainability committee and is a member of both the nomination and the remuneration committees; and Canadian National Railway Company (since 1995), where she chairs the environment, safety and security committee, and is a member of the corporate governance and nominating committee, finance committee, audit committee and the strategic planning committee.

Relevant Skills and Expertise

Ms. Kempston Darkes brings to the Board extensive automotive industry experience, which is particularly relevant to the Company as it continues to focus on improving product reliability and execution, and has proven leadership abilities and experience in Latin America, Africa and the Middle East. The Board also benefits greatly from Ms. Kempston Darkes’ audit committee experience and financial expertise.

Paal Kibsgaard

Chairman and Chief Executive Officer Director Since 2011 Age 49 Other Current Public Boards: None	Board Committees • None
Former Public Directorships Held During the Past 5 Years • None	Other Experience and Education • Qualified petroleum engineer • Master’s Degree from Norwegian Institute of Technology • Director of privately-held company

PAAL KIBSGAARD has been a director of the Company since 2011 and Chairman of the Board since April 2015, and has served as Chief Executive Officer of the Company since August 2011. He was the Company’s Chief Operating Officer from February 2010 to July 2011, and President of the Reservoir Characterization Group from May 2009 to February 2010. Prior to that, Mr. Kibsgaard served as Vice President, Engineering, Manufacturing and Sustaining, from November 2007 to May 2009, and as Vice President of Personnel from April 2006 to November 2007. Mr. Kibsgaard has been with the Company since 1997, and began his career as a reservoir engineer. He has held numerous operational and administrative management positions within the Company in the Middle East, Europe and the U.S.

Relevant Skills and Expertise

As a result of his service in various global leadership positions in the Company, he brings to the Board a unique operational perspective and thorough knowledge of the Company’s operational activities worldwide. The Board believes that Mr. Kibsgaard’s service as Chairman and Chief Executive Officer is an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of his perspectives on the Company’s business.

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Nikolay Kudryavtsev

Rector, Moscow Institute of Physics and Technology Director Since 2007 Age 66 Other Current Public Boards: None	Board Committees • Audit • Finance • Science and Technology
Former Public Directorships Held During the Past 5 Years • None	Other Experience and Education • Prior Chair, Molecular Physics • PhD in physics and mathematics, Moscow Institute of Physics and Technology • Member, Russian Academy of Sciences

NIKOLAY KUDRYAVTSEV has been the Rector of the Moscow Institute of Physics and Technology since June 1997. He has also been chairman of the Board of Rectors of the City of Moscow and Moscow Region since 2012, and was elected Vice President of the Russian Rectors Union in 2014.

Relevant Skills and Expertise

Mr. Kudryavtsev brings to the Board valuable management and finance experience, as well as deep scientific and technological expertise. This provides the Board with valuable insight regarding the Company, its products and current technology, as well as the future technological needs of the Company and the industry. Mr. Kudryavtsev also provides the Board with a particularly valuable Russian vantage point, which is useful for both the development of the Company’s business and an understanding of the needs of the Company’s population of Russian employees. The Board is aided immensely by Mr. Kudryavtsev’s sensitivity to Russian culture and risk at the field level.

Helge Lund

Former Chief Executive Officer, BG Group plc Director Since 2016 Age 54 Other Current Public Boards: None	Board Committees • Audit • Finance
Former Public Directorships Held During the Past 5 Years • Nokia • Novo Nordisk

Other Experience and Education

•  Director of a privately-held company

•  BA in Economics from Norwegian School of Economics & Business Administration

•  MBA from NSEAD

•  Norwegian Energy Policy Expertise

HELGE LUND was appointed to the Board in June 2016, upon the recommendation of the Nominating and Governance Committee. He was the Chief Executive Officer of BG Group from March 2, 2015 through February 15, 2016. From August 16, 2004 to October 15, 2014, he was the Chief Executive Officer of Statoil, a leading oil and gas company. Prior to Statoil, he served as President and Chief Executive Officer of Aker Kvaerner, an industrial conglomerate with operations on oil and gas, engineering and construction, pulp and paper and shipbuilding. He served on the board of directors for Nokia from 2011 through 2014, and on the board of directors of Novo Nordisk from 2014 to 2015.

Relevant Skills and Expertise

Mr. Lund brings to the Board strong leadership and operational expertise from his experience as the chief executive officer of several public companies as well as of a national oil company. Mr. Lund also provides valuable insight into the developing domestic and international energy policies of Norway and the intricacies of negotiating with global energy companies. He also has extensive experience dealing with global energy institutions such as the Organization of the Petroleum Exporting Countries and the International Energy Agency and with navigating various opportunities in the oil and gas industry, including acquisition targets and other business opportunities.

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Michael E. Marks

Managing Partner, Riverwood Capital, LLC Director Since 2005 Age 66 Other Current Public Boards: GoPro, Inc.	Board Committees • Compensation, Chair • Audit
Former Public Directorships Held During the Past 5 Years • SanDisk Corp.	Other Experience and Education • Former Chief Executive Officer of a public company • Director of several privately-held companies • MBA from Harvard Business School

MICHAEL E. MARKS has been a Managing Partner of Riverwood Capital, LLC, a private equity firm, since March 2007. Mr. Marks is the lead independent director at GoPro, Inc., a consumer camera company, and is the chair of its compensation and leadership committee and a member of its nominating and governance committee. Mr. Marks served as director from 2003 to 2011 and as Chairman from 2011 until 2016 of San Disk Corp., a memory products company, when it was acquired. Mr. Marks previously served on the boards of directors of Flextronics Inc., Sun Microsystems and Calix.

Relevant Skills and Expertise

Mr. Marks brings to the Board his familiarity with world-class manufacturing from the field level to the boardroom based on his experience as CEO at Flextronics, a large, diversified global corporation with many of the same issues that Schlumberger faces. As a former chief executive and as a public company director at various other companies, Mr. Marks has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. Mr. Marks’ significant experience as a director at various technology-driven companies, as well as his finance and mergers and acquisitions experience, are especially relevant to Schlumberger’s technology-oriented business and growth strategy.

Indra K. Nooyi

Chairman and Chief Executive Officer, PepsiCo, Inc. Director Since 2015 Age 61 Other Current Public Boards: Pepsico, Inc.	Board Committees • Audit • Finance
Former Public Directorships Held During the Past 5 Years • None

Other Experience and Education

•  Current Chief Executive Officer of a public company

•  Board of Trustees, the World Economic Forum

•  Member, MIT Presidential CEO Advisory Board

•  M.B.A., Indian Institute of Management

•  Master of Public and Private Management, Yale University

INDRA K. NOOYI is the Chairman and Chief Executive Officer of PepsiCo, Inc., a global food and beverage company. She was named President and CEO in 2006, and assumed the additional role of Chairman of PepsiCo’s board of directors in 2007. She was elected to PepsiCo’s board of directors and became President and Chief Financial Officer in 2001, after serving as Senior Vice President and Chief Financial Officer since 2000. Mrs. Nooyi also served as PepsiCo’s Senior Vice President, Corporate Strategy and Development from 1996 until 2000, and as PepsiCo’s Senior Vice President, Strategic Planning from 1994 until 1996. She serves on several non-profit boards of directors and is a member of the Temasek Americas Advisory Panel, an investment company owned by the government of Singapore.

Relevant Skills and Expertise

The Board believes that it benefits greatly from Mrs. Nooyi’s proven leadership as Chairman and CEO of PepsiCo, Inc. Mrs. Nooyi’s expertise in developing and directing corporate strategy and finance, mergers and acquisitions, and organizational and talent management enables her to make valuable contributions to the Board.

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Lubna S. Olayan

Chief Executive Officer and Deputy Chairperson, Olayan Financing Company Director Since 2011 Age 61	Board Committees • Nominating and Governance • Finance
Other Current Public Boards: Alawwal Bank, Rolls Royce Group plc and Akbank
Former Public Directorships Held During the Past 5 Years • WPP plc

Other Experience and Education

•  Current Chief Executive Officer

•  Trustee, King Abdullah University of Science and Technology and Cornell University

•  Member, Harvard Global Advisory Council

•  Serves on Boards of Various Non-governmental and Educational Organizations

•  M.B.A., Indiana University

LUBNA S. OLAYAN is the Chief Executive Officer and deputy chairperson of Riyadh-based Olayan Financing Company, the holding company for The Olayan Group’s operations in the Kingdom of Saudi Arabia and the Middle East. Ms. Olayan is a Principal and a board member of Olayan Investments Company Establishment, the parent company of The Olayan Group, a private multinational enterprise with diverse commercial and industrial operations in the Middle East and an actively managed portfolio of international investments. Since December 2004, she has been a director of Alawwal Bank, becoming the first woman to join the board of a Saudi publicly-listed company. She was elected Vice Chairman in January 2014 and is a member of its executive committee and its nomination and remuneration committee. Ms. Olayan is a non-executive director and member of numerous international advisory boards, such as Rolls Royce Group plc and Akbank. Ms. Olayan served as a non-executive director of WPP plc, a multinational communication services company, from March 2005 to June 2012, and was a member of its nomination committee.

Relevant Skills and Expertise

Ms. Olayan brings to the Board extensive business experience in Saudi Arabia and the Middle East and a deep understanding of those areas, which are critical to the Company and enable her to make valuable contributions to the Board. The Board benefits from her proven leadership abilities, extensive CEO experience and expertise in corporate finance, international banking, distribution and manufacturing. Ms. Olayan also brings a critical international perspective on business and global best practices. Ms. Olayan’s connections to the scientific community and experience in university relations also are of great value to Schlumberger and its efforts in technology leadership and employee recruiting and retention.

Leo Rafael Reif

President, Massachusetts Institute of Technology Director Since 2007 Age 66 Other Current Public Boards: Arconic Inc.	Board Committees • Compensation • Nominating and Governance • Science and Technology, Chair
Former Public Directorships Held During the Past 5 Years • Alcoa, Inc.

Other Experience and Education

•  Fellow, The Institute for Electrical and Electronic Engineers

•  Doctorate in electrical engineering, Stanford University

•  Member of the American Academy of Arts and Sciences

•  Board of Trustees, The World Economic Forum

LEO RAFAEL REIF has been President of the Massachusetts Institute of Technology (“MIT”) since July 2012, and was its Provost, Chief Academic Officer and Chief Budget Officer from August 2005 to July 2012. Mr. Reif was head of MIT’s Electrical Engineering and Computer Science Department from September 2004 to July 2005, and an Associate Department Head for Electrical Engineering in MIT’s Department of Electrical Engineering and Computer Science from January 1999 to August 2004. Mr. Reif joined the board of directors of Alcoa, Inc. in 2015, and remained on its board until resigning in November 2016 as part Alcoa’s public spin-off of Arconic Inc., a leading provider of precision-engineered products and solutions. In connection with the spin-off, Mr. Reif joined the board of directors of Arconic Inc. in November 2016.

Relevant Skills and Expertise

Mr. Reif brings to the Board valuable management and finance expertise. As a scientist, he has deep scientific and technological expertise about the Company’s products and current technology, as well as about anticipated future technological needs of the Company and the industry. The Board values Mr. Reif’s connections to the U.S. scientific community, as well as his expertise in university relations and collaborations, which are of high importance to Schlumberger and its efforts in technology leadership and employee retention. Mr. Reif provides the Board with a critical U.S. scientific perspective, which is of immense value in the oversight of the Company’s strategy.

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Tore I. Sandvold

Executive Chairman Sandvold Energy AS Technology Director Since 2004 Age 69	Board Committees • Finance, Chair • Nominating and Governance
Other Current Public Boards: Rowan Companies plc and Teekay Corporation
Former Public Directorships Held During the Past 5 Years • Misen Energy AB

Other Experience and Education

•  Former Chief Executive Officer

•  Director, Lambert Energy Advisory Ltd.

•  Director, Energy Policy Foundation of Norway

•  Chairman of Njord Gas Infrastructure

•  M.S. and M.B.A., University of Wisconsin

TORE I. SANDVOLD has been executive Chairman of Sandvold Energy AS, an advisory company in the oil and energy industry, since September 2002. Mr. Sandvold is a director of Rowan Companies plc (since 2013), a provider of international and domestic contract drilling services, where he serves on its audit committee and its health, safety and environment committee. He has also been a member, since 2003, of the board of directors of Teekay Corporation, a leading provider of international crude oil and petroleum product transportation services, where he serves on its nominating and governance committee. From 1990 to 2001, Mr. Sandvold served as Director General of the Norwegian Ministry of Oil & Energy, with overall responsibility for Norway’s national and international oil and gas policy. From 2001 to 2002, he was executive Chairman of Petoro AS, the Norwegian state-owned oil company. He also served as Chairman of Misen Energy AB, a Swedish upstream oil and gas company from December 2011 to November 2014, and was its acting Chief Executive Officer from September 2012 to May 2014.

Relevant Skills and Expertise

Mr. Sandvold brings to the Board approximately 40 years of experience working in the area of energy policy , and he has broad experience in developing domestic and international energy policies for Norway as a career civil servant. He also has extensive experience dealing with global energy institutions such as the Organization of the Petroleum Exporting Countries and the International Energy Agency, and in negotiating with global energy companies. Mr. Sandvold has finance experience and a solid understanding of business opportunities, both as concerns acquisition targets and the industry in general.

Henri Seydoux

Chairman and Chief Executive Officer, Parrot S.A. Director Since 2009 Age 56 Other Current Public Boards: Parrot S.A.	Board Committees • Finance • Nominating and Governance • Science and technology
Former Public Directorships Held During the Past 5 Years • None	Other Experience and Education • Current Chief Executive Officer • Technology leadership • Entrepreneurial and management expertise • Director of privately-held company

HENRI SEYDOUX has been Chairman and Chief Executive Officer of Parrot S.A., a global wireless products manufacturer, since 1994. Mr. Seydoux is an entrepreneur with great initiative. He founded Parrot S.A. in 1994 as a private company and took it public in 2007. He serves on the board of directors of Sigfox, a privately-held global communications service provider for the Internet.

Relevant Skills and Expertise

Mr. Seydoux, as the chief executive of a dynamic and innovative technology company, brings to the Board entrepreneurial drive and management skills. He also has family ties to the founding Schlumberger brothers, and having grown up in the Schlumberger family culture, is well placed to see that the Company continues its historical commitment to Schlumberger’s core values. His service on the Board addresses the Company’s need to preserve the Company’s unique culture and history while fostering innovation.

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Corporate Governance

Governance Framework—Highlights

The following are some highlights of our corporate governance practices and policies:

Board Independence; Committees Structure

•	All of our director nominees are independent of the Company and management, except for our CEO. This is substantially above the NYSE requirement that a majority of directors be independent.
•	All independent directors meet regularly in executive session.
•	Only independent directors serve on our Audit, Compensation, Finance, Nominating and Governance and Science and Technology Committees.

Majority Voting; Stockholder Authority

•	We have a majority vote standard for uncontested director elections.
•	All of our directors are elected annually. We do not have a staggered board.
•	One or more stockholders representing 10% or more of outstanding shares can call a special stockholders meeting.

Executive Stock Ownership Guidelines

We have executive stock ownership guidelines, designed to align executive and stockholder interests. For a description of the guidelines applicable to our executive officers and other senior members of management, see “Compensation Discussion and Analysis—Executive Stock Ownership Guidelines” starting on page 47.

Risk Oversight
Board of Directors	Oversees the CEO and other members of our senior management team; oversees assessment of major risks facing the Company.
Audit Committee	Reviews and assesses financial reporting risk. It also reviews all significant finance-related violations of Company policies brought to its attention, and annually reviews and assesses finance-related violations.
Finance Committee	Oversees finance-related risks on a quarterly basis and recommends guidelines to control pension and other investments, banking relationships and currency exposures.
Compensation Committee	Reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives.
Nominating and Governance Committee	Oversees compliance-related risk and the Company’s Ethics and Compliance Program.

Hedging and Pledging Policies

Our directors and executive officers are prohibited from hedging their ownership of Schlumberger stock. Furthermore, our directors and executive officers are prohibited from pledging their Schlumberger stock.

Political Contributions

Schlumberger is politically neutral, and has a long-standing policy (set forth in Schlumberger’s code of conduct , entitled The Blue Print and The Blue Print in Action (our “Code of Conduct”)) against making financial or in-kind contributions to political parties or candidates, even when permitted by law. Our policy prohibits the use of Company funds or assets for political purposes, including for contributions to any political party, candidate or committee, whether Federal, state or local. As a result of the Company’s policy of political neutrality, Schlumberger does not maintain a political action committee, nor does it contribute to any third-party political action committees or other political entities organized under Section 527 of the Internal Revenue Code.

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In 2016, the Center for Political Accountability (“CPA”), a non-profit, non-partisan organization, assessed our disclosure for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability (“CPA-Zicklin Index”). The CPA-Zicklin Index measures the transparency, policies, and practices of the Standard & Poor’s (“S&P”) 500. Our enhanced disclosure on political lobbying and contributions resulted in a score of 97.1%, equal to that of the highest-ranked company in the “First Tier” of the 2016 CPA-Zicklin Index.

Corporate Governance Guidelines

Schlumberger is committed to adhering to sound principles of corporate governance and has adopted corporate governance guidelines that the Board believes are consistent with Schlumberger’s values, and that promote the effective functioning of the Board, its committees and the Company. Our Board periodically, and at least annually, reviews and revises, as appropriate, our Corporate Governance Guidelines to ensure that they reflect the Board’s corporate governance objectives and commitments. Our Corporate Governance Guidelines are on our website at http://www.slb.com/about/guiding_principles/corpgovernance/corpgov_guidelines.aspx.

Board Independence

Schlumberger’s Corporate Governance Guidelines provide that at least a majority of the Board will consist of independent directors. This standard reflects the NYSE corporate governance listing standards.

Our Board has adopted director independence standards, which can be found in Attachment A to our Corporate Governance Guidelines, and which meet or exceed the independence requirements in the NYSE listing standards. Based on the review and recommendation by the Nominating and Governance Committee, the Board has determined that each current director and director nominee listed above under “Election of Directors” is “independent” under the listing standards of the NYSE and our director independence standards, except Mr. Kibsgaard, who is our CEO and therefore does not qualify as independent.

In addition to the Board-level standards for director independence, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE’s listing standards and SEC rules, and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under NYSE listing standards adopted in 2013, which Schlumberger implemented in advance of the required compliance date.

Transactions Considered in Independence Determinations. The Board’s independence determinations included a review of transactions that occurred since the beginning of 2013 with entities associated with the independent directors or members of their immediate family. In making its independence determinations, the Board considered that Mr. Galuccio, Ms. Kempston Darkes, Mr. Kudryavtsev, Mr. Lund, Mr. Marks, Ms. Nooyi, Ms. Olayan, Mr. Reif and Mr. Sandvold each have served as directors, executive officers, trustees, outside consultants or advisory board members at companies and universities that have had commercial business relationships with the Company, all of which were ordinary course commercial transactions involving significantly less than 1% of either entity’s annual revenues. The Board also considered that the Company made charitable contributions in 2016 to The Massachusetts Institute of Technology, of which Mr. Reif is the President, of approximately $276,000, relating to educational grants and sponsored fellowships, for which Mr. Reif received no personal benefit. This amount was significantly less than the greater of $1 million or 2% of the university’s consolidated gross revenues for any of the past three years.

Board Tenure

We believe that Board tenure diversity is important and directors with many years of service provide the Board with a deep knowledge of our company, while newer directors lend fresh perspectives. The chart below reflects the Board tenure of our current directors.

Under our Corporate Governance Guidelines, non-executive directors are eligible to be nominated or renominated to the Board up to their 70th birthday, and executive directors are eligible to be nominated or renominated up to their 65th birthday, after which directors may no longer be nominated or renominated to the Board. Our Board may waive this policy on a case-by-case basis on the recommendation of the Nominating and Governance Committee if it deems a waiver to be in the best interest of the Company.

Diversified Director Tenure

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Director Nominations

The Nominating and Governance Committee believes that nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other Board members, be able to actively participate in Board and Committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution and have no material relationship with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.

The Nominating and Governance Committee also believes that the Board should include appropriate expertise and reflect gender, cultural and geographical diversity, in light of the entire Board’s current composition and range of diversity. Schlumberger has approximately 100,000 employees worldwide, representing more than 140 nationalities, and values gender, cultural and geographical diversity in its directors as well. Three of the Company’s 12 director nominees are women. Of the 12 director nominees, four are citizens of the United States of America; three are citizens of Norway; and one each of Argentina, Canada, France, Russia, and Saudi Arabia.

Board Diversity Highlights:

3	director nominees are women

8	director nominees are non-US citizens

Our very diverse Board also evidences the Board’s commitment to have directors who represent countries where Schlumberger operates. In addition, the exceptionally broad and diverse experience of Board members is in keeping with the goal of having directors whose background and experience complement those of other directors. The Nominating and Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the Board’s diversity, and the Nominating and Governance Committee annually reviews its effectiveness in balancing these considerations in the context of its consideration of director nominees.

Applying the criteria above, the Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at the annual general meeting of stockholders. In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and will receive suggestions from other directors, management, stockholders and other sources, and its process for evaluating nominees identified in unsolicited recommendations from security holders is the same as its process for recommendations from other sources. From time to time, the Committee retains executive search and board advisory consulting firms to assist in identifying and evaluating potential nominees. During 2016, the Committee used the services of New York-based Russell Reynolds Associates, a third-party executive search firm, for this purpose. Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members typically suggest candidates for nomination to the Board. Our CEO suggested both Mr. Lund and Mr. Galuccio as prospective Board candidates.

The Nominating and Governance Committee must first consider all potential director nominees before those candidates are contacted by other Company directors or officers as possible nominees and before they are formally considered by the full Board. The Nominating and Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to:

Chair, Nominating and Governance Committee
c/o Secretary, Schlumberger Limited
5599 San Felipe, 17th Floor
Houston, Texas 77056

by the deadline for such stockholder proposals referred to at the end of this proxy statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a director of the Company, if elected.

Board Adoption of Proxy Access

Although we have not received a shareholder proposal requesting a proxy access bylaw, we proactively adopted proxy access bylaw provisions in January 2017. These provisions permit a stockholder, or a group of up to 20 stockholders, owning at least three percent (3%) of the Company’s outstanding common stock, for at least three (3) years, to include two (2) director nominees, or 20% of the current Board, whichever is greater, in our proxy for the AGM, beginning with our 2018 annual general meeting.

The amendments made to the By-Laws also address “advance notice” requirements. These require stockholders to notify us within a certain window each year of any stockholder proposals for any annual general meeting, and to provide additional information. For more information, please review the full text of our bylaws as filed with the SEC.

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Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change. As such, our independent directors consider the Board’s leadership structure at least annually, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate.

From 2011 to 2015, the Board was led by a non-executive chairman of the Board. In connection with the chairman’s retirement in 2015, the independent members of the Board gave thoughtful consideration to the Board’s leadership structure and determined that recombining the Chairman and CEO positions under the leadership of Mr. Kibsgaard upon the chair’s retirement was in the best interests of the Company and its stockholders. This determination was based on the Board’s strong belief that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, Mr. Kibsgaard is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its stockholders. Furthermore, combining the roles of Chairman and CEO in Mr. Kibsgaard creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. In making this judgment, the Board took into account its evaluation of Mr. Kibsgaard’s performance as CEO and as a then-current member of the Board, his positive relationships with the other directors, and the strategic perspective he would bring to the role of Chairman.

Roles and Responsibilities of Our Lead Independent Director

In connection with its decision to recombine the roles of Chairman and CEO under Mr. Kibsgaard, the Board recognized the importance of having a board structure that would continue to promote the appropriate exercise of independent judgment by the Board. Thus, the Board appointed Peter Currie as its lead independent director, who was selected by and from the independent directors, and who has the following leadership authority and responsibilities:

•	approve agendas for all Board meetings, in coordination with the Chairman and CEO;
•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items, in coordination with the Chairman and CEO;
•	preside at all Board meetings at which the Chairman is not present, including executive sessions of the independent directors;
•	authority to call meetings of the Board of Directors in executive session;
•	provide feedback to the Chairman and CEO, as appropriate, from executive sessions of the Board;
•	facilitate discussions, outside of scheduled Board meetings, among the independent directors on key issues concerning senior management;
•	assist the Board, the Nominating and Governance Committee and the officers of the Company in implementing and complying with the Board’s Corporate Governance Guidelines;
•	foster Board leadership on matters of governance where independence is required, and monitor and improve Board effectiveness;
•	serve as a liaison between the independent directors and the Chairman and CEO, in consultation with the other directors;
•	lead the independent directors’ discussions of succession planning and evaluation of the performance of the CEO;
•	be available for consultation and direct communication with stockholders; and
•	perform such additional duties and responsibilities as the Board or the independent directors may from time to time determine.

In considering its leadership structure, the Board also took into account that Schlumberger’s current governance practices provide for strong independent leadership, active participation by independent directors and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our various committee charters, which are available on our website. The Board believes that its risk oversight programs, discussed immediately below, are effective under a variety of board leadership frameworks and therefore do not materially affect the Board’s choice of leadership structure.

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The Board’s Role in Risk Oversight

As set forth in our Corporate Governance Guidelines, the Board assesses major risks facing the Company and options for their mitigation, in order to promote the Company’s stockholders’ and other stakeholders’ interests in the long-term health and the overall success of the Company and its financial strength.

The full Board is actively involved in overseeing risk management for the Company. It does so in part through its oversight of the Company’s Executive Risk Committee (the “ERC”) comprised of more than half a dozen top executives of the Company from various functions, each of whom supervises day-to-day risk management throughout the Company. The ERC is not a committee of the Board. The ERC ensures that the Company identifies all potential material risks facing the Company and implements appropriate mitigation measures. The Company’s risk identification is performed annually at two levels: the ERC performs a corporate-level risk mapping exercise, which involves the CEO and several other members of senior management, and while maintaining oversight, delegates operational (field-level) risk assessment and management to the Company’s various Areas, Technologies and Functions and to its Research, Engineering, Manufacturing and Sustaining organization. To the extent that the ERC identifies recurring themes from the operational risk mapping exercises, they are acted on at the corporate level. Members of the ERC meet formally at least once a year, and more frequently on an ad hoc basis, to define and improve the risk mapping process, and to review and monitor the results of those exercises and those that have been delegated. The ERC reports directly to the CEO and to the full Board, and annually presents to the full Board a comprehensive report as to its risk mapping efforts for that year.

In addition, each of our Board committees considers the risks within its areas of responsibility. For example, the Finance Committee considers finance-related risks on a quarterly basis and recommends guidelines to control pension and other investments, banking relationships and currency exposures. The Compensation Committee reviews and assesses the Company’s overall compensation program and its effectiveness at linking executive pay to performance, aligning the interests of our executives and our stockholders and providing for appropriate incentives. The Nominating and Governance Committee oversees governance- and compliance-related risks and reviews and discusses the Company’s Ethics and Compliance Program’s quarterly statistical report and the various allegations, disciplinary actions and training statistics brought to its attention. The Audit Committee reviews and assesses risks related to financial reporting. The Audit Committee also discusses all significant finance-related violations of Company policies brought to its attention from time to time, and annually reviews a summary of all finance-related violations. Additionally, the outcome of the Company’s Audit Risk assessment is presented to the Audit Committee annually; this assessment identifies internal controls risks and drives the internal audit plan for the coming year. All significant violations of the Company’s Code of Conduct and related corporate policies are reported to the Nominating and Governance Committee and (if finance-related) to the Audit Committee, and, when appropriate, are reported to the full Board. Once a year, the Director of Compliance delivers to the full Board a comprehensive Annual Compliance Report. The risks identified within the Ethics and Compliance Program are incorporated into the ERC’s enterprise risk management program described above.

Meetings of the Board of Directors and its Committees

During 2016, the Board held four meetings. Schlumberger has an Audit, a Compensation, a Nominating and Governance, a Finance, and a Science and Technology Committee. During 2016, the Audit Committee met five times; the Compensation Committee met four times; the Finance Committee met four times; the Nominating and Governance Committee met four times; and the Science and Technology Committee met two times.

Each of our current directors attended 100% of the meetings of the Board and the committees on which he or she served in 2016 (held during the period he or she served).

From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

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Board Committees

MEMBERS OF THE COMMITTEES OF THE BOARD OF DIRECTORS AS OF FEBRUARY 1, 2017

			Nominating		Science and
	Audit	Compensation	and Governance	Finance	Technology
Name of Director	Committee	Committee	Committee	Committee	Committee
Peter L.S. Currie*
V. Maureen Kempston Darkes
Paal Kibsgaard
Nikolay Kudryavtsev
Helge Lund
Michael E. Marks
Indra K. Nooyi
Lubna S. Olayan
Leo Rafael Reif
Tore I. Sandvold
Henri Seydoux
* Lead independent director.

Audit Committee

The Audit Committee consists of five directors, each of whom meets the independence and other requirements of the NYSE’s listing standards and SEC rules (including the heightened requirements that apply to audit committee members). The Audit Committee assists the Board in its oversight of the accounting and financial reporting process of the Company, including the audit of the Company’s financial statements and the integrity of the Company’s financial statements, legal and regulatory compliance, the independent registered public accounting firm’s qualifications, independence, performance and related matters, and the performance of the Company’s internal audit function.

The authority and responsibilities of the Audit Committee include the following:

•	recommend for stockholder approval the independent registered public accounting firm to audit the accounts of the Company for the year;

•	evaluate the independence and qualification of the Company’s independent registered public accounting firm;

•	review with the Company’s independent registered public accounting firm the scope and results of its audit, and any audit issues or difficulties and management’s response;

•	discuss the Company’s annual audited financial statements and quarterly unaudited financial statements with management and the Company’s independent registered public accounting firm;

•	review with management, the internal audit department and the independent registered public accounting firm the adequacy and effectiveness of the Company’s disclosure and internal control procedures, including any material changes or deficiencies in such controls;

•	discuss with management the Company’s risk assessment and risk management policies;

•	discuss the Company’s earnings press releases with management, as well as the type of financial information and earnings guidance, if any, provided to analysts;

•	review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements;

•	review with the internal audit department the status and results of the Company’s annual internal audit plan, assessments of the adequacy and effectiveness of internal controls, and the sufficiency of the department’s resources;

•	establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, as well as for confidential submission by employees, and others, if requested, of concerns regarding questionable accounting or auditing matters;

•	review material relevant related party transactions governed by applicable accounting standards; and

•	oversee the preparation of an annual audit committee report for the Company’s annual proxy statement.

The Company’s independent registered public accounting firm is accountable to the Audit Committee. The Audit Committee pre-approves all engagements, including the fees and terms for the integrated audit of the Company’s consolidated financial statements.

The Board has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that Messrs. Marks and Currie, as well as Mrs. Nooyi, each qualify as an “audit committee financial expert” under applicable SEC rules. The Audit Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/audit_committee.aspx.

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Compensation Committee

The Compensation Committee consists of four directors, each of whom meets the independence requirements of the NYSE’s listing standards (including the heightened requirements that apply to compensation committee members). The purposes of the Compensation Committee are to assist our Board in discharging its responsibilities with regard to executive compensation; periodically review non-executive directors’ compensation; oversee the Company’s general compensation philosophy, policy and programs; serve as the administrative committee under the Company’s stock plans; and prepare the annual Compensation Committee Report required by the rules of the SEC.

The authority and responsibilities of the Compensation Committee include the following:

•	annually review and approve the objectives, evaluate the performance, and review and recommend the compensation of the Company’s Chief Executive Officer (“CEO”) to the Board’s independent directors, meeting in executive session.

•	review and approve the evaluation process and compensation structure for the Company’s executive officers and approve their compensation, including base salary, annual cash incentive and long-term incentives;

•	select appropriate peer companies against which the Company’s executive compensation is compared;

•	review incentive compensation and equity-based plans, and advise management and the Board on the design and structure of the Company’s compensation and benefits programs and policies, and to approve changes thereto, or to recommend changes to the Board, as the Committee determines appropriate;

•	administer and make awards under the Company’s stock plans, and review and approve annual stock allocation under those plans;

•	review and approve or recommend to the Board, as appropriate, any employment or severance contracts or arrangements with executive officers;

•	monitor trends and best practices in, and periodically review and assess the adequacy of, director compensation and stock ownership policies, and recommend changes to the Board as it deems appropriate in accordance with the Company’s Corporate Governance Guidelines;

•	monitor and review the Company’s overall compensation and benefits program design to assess such programs’ continued competitiveness and consistency with established Company compensation philosophy, corporate strategy and objectives, linkage of pay to performance, and alignment with stockholder interests, including any material risks of such programs;

•	review and make recommendations to the Board regarding people-related strategies and initiatives, such as recruitment, retention and diversity management;

•	establish and administer stock ownership policies for executive officers and other key position holders;

•	assess the results of the Company’s most recent advisory vote on executive compensation;

•	review and discuss with the Company’s management the Compensation Discussion and Analysis required to be included in the Company’s annual proxy statement;

•	produce a Compensation Committee Report to be included in the Company’s annual proxy statement; and

•	be directly responsible for the appointment, compensation and oversight of the work of any consultants and other advisors retained by the Compensation Committee.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, regulation, NYSE listing standards and Schlumberger’s governing documents. The design and day-to-day administration of all compensation and benefits plans and related policies, as applicable to executive officers and other salaried employees, are handled by teams of the Company’s human resources, finance and legal department employees.

Nominating and Governance Committee

The Nominating and Governance Committee consists of five directors, each of whom meets the independence requirements of the NYSE’s listing standards.

The authority and responsibilities of the Nominating and Governance Committee include the following:

•	lead the search for individuals qualified to become members of the Board;

•	evaluate the suitability of potential nominees for membership on the Board;

•	recommend to the Board the number and names of director nominees at the next annual general meeting of stockholders and to propose director nominees to fill any vacancies on the Board;

•	annually review the qualifications and criteria taken into consideration in the evaluation of potential nominees for membership on the Board;

•	consider the resignation of a director who has changed his or her principal occupation or employer, and inform the Board as to whether or not the Nominating and Governance Committee recommends that the Board accept the resignation;

•	assist the Board with its determination of the independence of its members;

•	monitor trends, changes in law and NYSE listing standards, as well as best practices in corporate governance, and to periodically review the Company’s Corporate Governance Guidelines and recommend changes as it deems appropriate in those guidelines, in the corporate governance provisions of the Company’s By-Laws and in the policies and practices of the Board in light of such trends, changes and best practices as appropriate;

•	consider issues involving “related person transactions” with directors and similar issues, including approval or ratification of any such transactions as appropriate;

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•	periodically review the Company’s Ethics and Compliance Program including significant compliance allegations with the Company’s General Counsel or Director of Compliance, and oversee the Company’s Code of Conduct and policies and procedures for monitoring compliance;

•	oversee the annual evaluation of Board effectiveness and report to the Board;

•	annually review and make recommendations to the Board regarding its process for evaluating the effectiveness of the Board and its committees;

•	annually review and make recommendations to the Board regarding new director orientation and director continuing education on governance issues;

•	annually recommend to the Board committee membership and chairs, and review periodically with the Board committee rotation practices;

•	approve the membership of any Schlumberger executive officer on another listed company’s board, and receive timely information from non-employee directors of any new listed company board to which they have been nominated for election as director and of any change in their status as director on any other listed company board;

•	advise the Board on succession planning; and

•	periodically review the Board’s leadership structure, and recommend changes to the Board as appropriate, including the appointment and duties of the lead independent director.

The Nominating and Governance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/nomgov_committee.aspx.

Finance Committee

The Finance Committee consists of six directors, each of whom meets the independence requirements of the NYSE’s listing standards. The Finance Committee advises the Board and management of the Company on various matters, including dividends, financial policies and the investment of funds.

The authority and responsibilities of the Finance Committee include the following:

•	recommend investment and derivative guidelines for the cash and currency exposures of the Company and its subsidiaries;

•	review the actual and projected financial situation and capital needs of the Company as needed, regarding:

–	the capital structure of the Company, including the levels of debt and equity, the sources of financing and equity and the Company’s financial ratios and credit rating policy;

–	the Company’s dividend policy; and

–	the issuance and repurchase of Company stock;

•	review the insurance principles and coverage of the Company and its subsidiaries, as well as financing risks, including those associated with currency and interest rates;

•	oversee the investor relations and stockholder services of the Company;

•	review the financial aspects of any acquisitions submitted to the Board and, as delegated to the Finance Committee by the Board, review and approve any acquisitions covered by such delegation;

•	review the administration of the employee benefit plans of the Company and the performance of fiduciary responsibilities of the administrators of the plans; and

•	function as the Finance Committee for pension and profit-sharing trusts as required by U.S. law.

The Finance Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/ guiding_principles/corpgovernance/finance_committee.aspx.

Science and Technology Committee

The Science and Technology Committee advises the Board and management on matters involving the Company’s research and development programs.

The authority and responsibilities of the Science and Technology Committee include the following:

•	review, evaluate and advise the Board and management regarding the long-term strategic goals and objectives and the quality and direction of the Company’s research and development programs;

•	review and advise the Board and management on the Company’s major technology positions and strategies relative to emerging technologies and changing market requirements;

•	monitor and evaluate trends in research and development, and recommend to the Board and management emerging technologies for building the Company’s technological strength;

•	recommend approaches to acquiring and maintaining technology positions;

•	advise the Board and management on the scientific aspects of major acquisitions and business development transactions; and

•	assist the Board with its oversight responsibility for enterprise risk management in areas affecting the Company’s research and development.

The Science and Technology Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/ tech_committee.aspx.

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Role of the Independent Executive Compensation Consultant

The Compensation Committee has retained Pay Governance LLC (“Pay Governance”) as its independent consultant with respect to executive compensation matters. Pay Governance reports only to, and acts solely at the direction of, the Compensation Committee. Schlumberger’s management does not direct or oversee the activities of Pay Governance with respect to the Company’s executive compensation program. Pay Governance prepares compensation surveys for review by the Compensation Committee at its October meeting. One of the purposes of the October meeting is to assess compensation decisions made in January of that year in light of comparative data to date; another purpose of the October meeting is to prepare for the annual executive officer compensation review the following January.

Pay Governance works with the Company’s executive compensation department to compare compensation paid to the Company’s executive officers with compensation paid for comparable positions at companies included in the compensation surveys conducted by Pay Governance at the direction of the Compensation Committee. Pay Governance and the Company’s executive compensation department also compile annual compensation data for each executive officer. The Compensation Committee has also instructed Pay Governance to prepare an analysis of each named executive officer’s compensation. The Compensation Committee has also retained Pay Governance as an independent consulting firm with respect to non-employee director compensation matters. Pay Governance prepares an analysis of competitive non-employee director compensation levels and market trends using the same two main peer groups as those used in the executive compensation review.

The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and has concluded that its work did not raise any conflict of interest that would prevent Pay Governance from independently representing the Compensation Committee.

Procedure for Determining Executive Compensation; Role of Management

The Compensation Committee evaluates all elements of executive officer compensation each January, after a review of achievement of financial and personal objectives with respect to the prior year’s results. The purpose is to determine whether any changes in the officer’s compensation are appropriate. The CEO does not participate in the Compensation Committee’s deliberations with regard to his own compensation. At the Compensation Committee’s request, the CEO reviews with the Compensation Committee the performance of the other executive officers, but no other named executive officer has any input in executive compensation decisions. The Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company. The Compensation Committee independently determines each executive officer’s mix of total direct compensation based on the factors described in “Compensation Discussion and Analysis—Framework for Setting Executive Compensation in 2016—Relative Size of Direct Compensation Elements.” Early in the calendar year, financial and personal objectives for each executive officer are determined for that year. The Compensation Committee may, however, review and adjust compensation at other times as the result of new appointments or promotions during the year.

The following table summarizes the approximate timing of significant compensation events:

EVENT	TIMING
Establish Company financial objectives	January of each fiscal year for current year. However, for 2016, EPS goals were established in January for the first half of the year and in July for the second half of the year, due to the low industry visibility
Establish CEO personal objectives	Early in the first quarter of the fiscal year for current year and finalized during April
Perform competitive assessment to determine how Schlumberger’s compensation decisions compared to decisions made by companies included in the compensation surveys	October of each fiscal year for current year
Independent compensation consultant provides analysis for the Compensation Committee to evaluate executive compensation	October of each year for compensation in the following fiscal year
Evaluate Company and executive performance (achievement of objectives established in previous fiscal year) and recommend incentive compensation based on those results	Results approved in January of each fiscal year for annual cash incentive compensation with respect to prior year. The incentive earned in prior fiscal year is paid in February of the current fiscal year
Review and recommend executive base salary and determine equity-based grants	January of each fiscal year for base salary for that year and for equity-based grants

The Compensation Committee operates pursuant to a written charter, which is available on the Company’s website at http://www.slb.com/about/guiding_principles/corpgovernance/compensation_committee.aspx.

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Communication with the Board

The Board has established a process for all interested parties, including stockholders and other security holders, to send communications, other than sales-related communications, to one or more of its members, including to the independent or non-management directors as a group. Interested parties may contact the Board or any Schlumberger director (including the Chairman of the Board) by writing to them at the following address:

Schlumberger Limited c/o the Secretary 5599 San Felipe, 17th Floor Houston, Texas 77056 All such communications will be forwarded to the Board member or members specified.

Director Attendance at Annual General Meeting

The Board’s policy regarding director attendance at the annual general meeting of stockholders is that directors are welcome, but not required, to attend, and that the Company will make all appropriate arrangements for directors who choose to attend. V. Maureen Kempston Darkes attended our annual general meeting of stockholders in 2016.

Policies and Procedures for Approval of Related Person Transactions

In January 2007, the Board formally adopted a written policy with respect to “related person transactions” to document procedures pursuant to which such transactions are reviewed, approved or ratified. Under SEC rules, “related persons” include any director, executive officer, director nominee, or greater than 5% stockholder of the Company since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which:

•	the Company is a participant;
•	any related person has a direct or indirect material interest; and
•	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K.

The Nominating and Governance Committee, with assistance from the Company’s Secretary and General Counsel, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving Schlumberger or its subsidiaries and related persons. The Nominating and Governance Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Since the beginning of 2016, there were no related person transactions under the relevant standards.

Code of Conduct

Schlumberger has adopted a code of conduct entitled The Blue Print and The Blue Print in Action, which applies to all of its directors, officers and employees. Together, these documents describe the purpose, ambition and mindset of the Company and expectations for its employees. Both documents are located at www.slb.com/about/codeofconduct.aspx.

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ITEM 2.	Advisory Resolution to Approve Executive Compensation

We are asking our stockholders to approve, on an advisory basis, the Company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, motivate and retain talented executive officers;

•	to motivate progress toward Company-wide financial and personal objectives while balancing rewards for short-term and long-term performance; and

•	to align the interests of our executive officers with those of stockholders.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 26 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 57 and 58, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2017 annual general meeting of stockholders:

RESOLVED, that the stockholders of Schlumberger Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2017 annual general meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. Unless the Board of Directors modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2017.

Required Vote

A majority of the votes cast is required to approve this Item 2.

If you hold your shares in “street name,” please note that brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

 The Board of Directors Recommends a Vote FOR Item 2.

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ITEM 3.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Item 2 above should occur every year, every two years or every three years.

After careful consideration, our Board recommends that future advisory votes on executive compensation occur every year (annually). We believe that an annual advisory vote on executive compensation is the most appropriate option for us because it will allow our shareholders to provide more frequent, direct input on our compensation policies and practices, and the resulting compensation for our named executive officers. Shareholders will have the opportunity to consider our most recent compensation decisions and focus on increasing long-term shareholder value, and to provide feedback to us in a timely way. The Board also believes an annual advisory shareholder vote promotes corporate transparency and accountability for the Compensation Committee.

In making this recommendation, the Board took into account that a majority of the votes cast at our 2011 Annual General Meeting of Stockholders voted in favor of holding an annual advisory votes on executive compensation. In addition, we are aware of the significant interest in executive compensation matters by investors and the general public, and value and encourage constructive dialogue with our stockholders on these matters. We understand that our stockholders may have different views as to what is the best approach for Board of Directors, and we look forward to hearing from our stockholders on this Proposal.

This advisory resolution is non-binding on our Board. Although we currently believe that holding an advisory vote on executive compensation every year would reflect the right balance of considerations in the normal course, we will continue to periodically reassess that view and can provide for an advisory vote on executive compensation on a less frequent basis if long-term stability in our compensation program or other circumstances suggest that such a vote frequency would be more appropriate.

Required Vote

A majority of the votes cast is required to approve this Item 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

The Board of Directors Recommends a Vote to Conduct Future Advisory Votes on Executive Compensation Every ONE YEAR.

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Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) describes Schlumberger’s compensation policies and practices as they relate to our executive officers identified in the Summary Compensation Table below (the “named executive officers,” or the “NEOs”). The purpose of the CD&A is to explain what the elements of compensation are; why the Compensation Committee selects these elements; and how the Compensation Committee determines the relative size of each element of compensation. Based on engagement with our stockholders over the past year, we have expanded this CD&A to address in greater detail certain matters discussed with our stockholders.

2016 Executive Summary

2016 was another difficult year for our industry as the longest and deepest industry downturn in 30 years continued . Our customers cut their exploration and production (“E&P”) spending by more than 65% from 2014, as the U.S. land rig count collapsed more than 80% from 2014, and the global offshore rig count fell more than 30% from 2014. This led to a significant revenue and net income decline in 2016. However, our management took decisive action to successfully navigate the sharp downturn amid very low operational visibility, and positioned the company for long-term growth and success.

Despite this exceedingly difficult environment, we outperformed our main competitors in 2016 in a number of important areas, including free cash flow, return on capital employed and operating margins, as we describe below in the section entitled “2016 Business Overview.”

2016 was also a year of tremendous positive change for us, highlighted by our acquisition of Cameron International Corporation (“Cameron”) in early 2016, creating the industry’s first complete “pore-to-pipeline” offering and positioning us uniquely for the long-term.

We finished 2016 poised to outperform in a new industry landscape through our fundamental strengths: our best-in-class employees; our technology advantage; and our size and geographic reach.

Our 2016 Say-on-Pay Vote; Stockholder Outreach; Enhancements and Changes

Prior to 2016, we received very high levels of stockholder support for our executive compensation program. For example, we received stockholder support of 96.6%, 97.1% and 96.1% in 2015, 2014 and 2013, respectively. In 2016, however, 64.4% of the votes cast voted in favor of our executive compensation. While this vote represented solid majority support for our named executive officer compensation, we were disappointed by the result.

We determined that we should better understand our stockholders’ concerns and opinions. Senior members of our management team engaged in stockholder outreach discussions at the direction of our Compensation Committee and our Board.

As part of our stockholder outreach efforts, we contacted 40 of our largest stockholders, representing more than 52% of our outstanding common stock, to obtain their views on our executive compensation program. We met with 22 of our largest stockholders, representing approximately 40% of our outstanding common stock.

Based on our stockholders’ feedback, as well as our strong performance relative to our oil industry peer group, and our Compensation Committee’s recognition of the need to motivate our officers in every part of the business cycle, our Compensation Committee approved a number of significant changes to our executive compensation as described below, including changes to our long-term incentive program. Some of these changes were implemented in 2016 and the rest will be implemented in 2017. Although these prospective changes are summarized here, the full impact of these decisions will be reflected in 2017 pay and next year’s proxy statement.

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Long-Term Incentive (“LTI”) Equity Awards

WHAT WE HEARD		WHAT WE DID
•	Many stockholders we engaged with disapproved of the Compensation Committee’s exercise of discretion when it awarded our executives 100% payout under the performance stock unit (“PSU”) awards that vested in 2016, when the actual performance results called for an 81% payout.	•	No Discretion. The Compensation Committee exercised no discretion with regard to the 2014 PSUs that were to vest in January 2017 , and our executives received no payout under those awards when we failed to reach target performance.
•	Some stockholders preferred a relative metric, rather than an absolute metric, in our performance-based equity awards. Other stockholders urged us to consider the use of a relative metric in addition to an absolute metric.	•	Diversity of Performance Metrics. We changed the performance metric for PSUs granted in January 2016 from an absolute Return on Capital Employed (“ROCE”) metric to a ROCE metric that is relative to the ROCE performance of a number of key comparator companies in oilfield services.

•	While some stockholders said that they considered stock options to be performance-based compensation, a majority of our stockholders we engaged with did not.	•	For 2017, a Move to 100% Performance-Based Equity. In January 2017, the Compensation Committee approved a significant change in the mix of our LTI equity awards, from 50% stock options and 50% performance - based equity awards, to 100% performance-based equity awards, effective for 2017 compensation.
		•	Also for 2017, we introduced PSUs with payouts contingent on achievement of a two-year target based on absolute free cash flow as a percentage of income, excluding charges and credits. These PSUs will be subject to a mandatory one-year hold period and will vest only upon expiration of the hold period. This new award replaces the stock options granted in prior years and constitutes 50% of our NEOs’ 2017 LTI compensation, and is in addition to the relative ROCE metric that applies to other PSUs issued in January 2017.

Annual Cash Incentive

WHAT WE HEARD		WHAT WE DID
•	Many stockholders said the disclosure of our NEOs’ personal objectives was opaque. As a result, the achievement of those goals appeared to be based on the Compensation Committee’s subjective determination.	•	Better Disclosure of NEO Cash Incentive Achievement. We have enhanced our disclosure in this CD&A of our NEOs’ 2016 key personal objectives, including quantifiable operational objectives.
•	Some stockholders expressed concern that using two six-month earnings per share (“EPS”) targets for our annual incentives did not result in rigorous performance standards being applied to our executives.	•	Full-Year EPS Targets. In January 2017, the Compensation Committee approved full-year EPS targets for 2017, and expects to continue that practice in the future.
		•	No Discretion. We did not meet the minimum EPS target for the first half of 2016, and the Compensation Committee did not exercise discretion. As a result, our executives received no payout with respect to EPS performance for the first half of 2016.
•	Many of our stockholders said they wanted additional disclosure on the results of our performance against our competitors in connection with the relative performance incentive (“RPI”) of the annual cash incentive program.	•	Better Disclosure of Relative Performance. We have provided enhanced disclosure in this CD&A of the results of our performance against our RPI comparator companies by specific geographic area.

Overview of Compensation Decisions for 2016

We delivered strong financial results in 2016 despite the unprecedented industry downturn that began in 2014 and continued in 2016. For example, the price of crude oil collapsed from a high of $108 per barrel in 2014 to less than $27 per barrel in early 2016. This resulted in a precipitous decline in our customers’ E&P spending in 2016, which in turn had a negative effect on activity and the pricing for our products and services. As a consequence, both our revenue and net income declined in 2016. In that environment, we were forced to reduce our employee base by 50,000. Despite these headwinds, we outperformed our main competitors in our most important financial measures, as detailed below in “—2016 Business Overview.”

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While our results of operations were negatively affected by the highly depressed oil prices, market uncertainty and other factors beyond our control, the Compensation Committee continued to focus on strengthening the link between pay and performance; retaining and motivating our top executives; and appropriately rewarding our executives for outperforming our competitors in this industry downturn and increasing long-term stockholder value. In this context, and as more fully discussed elsewhere in this CD&A, the Compensation Committee approved the following actions in 2016:

•	We did not achieve the threshold goals for the PSUs that were granted to our executives in 2014 and that were to vest in January 2017 . Accordingly, we paid out no shares under those awards.

•	Payout of the EPS component of the annual cash incentive for the first six months of 2016 was zero, and payout for the second six-month period of 2016 was 160% of target. Payout of the RPI component of the annual cash incentive was 100%. These combined for a payout of 90% of the financial half of the 2016 annual cash incentive, well below the maximum potential payout.

•	We held 2016 LTI grant values flat for all NEOs.

•	We held 2016 base salaries flat for all NEOs, except to adjust for foreign currency fluctuations.

•	We increased the target annual cash incentive range for Mr. Al Mogharbel from 75% to 100%, to maintain pay equity among our Group presidents.

•	We changed the performance measure for the three-year PSUs granted in January 2016 from an absolute ROCE metric to a relative ROCE metric as compared to the average ROCE of key comparator companies in oilfield services.

•	We made one-time grants of 15,000 three-year restricted stock units (“RSUs”) to each of Messrs. Belani, Schorn and Al Mogharbel to recognize their outstanding performance during the market downturn and for retention purposes amid the exceptional competition for our executive talent.

2016 Business Overview

Highlights of our 2016 performance include:

Our Free Cash Flow:

•	We had industry-leading free cash flow in 2016. We had cash flow from operations of $6.3 billion in 2016, which resulted in $2.5 billion free cash flow. Our free cash flow was double the free cash flow that was generated by our top two competitors combined.

•	We were able to return $3.4 billion to our stockholders in 2016 through cash dividends and share repurchases.

•	We invested $1 billion in 2016 for research and engineering, and continued our strategic acquisitions for long-term growth.

Free Cash Flow(1)

Industry-Leading Pretax Income Margin:

•	We delivered superior financial results by maintaining positive pretax income margin.

•	This added to our continued industry-leading margins throughout the downturn.

Pretax Income Margin(2)

(1)	Free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for, or superior to, cash flow from operations. Please see the reconciliation in Appendix A to this proxy statement. Exceptional payments were excluded from free cash flow for Baker Hughes and Halliburton, including the payment and receipt of the Baker Hughes and Halliburton termination fee, and payments by Halliburton related to the settlement of litigation regarding the Macando incident. This presentation is consistent with how our management evaluates relative performance.

(2)	Pretax income margin excluding charges and credits is a non-GAAP measure. We calculate pretax income margin excluding charges and credits as a ratio, the numerator of which is income from continuing operations before taxes excluding certain charges and credits, and the denominator of which is revenue. We believe that the exclusion of certain charges and credits from income from continuing operations before taxes better enables management to compare its underlying operational profitability period-over-period to that of the Company’s peers, which could otherwise be masked by the excluded items. This presentation is consistent with how our management evaluates relative performance.

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Our Relative Return on Capital Employed:

•	We maintained the highest ROCE of the major oilfield service companies in 2016.

•	We continued to produce positive ROCE throughout the downturn, while two of our three major competitors had negative ROCE during that period.

Return on Capital Employed at Fiscal Year End(3)

Our Acquisition of Cameron:

•	In April 2016, we closed our $15 billion acquisition of Cameron, a leading provider of flow equipment products, systems and services.

•	The acquisition was accretive to our earnings and cash flow one quarter after we closed the transaction.

•	The transaction positions us for long-term technology-led growth and creates the industry’s first complete drilling and production system fully enabled by our unique expertise in instrumentation data processing, software optimization and system integration.

•	Cameron became our fourth business Group and generated $4.2 billion in revenue in 2016. We were able to recognize $269 million in synergies in 2016 as a result of the acquisition.

INTEGRATED DRILLING SYSTEMS INTEGRATED PRODUCTION SYSTEMS

Our Executive Compensation Best Practices

The following is a summary of some of our executive compensation practices and policies.

WHAT WE DO	WHAT WE DON’T DO

   Pay for Performance. Beginning in 2017, our executive officers’ equity-based compensation is 100% in the form of performance-based equity awards.

   At-risk Pay. A significant portion of our executive pay is at risk. For our CEO, 87% of his 2016 compensation was at risk.

   Clawbacks. We have a compensation recovery, or “clawback,” policy that allows our Board to recoup performance-based cash awards in specified instances.

   Executive Stock Ownership Guidelines. To further enhance the link between the interests of our stockholders and our executives, our CEO must own our stock valued at 6 times his annual base salary; our executive vice presidents and CFO must own at least 3 times their base salary; and all other executive officers must own at least 2 times their base salary.

   No gross-ups on excise taxes.

   No hedging or pledging by directors or executive officers of their ownership of Schlumberger stock.

   No automatic acceleration upon a change in control.

   Our named executive officers have no employment, severance or change-in-control agreements.

   Our named executive officers receive only very limited perquisites and do not participate in any executive pension or insurance plans, other than those generally available to employees.

Framework for Setting Executive Compensation in 2016

Executive Compensation Philosophy and Goals

Our compensation program is designed so that the higher an executive’s position in the Company, the larger the proportion of compensation that is contingent on long-term stock price performance, the Company’s financial performance and individual performance, described as “at-risk” compensation. The Company believes that having a significant portion of executive compensation at-risk more closely aligns the interests of its executives with the long-term interests of Schlumberger and its stockholders. Accordingly,

(3)	We believe that ROCE, a non-GAAP measure, is a good indicator of long-term company and management performance. ROCE represents the profitability of our capital employed in our business compared with that of our peers. We calculate ROCE as a ratio, the numerator of which is income from continuing operations, excluding charges and credits, plus after-tax interest expense, and the denominator of which is average total equity plus total debt. This presentation is consistent with how our management evaluates relative performance.

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our named executive officers receive a greater percentage of their compensation through at-risk pay tied to Company performance than our other executives.

In reviewing and evaluating our executive compensation program following our 2016 say-on-pay voting results, the Compensation Committee remained committed to Schlumberger’s long-standing compensation philosophy:

•	The pay of our named executive officers and other senior executives should be strongly linked to performance that is evaluated against personal and Company financial goals, as described below in the section entitled “Elements of Total Direct Compensation; 2016 Decisions—Annual Cash Incentive Decisions for 2016” beginning on page 34.

•	Our compensation program should enable us to recruit, develop, motivate and retain top global talent, both in the short-term and long-term, by establishing compensation that is competitive and by promoting the Company’s values of people, technology and profitability;

•	LTI equity awards should encourage the creation of long-term stockholder value, align our executives’ compensation with the stock price returns of our stockholders, and incentivize our executives to achieve strategic and financial goals that support our long-term performance and leadership position in our industry; and

•	our executives should be required to hold stock acquired through equity-based awards and stock ownership guidelines that align their interests with those of our other stockholders.

Promotion from within the Company is a key principle at Schlumberger, and all of the named executive officers have reached their current positions through career development with the Company. Schlumberger sees diversity of its workforce as both a very important part of its cultural philosophy and a business imperative, as it enables the Company to serve clients anywhere in the world. Schlumberger believes that its use of a consistent approach to compensation at all levels irrespective of nationality is a strong factor in achieving a diverse workforce comprising top global talent.

Pay-for-Performance Relative to the Oil Industry Peer Group

As part of the Compensation Committee’s annual review of our executive compensation program, in July 2016 the Committee directed Pay Governance to prepare a comparative pay-for-performance assessment against companies in our oil industry peer group as identified in the section entitled “Other Aspects of our Executive Compensation Framework—Peer Group Companies” beginning on page 42. The comparative assessment examined the degree of alignment between our NEOs’ compensation and our performance relative to these companies as measured by total shareholder return (“TSR”) and diluted earnings per share from continuing operations, excluding charges and credits (“adjusted EPS”), each on a one-year basis (2015), a three-year basis (2013-2015), and a five-year basis (2011-2015), and in all cases ending on December 31, 2015. TSR reflects share price appreciation, adjusted for dividends and stock splits.

For each of those time periods, the Compensation Committee reviewed the total realizable compensation of our CEO against that of other CEOs in the oil industry peer group. It then separately reviewed the total realizable compensation of Schlumberger’s other executive officers against that of executive officers at other companies comprising the oil industry peer group; however, information regarding total realizable compensation of the second-through fifth-highest paid officers at the non-United States companies that are included in the oil industry peer group (e.g., BG Group, BP plc, Eni SpA, Royal Dutch Shell and Total) was not available. As a result, our NEOs’ total realizable compensation (other than that of our CEO) was compared only against total realizable compensation of named executive officers at US-incorporated companies in the oil industry peer group (for which data was available).

The Compensation Committee included a review of five-year data because it believed it provided more insight into pay over a complete industry cycle and thus enabled the Committee to assess pay versus performance in the long term.

“Total realizable compensation” for each period consisted of the following:

•	actual base salary paid;

•	actual cash incentive payouts;

•	the December 31, 2015 market value of the following:

–	in-the-money value of stock options granted from 2013-2015;

–	the current value of any RSUs; and

–	for performance-based incentive awards, (i) the actual award payout value awards granted in 2013 and (ii) the estimated payout values for awards granted in 2014 and 2015, based on company disclosures (and in all cases based on actual stock prices as of the end of the period, not as of the date of grant).

CEO Realizable Compensation and our Performance

•	Our one-year and five-year total realizable compensation for our CEO and other NEOs was extremely low compared to the Company’s relative performance.

•	Our CEO’s three-year total realizable compensation rank is tightly aligned with Schlumberger’s three-year TSR percentile rank and generally aligned with Schlumberger’s three-year adjusted EPS growth percentile rank.

The disparity between Schlumberger’s one-year and five-year performance and total realizable compensation is due to several years of underwater options and no payout from the three-year PSUs awarded in 2014, and little or no expected payout of PSUs awarded in 2015.

One-Year (2015) SLB Performance		One-Year SLB Total Realizable Compensation (%)
TSR:	50th percentile in oil industry group	CEO:	11th percentile in oil industry group
Adjusted EPS Growth:	80th percentile in oil industry group	Other NEOs:	12th percentile in the U.S. companies in the oil industry group

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Three-Year (2013-2015) SLB Performance		Three-Year SLB Total Realizable Compensation (%)
Cumulative TSR:	60th percentile in oil industry group	CEO:	61st percentile in oil industry group
Cumulative Adjusted EPS Growth:	83rd percentile in oil industry group	Other NEOs:	53rd percentile in the U.S. companies in the oil industry group

Five-Year (2011-2015) SLB Performance		Five-Year SLB Total Realizable Compensation (%)
Cumulative TSR:	53rd percentile in oil industry group	CEO:	35th percentile in oil industry group
Cumulative Adjusted EPS Growth:	82th percentile in oil industry group	Other NEOs:	11th percentile in the U.S. companies in the oil industry group

While our 2015 TSR was in the 50th percentile of the oil industry peer group, our CEO’s total 2015 realizable compensation was only in the 11th percentile and that of our other NEOs was only in the 12th percentile.

The Competition for our Executive Talent

A primary consideration of the Compensation Committee in managing our executive compensation program is the need to motivate and retain what it considers to be the best executive talent in the energy industry. We are the world’s largest oilfield services company and the only such company included in the Standard & Poor’s S&P 100 Index. Our Compensation Committee believes that our success in delivering strong long-term stockholder returns and financial and operational results is a result of our ability to attract, develop and retain the best talent globally. A highly competitive compensation package is critical to this objective and, to this end, the Compensation Committee generally seeks to target total direct compensation for our NEOs and other executive officers at or near the 75th percentile of the Company’s executive compensation comparator groups. Actual compensation, in any given year, may fall below that target level based on a variety of factors, including individual and company performance and tenure in a particular position.

Our Compensation Committee believes that the 75th percentile is an appropriate level to target because of Schlumberger’s leading position in the oilfield services industry; because competition for our executive talent in the oil and gas industry is exceptionally fierce; and because our executives are very highly sought after, not only by our direct oilfield service competitors but also by other leading companies. Changes in senior management at other companies in 2016 also caused increased competition for our talent, as was the case with the merger transaction between Halliburton and Baker Hughes that was pending at the time compensation decisions for 2016 were made but that ultimately failed.

In approving this target level and when setting compensation in 2016, the Compensation Committee considered that many current and former senior executive officers of leading companies in the energy industry have previously served as senior executives at Schlumberger. For example, former senior Schlumberger executives either have been, or are, senior executives at the following competitors and customers:

Baker Hughes International	Technip FMC	Weatherford International plc
(past Chairman and CEO, and other senior executive positions)	(current Chairman, current CEO and current GC)	(acting CEO, CFO and other senior executive positions)
Key Energy Services	Expro	GE Oil & Gas
(current President and CEO)	(current CEO and previous CEO)	(multiple current senior executive positions)
Ensco plc	OILSERV	Carbo Ceramics Inc.
(current CEO and current GC)	(current CEO and other senior executive positions)	(current President & CEO)
Smith International Inc.	BG Group	Shelf Drilling Holdings Limited
(past CEO)	(past Chairman and past COO)	(current CEO)
Patterson-UTI Energy Inc.	Frank’s International N.V.	Quinterra Technologies
(current CEO)	(current CEO)	(current Chairman)
Shawcor Ltd.	CGG -Veritas	ConocoPhillips
(current CEO)	(current COO)	(past CTO)
YPF		Archer Limited
(past CEO)		(current CFO and GC, as well as other senior executive positions)

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The Compensation Committee retains the flexibility to set elements of target compensation at higher percentiles based on strong business performance, for retention, for key skills in critical demand, and for positions that are of high internal value. Elements of our executives’ total direct compensation and actual payments may also be below our main comparator groups’ median as a result of our pay-for-performance philosophy, as discussed below.

CEO Realized Pay

In the course of the Compensation Committee’s review of our executive compensation program, the Committee noted that for the past several years, our named executive officers’ realized pay was, in general, substantially less than the total compensation as reported in our proxy statements for each such executive (his “reported pay”). We discussed this important topic with stockholders during our engagement efforts in 2016. “At risk” compensation refers to LTI awards and the annual cash incentive opportunity.

We calculate “realized pay” for a given year by adding together:

•	actual base salary paid;

•	the annual cash incentive payouts for that year;

•	the value of time-vested RSUs and PSUs that vested during the year, valuing the shares based on the closing price of our common stock on the last business day of the year;

•	the value of any perquisites; and

•	the gain on any stock options that were exercised that year, based on the closing price of the stock on the day of the exercise as compared to the exercise price of the option.

To illustrate this point, the chart below shows the actual compensation delivered to our CEO from 2012 to 2016, and demonstrates that his realized pay was significantly lower than his reported pay for all but one year during this period. Most of the compensation of our CEO, like that of all of our other NEOs, was “at risk,” and for 2016, 87% of his compensation was at risk.

CEO: Reported Pay vs. Realized Pay

As this chart shows, our CEO’s realized pay was 30.3%, 35.4%, 102.3%, 48.6%, and 62.3% of his reported pay for years 2012, 2013, 2014, 2015 and 2016, respectively. Our CEO’s 2014 realized pay was nearly that of his 2014 reported pay because he exercised stock options in 2014, some of which were issued as early as 2006, and because one-time transitional PSUs that were awarded in 2013 vested in 2014.

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Pay Mix and Internal Pay Equity Review

In January 2016, the Compensation Committee carried out an analysis of pay mix and internal pay equity. In carrying out its analysis, the Compensation Committee considered the relative size of direct compensation elements of companies in Schlumberger’s two main comparator groups in the section entitled “Other Aspects of our Executive Compensation Framework—Peer Group Companies” as well as internal factors. With regard to pay mix, the Compensation Committee also reviewed the elements of compensation for the Company’s NEOs, both in relation to one another and in comparison with the average pay mix of the Company’s executive officers. Based on its review, the Committee concluded that the mix of base salary, incentive cash bonus and LTI was appropriate for each of Schlumberger’s NEOs.

The Compensation Committee also reviewed internal pay equity in October 2016. Our executive officers operate as team. Therefore, the Compensation Committee considers internal pay equity to be an important factor in its executive compensation decisions. The Committee reviewed the CEO position in relation to the other executive officer positions, and the executive officer positions both in relation to one another and in comparison with the average of the other executive officer positions. The Compensation Committee noted that the ratio of target total direct compensation between the CEO and the second-highest paid executive officer was similar to that in the three prior years. The Compensation Committee also noted that the levels of target total direct compensation for the third to the fifth-highest paid officers were very closely clustered together, consistent with their relative positions within the Company. As a result, the Compensation Committee concluded that internal pay equity was appropriate.

Elements of Total Direct Compensation; 2016 Decisions

Base Salary

Base salary is the fixed portion of an executive’s annual cash compensation, which provides some stability of income since the other compensation elements are variable and not guaranteed. On appointment to an executive officer position, base salary is set at a level that is competitive with base salaries in the applicable comparator groups for that position and takes into account other factors described below.

Base salaries for each executive officer position are compared annually with similar positions in the applicable peer groups. Base salary changes for executive officers, except the CEO, are recommended by the CEO and subject to approval by the Compensation Committee, taking into account:

•	comparable salaries for executives with similar responsibilities in the applicable peer groups;

•	comparison to internal peer positions;

•	the Company’s performance during the year relative to the previous year and to its market peers;

•	individual business experience and potential; and

•	overall individual performance.

The base salary of the CEO is reviewed by the Compensation Committee in executive session and recommended by the Compensation Committee to the independent members of our Board for approval, based on the same criteria as above. In addition to periodic reviews based on the factors described above, the Compensation Committee may adjust an executive officer’s base salary during the year if the executive officer is promoted or if there is a significant change in his or her responsibilities. In this situation, the CEO (in the case of executive officers other than himself) and the Compensation Committee carefully consider these new responsibilities, external pay practices, retention considerations and internal pay equity, as well as past performance and experience. Base salary may also be reduced, such as when an executive officer moves to a position of lesser responsibility in the Company. Alternatively, base salary can be frozen for a number of years until it falls in line with comparable positions in the applicable compensation peer groups.

Base Salary Decisions in 2016

The Compensation Committee carried out a review of the compensation of each of our executive officers in January 2016. Upon review of comparative market data for the applicable comparator groups, and taking into consideration that most of our NEOs were already positioned competitively from a market perspective, the Compensation Committee determined to maintain salaries at their current levels for all of our NEOs. In July of 2016, in response to the significant devaluation of the British pound, the Compensation Committee approved a change in the currency used to establish compensation for executive officers based in London and Paris to U.S. dollars. The Committee based its decision on the need to protect against further currency fluctuations that would negatively and unfairly affect their compensation. As a result, the base salary of Mr. Schorn was reset to $800,000, which was the target amount approved by the Compensation Committee in July 2013.

Annual Cash Incentive

The Company pays annual performance-based cash incentives to its executives to foster a results-driven, pay for performance culture and to align their interests with those of Schlumberger’s stockholders.

The Compensation Committee selects performance-based measures that it believes strike a balance between motivating an executive to increase operating results in the near-term and driving profitable

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long-term Company growth and value for stockholders. Incentive cash payments are made each February according to the achievement of both personal and Company financial objectives.

One half of Schlumberger’s potential cash incentive payout is based on the achievement of pre-established personal objectives, while the other half is based on the Company’s achievement of pre-established financial goals. The financial half of the annual cash incentive for NEOs has an incremental financial element, which means that the maximum incentive opportunity can be up to 300% of target with respect to the financial part, based on achievement of superior financial results. This enhanced incentive applies to the CEO and our other executive officers. The personal half of the incentive cash payment has no positive incremental element, meaning the maximum payout with respect to this half of the target annual cash incentive is 100% of target. Under this approach, the maximum incentive opportunity based on both financial and personal objectives combined cannot exceed 200% of target.

The Compensation Committee reviews and recommends to the independent directors of the Board the financial objectives for the CEO and reviews and approves the financial objectives for the other executive officers. The Compensation Committee believes that, with regard to financial targets or financial performance goals, it is important to establish criteria that, while very difficult to achieve in an uncertain global economy, are realistic. When considering the Company’s operating results for purposes of the financial portion of the annual cash incentive, the Compensation Committee has the discretion to decide whether to take into account unusual or infrequent charges or gains, depending on the nature of the item. The Compensation Committee exercises its discretion when it believes that executives and other employees would be inappropriately penalized by, or would inappropriately benefit from, these items.

The Compensation Committee approves the personal objectives for the CEO and assesses his performance against those objectives in determining his annual cash incentive award, subject to final approval by the independent directors of the Board. The CEO approves the personal objectives for the other executive officers, including the other NEOs, and assesses each such officer’s performance against their pre-determined objectives, subject to final approval of the Committee.

Annual Cash Incentive Decisions for 2016

The Compensation Committee increased the target annual cash incentive percentage for only one of our NEOs in 2016, Mr. Al Mogharbel, from 75% to 100%. The Committee approved this increase so that all of our Group Presidents would have the same target annual cash incentive opportunity as of January 2016. As a result, the 2016 target annual cash incentive for our CEO was 150% of his base salary, and 100% of base salary for the other NEOs.

Financial Objectives

Consistent with prior years, the financial half of the NEOs’ 2016 annual cash incentive was based equally on achievement of (i) diluted earnings per share from continuing operations, excluding charges and credits (“adjusted EPS”)1, targets and (ii) the RPI criteria.

2016 Adjusted EPS Targets

The Compensation Committee selected adjusted EPS as an absolute measure upon which to base half of the financial portion of the annual cash incentive because it is the primary absolute basis on which we set our performance expectations for the year. It is also consistent with the manner in which we present adjusted EPS in our earnings announcements and presentations to investors. We believe that consistent adjusted EPS growth leads to long-term stockholder value; and adjusted EPS is the metric most widely used by investors and analysts to evaluate the performance of Schlumberger.

The process used to set annual adjusted EPS targets starts with a review of plans and projections following bottom-up planning from the field, which considers factors such as:

•	activity growth potential;

•	pricing, including pricing concessions and the period it takes to recoup previous pricing levels;

•	anticipated E&P spending; and

•	introduction of new technology.

In light of the continued low industry visibility in early 2016, the Compensation Committee determined at its January 2016 meeting to divide the adjusted EPS component of the financial half of our annual cash incentive program into two six-month periods for 2016, as it did in 2015. As a result, the Compensation Committee approved adjusted EPS targets for the six-month period from January 1 through June 30 at its January 2016 meeting, and approved adjusted EPS targets for the six-month period from July 1 through December 31 at its July 2016 meeting.

The Compensation Committee approved the following adjusted EPS performance targets and corresponding payouts for the first six-month period of 2016:

H1 2016 EPS Performance Targets		% of EPS Portion of Financial Half (Payout %)
Less than	$0.82	0%
	$0.82	25%
	$1.12	50%
	$1.42	100%
	$1.72	150%

The Compensation Committee approved the following adjusted EPS performance targets and corresponding payouts for the second half of 2016:

H2 2016 EPS Performance Targets		% of EPS Portion of Financial Half (Payout %)
Less than	$0.30	0%
	$0.30	25%
	$0.40	50%
	$0.60	100%
	$0.80	150%

(1)	“Adjusted EPS” is diluted earnings per share from continuing operations, excluding charges and credits.

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For adjusted EPS results between any two targets, the payout is prorated. No cash incentive is paid if the minimum adjusted EPS target is not met for the applicable six-month period.

The Compensation Committee approved these targets based on the continued deterioration of market conditions, reflected in the lowest activity to date in the second quarter of 2016, management’s continued low visibility as to when customer spending would meaningfully improve, and its awareness that pricing concessions granted to customers during the downturn would not be recovered immediately, thereby limiting adjusted EPS gains.

Based on the shareholder feedback that we received through the shareholder engagement program described beginning on page 26 in the section entitled “Our 2016 Say-on-Pay Vote; Stockholder Outreach; Enhancements and Changes,” in January 2017 the Compensation Committee approved an annual adjusted EPS target for 2017 rather than two semi-annual targets. The Compensation Committee expects to continue using annual adjusted EPS targets for the foreseeable future.

2016 Adjusted EPS Results

Schlumberger’s adjusted EPS was $0.62 for the six-month period from January 1, 2016 to June 30, 2016, while the loss per share on a GAAP basis was $1.26 for the same period, reflecting $2.9 billion of pretax charges attributable to workforce reductions and an incentivized leave of absence program, impairments of fixed assets, inventory, and multiclient seismic data, and merger and integration charges related to the Cameron acquisition.(1)

Schlumberger’s adjusted EPS was $0.52 for the six-month period from July 1, 2016 to December 31, 2016, while the loss per share on a GAAP basis was $0.02, reflecting $912 million of pretax charges attributable to workforce reductions, facility closure costs, write-downs of assets, merger and integration charges related to the Cameron acquisition, contract termination costs, the devaluation of certain foreign currencies and other items associated with publicly reported market conditions.(1)

As in prior years, the Compensation Committee evaluated performance based on adjusted EPS, consistent with the manner in which the Company presents adjusted EPS in its earnings announcements and presentations to investors. Furthermore, the Committee believed that the $2.9 billion of pretax charges in the first half of 2016 and the $912 million of pretax charges in the second half of 2016 resulted in earnings per share on a GAAP basis that did not reflect Schlumberger’s operating trends and arose from actions that management took in order to proactively address the industry downturn, expenses related to the Cameron acquisition and other events outside of management control.

Based on these results, the Compensation Committee approved a payout of zero for the first half of 2016 and 160% of target for the second of 2016, resulting in a combined percentage of 80% of target for the adjusted EPS component of the annual cash incentive.

2016 Relative Performance Incentive (RPI)

The RPI component of the 2016 annual cash incentive is based on our year-over-year performance in each of our four geographic areas as compared against the relative performance of Halliburton and Baker Hughes in their corresponding publicly reported geographic areas, measured by:

•	revenue change (%), and

•	pretax operating margin change (basis points).

The Compensation Committee believes that the RPI cash incentive component:

•	creates a strong link between our named executive officers and our senior management in the field, a portion of whose annual cash incentive opportunities is tied to relative performance as against our two main competitors;

•	is very rigorous, as our size and leading industry position mean that year-over-year relative improvement compared to the RPI comparator companies is difficult to achieve; and

•	better assesses management’s effectiveness against the RPI comparator companies, because performance is not significantly skewed by general economic conditions.

The Compensation Committee selected Halliburton and Baker Hughes as our RPI comparator companies for 2016 because we believe they are the only oilfield service companies that resemble us in terms of scale, scope and nature of business operations, and because we and our investors believe these two companies constitute our main global business competitors. The performance of our RPI comparator companies for purposes of calculating relative performance is derived from their reported company results.

The RPI payout, if any, to our NEOs is based on the sum of our overall rankings achieved in each of our four geographic areas worldwide, comparing changes in year-over-year revenue and margins in each geographic area against that of our two RPI comparator companies.

The best performance achievable by us in each geographic area is an overall ranking of “1,” meaning that we achieved the best revenue and margin performance overall in a geographic area as compared against our two RPI comparator companies; conversely, the worst performance achievable by us in a given geographic area is an overall ranking of “3.” Thus, our best overall possible achievement in all geographic areas combined for a given year is “4” — being the sum of overall “1” rankings in each geographic area — which would require that our performance equal or exceed that of our two RPI comparator companies in both financial performance criteria

(1)	See the reconciliation of these non-GAAP measures to the comparable GAAP measures in Appendix A to this proxy statement.

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for all four geographic areas. Conversely, our worst overall possible achievement in all geographic areas would be “12,” which would require that our two RPI comparator companies outperform us in all four geographic areas as described above.

The following table illustrates how a hypothetical overall ranking would be determined for three companies in North America, taking into account their year-over-year relative performance in both revenue and margin change:

North America	Revenue Rank	Margin Rank	Overall Area Rank
Company A	3	3	3
Company B	1	2	1
Company C	2	1	1

In this example, Company B ranked highest in revenue change in the area, and second-highest in margin performance, for a raw score of 3 (sum of “1” and “2” scores). Company C, meanwhile, ranked second-highest in revenue and highest in margin performance, for a raw score of 3 (sum of “2” and “1” scores). Company A, meanwhile, performed behind both Company B and C in both categories, for a raw score of 6 (sum of “3” scores in both categories). Thus, Company B and C tied for the best overall area rank — “1”— because each achieved the lowest total raw score of “3.”

The Compensation Committee approved the following performance payout matrix in January 2016:

RPI Performance Payout Matrix

Total Areas Ranking	% of Total
(RPI Achievement)	RPI Portion Payout
4-5	250%
6	175%
7	100%
8	50%
9-12	0%

The Compensation Committee may increase the total RPI payout to a maximum of 300% upon an RPI achievement of 4, being the highest achievement level attainable, as the Compensation Committee deems appropriate. The Compensation Committee also may increase or decrease the total RPI payout to take into account such factors as overall Company performance, extraordinary items affecting financial results or such other factors as the Compensation Committee deems appropriate.

2016 RPI Results

Our 2016 RPI results were as follows:

North America	Revenue Rank	Margin Rank	Overall Area Rank
Schlumberger	2	3	2
Halliburton	1	1	1
Baker Hughes	3	2	2

Latin America	Revenue Rank	Margin Rank	Overall Area Rank
Schlumberger	1	1	1
Halliburton	2	2	2
Baker Hughes	3	3	3

Middle East & Asia	Revenue Rank	Margin Rank	Overall Area Rank
Schlumberger	1	3	2
Halliburton	3	2	3
Baker Hughes	2	1	1

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Europe/CIS/Africa	Revenue Rank	Margin Rank	Overall Area Rank
Schlumberger	3	2	2
Halliburton	1	1	1
Baker Hughes	2	3	2

Based on the RPI Performance Payout Matrix above, we achieved an RPI result in 2016 of 7, corresponding to a total RPI payout of 100% of target, which was approved by the Compensation Committee.

Personal Objectives

Fifty percent of an executive’s annual cash incentive opportunity is tied to achievement of personal objectives that are specific to each executive officer position and may relate to:

•	Group or geographical profitability or revenue growth;

•	market penetration;

•	acquisitions or divestitures;

•	non-financial goals that are important to the Company’s success, including:

–	people-related objectives such as retention and diversity;

–	ethics, compliance and governance;

–	health, safety and environmental objectives;

–	new technology introduction; and

•	any other business priorities.

The award for the personal half of the annual cash incentive opportunity was based on the specific results each named executive officer achieved, as approved by the Compensation Committee. Personal objectives are established at the start of the fiscal year. At the end of the fiscal year, the Compensation Committee evaluates the performance of the CEO against his personal objectives, taking into account performance for the just-completed fiscal year versus predefined commitments for the fiscal year; unforeseen financial, operational and strategic issues of the Company; and any other information it determines is relevant, subject to approval by the independent directors of the Board. The CEO evaluates the performance of the other NEOs in a similar way, subject to approval by the Compensation Committee of the Board.

In 2016, Mr. Kibsgaard was evaluated against the following goals, which were established at the beginning of the year and constituted 60% of the personal half of his annual cash incentive:
GOAL	ACHIEVEMENT
• Implement the integration plan for Cameron, the Company’s largest acquisition ever; ensure transaction is accretive by end of 2016.	• Achieved. The Cameron acquisition was accretive to earnings and cash flow one quarter after we closed the transaction.
• Free cash flow conversion of at least 75% (as a percentage of income from continuing operations, before noncontrolling interests and charges and credits).	• Achieved.
• Maintain decremental margins at less than 35% in 2016.	• Achieved.
• Reduce overhead costs by at least 10% in 2016.	• Achieved.
• Increase SPM production under management above pre-established baseline; pursue a baseline number of suitable strategic transactions.	• Mostly achieved.
In addition to the above goals, Mr. Kibsgaard was evaluated against strategic personal objectives related to mergers and acquisitions, market share, R&D, manufacturing, the continuation of the Company’s Transformation implementation, and employee engagement. These goals represented 40% of the personal half of his annual cash incentive, and he achieved 100% of each of them.
In total, Mr. Kibsgaard achieved 95% of the personal half of his annual cash incentive opportunity.

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In 2016, Messrs. Belani, Schorn, Al Mogharbel and Ayat shared the following quantitative objectives, which constituted 60% of each of their personal half of the annual cash incentive:
GOAL	ACHIEVEMENT
• Increase the quarterly revenue of the Company as a whole 3% faster than the quarterly increase in the drilling rig count.	• Partially achieved.
• Increase the rate at which the Company won tenders by 5% from the previous year’s figure, and have the Company tender win rate over 60% through his leadership and involvement.	• Achieved.
• Support the Company in achieving a figure of over 100% for free cash flow as a percentage of income from continuing operations, before noncontrolling interests and charges and credits.	• Achieved. The Company had 158% of cash flow conversion in 2016.
• Decrease international decremental margins compared to 2015.	• Achieved.

In addition, Mr. Ayat had the following personal objectives:
GOAL	ACHIEVEMENT
• Investigate and close finance-related compliance investigations in fewer than 90 days.	• Achieved.
• Ensure that the Company completes over 95% of tasks in 2016 under the Company’s Transformation program.	• Achieved.
Mr. Ayat achieved 100% of these personal objectives.
In total, Mr. Ayat achieved 95% of his shared and personal objectives for the annual cash incentive.

In addition, Mr. Belani had the following personal objectives:
GOAL	ACHIEVEMENT
• Ensure that the Company completes over 95% of tasks in 2016 under the Company’s Transformation program.	• Achieved.
• Improve Company reliability and sustainable operations by reducing non-productive time for the whole Company.	• Substantially achieved.
• Achieve major delivery milestones for new product development (NPD).	• Mostly achieved.
Mr. Belani achieved 87.5% of these personal objectives.
In total, Mr. Belani achieved 90% of his shared and personal objectives for the annual cash incentive.

In addition, Mr. Schorn had the following personal objectives:
GOAL	ACHIEVEMENT
• Ensure that the Company Groups, other than Cameron, under his leadership complete over 95% of tasks in 2016 under the Company’s Transformation program.	• Achieved.
• Improve Company reliability and sustainable operations by reducing non-productive time for the whole Company.	• Substantially achieved.
• HSE: Reduce Total Recordable Incident Frequency and Automotive Accident Rate for the whole Company.	• Achieved.
Mr. Schorn achieved 90% of these personal objectives.
In total, Mr. Schorn achieved 91% of his shared and personal objectives for the annual cash incentive.

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In addition, Mr. Al Mogharbel had the following personal objectives:
GOAL	ACHIEVEMENT
• HSE: Reduce Total Recordable Incident Frequency and Automotive Accident Rate for the Drilling Group.	• Achieved.
• Improve Company reliability and sustainable operations by reducing non-productive time for the four segments of the Drilling Group.	• Mostly achieved.
• Ensure that the Drilling Group completes over 95% of tasks in 2016 under the Company’s Transformation program.	• Achieved.
Mr. Al Mogharbel achieved 87.5% of these personal objectives.
In total, Mr. Al Mogharbel achieved 90% of his shared and personal objectives for the annual cash incentive.

2016 Annual Cash Incentive as a Percentage of Base Salary

Name	Total Incentive Range Eligibility (%)	Financial Half Range Eligibility (%)	Financial Half Incentive Achieved (%)	(1)	Personal Half Range Eligibility (%)	Personal Half Incentive Achieved (%)	(2)	Total 2016 Incentive Paid as a % of Base Salary	(3)
P. Kibsgaard	0-150	75	67.5		75	71.25		138.75
S. Ayat	0-100	50	45		50	47.50		92.50
A. Belani	0-100	50	45		50	45		90
P. Schorn	0-100	50	45		50	45.50		90.50
K. Al Mogharbel	0-100	50	45		50	45		90
(1)	Represents the average of the combined adjusted EPS payout percentage of 80% of target and the RPI payout percentage of 100% of target, multiplied by the percentage of base salary attributable to the financial half of the annual cash incentive opportunity.
(2)	Represents the personal objectives payout percentage (out of a range of 0 to 100%) multiplied by the percentage of base salary attributable to the personal objectives half of the annual cash incentive opportunity.
(3)	Equals the sum of both the financial half and the personal half of the annual cash incentive achieved, expressed as a percentage of base salary.

Long-Term Equity Incentives

Long-term equity incentives make up the largest portion of compensation for our NEOs. They are designed to give NEOs and other high-value employees a longer-term stake in the Company, provide incentives for the creation of sustained stockholder value, act as long-term retention and motivation tools, and directly tie employee and stockholder interests over the longer term.

In January 2016 (as in 2015) our NEOs and other executive officers received 50% of their target LTI compensation in the form of three-year PSUs and 50% in the form of stock options.

For the 2016 PSU grants, the Committee established performance goals using a new relative performance measurement based on our ROCE as compared to key comparator companies in oilfield services to determine payouts, as more fully discussed below under “— New 2016 PSU Performance Measure and Goals.” The 2014 and 2015 PSU grants used an absolute ROCE performance measure.

Awards of PSUs are currently limited to our NEOs and other senior executive officers. The PSUs granted in 2016 will become earned and vested at the end of the three-year performance period ending December 31, 2018, contingent on achievement of pre-determined performance targets, and will convert to shares of our common stock after the expiration of the performance period and certification by our Compensation Committee of performance. No shares will vest under the PSUs if we do not achieve a pre-established threshold performance level. No dividends will accrue or be paid on any PSUs during the performance period.

Stock options vest ratably in equal installments over five years.

How We Determined 2016 Long-Term Equity Awards

The value of an LTI grant to our executives increases with the level of an executive’s responsibility at the Company, and for the CEO and our other NEOs is the largest element of their total direct compensation package. In determining the value of LTI awards granted to executive officers, the Compensation Committee (in approving the CEO’s grant) and the CEO (in recommending grants for the other NEOs)

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first considers market data on the LTI value for the most comparable positions in the Company’s two main comparator groups, as well as several other factors, which may include:

•	the Company’s financial and operating performance during the relevant period;

•	the size and mix of the compensation elements for the executive officer;

•	retention;

•	achievement of non-financial goals;

•	the executive officer’s contribution to the Company’s success;

•	the level of competition for executives with comparable skills and experience;

•	the total value and number of equity-based awards granted to an executive over the course of his or her career, together with the retentive effect of additional equity-based awards; and

•	internal equity of peer position career grants.

The Compensation Committee determined the target dollar value of LTI awards for our NEOs in 2016 at its January meeting, based on the relevant factors above, allocating the target dollar value 50% in PSUs and 50% in stock options. For 2016 compensation, the target number of PSUs awarded to an NEO was determined by dividing 50% of the total target LTI value by the estimated grant date fair value of a PSU; the number of options awarded was determined by dividing 50% of the total target LTI value by the estimated grant date fair value using the Black-Scholes formula.

The actual grant date fair value of each grant, computed in accordance with applicable accounting standards, is disclosed in the Grants of Plan-Based Awards for Fiscal Year 2016 table below. The tables below detail the estimated grant date fair value and number of PSUs and stock options granted in 2016 to the NEOs.

LTI Grants for 2016

The Compensation Committee approved (and in the case of Mr. Kibsgaard, our Chairman and CEO, the independent members of the Board approved) the following awards for the NEOs in January 2016. The Compensation Committee, based on its review of comparator peer group data, determined to hold LTI grant values flat in 2016 for all of our NEOs. The following table shows the grant values of the NEOs’ 2016 annual LTI awards and the year-over-year percentage change between the two amounts.

Name	Number of Options Granted	Target Number of PSUs	Target Value of 2016 Grants	Target Value of 2015 Grants	% Change
P. Kibsgaard	426,000	107,100	$12,000,000	$12,000,000	0%
S. Ayat	142,000	35,700	$4,000,000	$4,000,000	0%
A. Belani	128,000	32,100	$3,600,000	$3,600,000	0%
P. Schorn	114,000	28,600	$3,200,000	$3,200,000	0%
K. Al Mogharbel	114,000	28,600	$3,200,000	$3,200,000	0%

No 2017 Payout under Three-Year PSUs Granted in 2014

In January 2014, our Compensation Committee granted three-year PSUs to our NEOs and conditioned payout based on the Company’s achievement of absolute ROCE against goals over the applicable performance period. In January 2017, the Compensation Committee determined the results of the three-year performance period for the 2014 PSUs, relative to the performance criteria established at that time.

We achieved average annual ROCE of 10.4% for the period 2014-2016, representing achievement below threshold. As a result, the Compensation Committee determined that no shares were earned under the 2014 PSUs, and our NEOs received no payout award.

New 2016 PSU Performance Measure and Goals

In January 2016, the Compensation Committee set goals for the 2016 PSUs based on the ROCE of the Company as compared to the average ROCE of a group of key comparator companies in oilfield services over the three-year performance period. ROCE is a measure of the efficiency of our capital employed and is a comprehensive indicator of long-term Company and management performance.

We selected a ROCE metric that is relative because we believe it is better suited to the cyclical nature of our industry, and because it allows us to directly compare how we deploy our capital as against key comparator companies in oilfield services.

Our selection of ROCE as the performance metric for the 2016 PSUs is also consistent with our strategic direction and transformation initiatives. Furthermore, ROCE measures performance in a way that is tracked and understood by investors. The Compensation Committee believes that tying a part of our senior executives’ LTI pay to our efficiency goals and comparing them to that of key comparator companies in oilfield services will motivate our executives to continue to be innovative despite our strong leadership role in the industry. The Compensation Committee also believes that improvements in efficiency through innovation will increase revenue and improve margins through our continued focus on pricing and cost control.

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We calculate ROCE as a ratio, the numerator of which is (a) income from continuing operations, excluding charges and credits plus (b) after-tax net interest expense, and the denominator of which is (x) stockholders’ equity, including noncontrolling interests (average of beginning and end of each quarter in the year), plus (y) net debt (average of beginning and end of each quarter in the year). The Compensation Committee has the discretion to adjust the Company’s income from continuing operations to take into account the effect of significant impacts or activities that are not representative of underlying business operations, such as acquisitions, divestitures, asset impairments and restructurings. Furthermore, the Compensation Committee evaluates, and may adjust for, the effect of acquisitions or divestments on a case-by-case basis for purposes of the ROCE calculation.

In January 2016, the Compensation Committee selected Halliburton, Weatherford, National Oilwell Varco and FMC Technologies as the group of competing oilfield services companies for the 2016 PSUs. The Committee excluded Baker Hughes at that time because of its pending merger with Halliburton. In July 2016, the Compensation Committee approved the addition of Baker Hughes to this group, following the failure of the proposed Baker Hughes – Halliburton merger. In addition, the Committee approved the inclusion of TechnipFMC in lieu of FMC, subject to the completion of the Technip – FMC merger.

The performance period for the 2016 PSUs began on January 1, 2016 and ends on December 31, 2018. Vesting is conditioned upon the Company’s achievement of a pre-determined threshold of relative annual ROCE of no less than 600 basis points (“bps”) below the average of the comparator group for the performance period. If the relative ROCE achieved is less than or equal to 600 bps below the average of the competitor group, no shares will vest. In calculating this achievement, the Committee will certify the average ROCE for each of the Company and for the comparator group as a whole over the three-year performance period.

The number of PSUs that will vest and convert to shares as of the vesting date can range from 0% to 250% of the number of PSUs awarded. In no event will payout exceed 250%. The percentage achieved will depend on our performance compared to that of our competitors during the performance period as illustrated in the following table. At the end of the measurement period, the Compensation Committee will certify the relative ROCE achieved and will determine the percentage of target shares earned based on the table below.

Average Annual Relative ROCE Achieved	% of Target Shares Earned (Payout %)	(1)
Less than or equal to 600 bps below the average of the PSU comparator group	0%
Inclusive of and between 50 bps above the average of the PSU comparator group and 50 bps below the average of the PSU comparator group	100%
Greater than or equal to 600 bps above the average of the PSU comparator group	250%

(1)	Fractional shares rounded up to the next whole share. Number of shares determined by linear interpolation between performance levels.

2016 Exceptional Restricted Stock Unit Grants

At its July 2016 meeting, the Compensation Committee considered the need to retain certain key individuals, including three NEOs, to recognize their outstanding performance during the market downturn and for retention purposes amid the exceptional competition for our executive talent. At that meeting, and as a result of the foregoing considerations, the Compensation Committee approved exceptional grants of 15,000 RSUs to each of Messrs. Belani, Al Mogharbel and Schorn, which will all vest in July 2019, subject to their continued employment with us through that date.

Changes in 2017 Long-Term Incentive Compensation

Since the introduction of PSUs in 2013 and through 2016, our NEOs have received 50% of their target LTI compensation in the form of three-year PSUs and 50% in the form of stock options.

In January 2017, the Compensation Committee, taking into consideration stockholder feedback, approved a significant change to our LTI award mix, with the result that our executives received 100% of their 2017 LTI awards in the form of performance-based equity awards. Fifty percent of the PSU grants are in the form of three-year PSUs, using relative ROCE as the performance measure, as in 2016. The other 50% of the PSU grants are in the form of PSUs with a cumulative two-year performance period based on absolute free cash flow as a percentage of net income, excluding charges and credits. Any PSUs earned will be in the form of restricted stock subject to a mandatory one-year hold period, and will vest contingent on continued employment with the company at the conclusion of the one-year hold period. We believe this hold period will foster retention of our executive talent and better align the interests of our executives with that of our stockholders.

The Compensation Committee approved the change to the LTI mix based on the following factors:

•	to create a stronger and more visible link between executive pay and Company performance;

•	to further align our executives’ interests with those of our stockholders;

•	to mitigate the impact of the volatility of the stock market on our LTI program;

•	to better incentivize and retain our senior executives during any business cycle;

•	the view of many of our stockholders favoring PSUs to stock options as performance-based incentive compensation; and

•	to tie management incentives to metrics that our management can more readily control.

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Other Aspects of our Executive Compensation Framework

Peer Group Companies

The Compensation Committee considers formal executive compensation survey data prepared by Pay Governance when it reviews and determines executive compensation. The Compensation Committee also reviews information on the executive compensation practices at various “peer group” companies when considering changes to the Company’s executive compensation program. To prepare for its executive compensation analysis, the Company’s executive compensation department works with Pay Governance to match Company positions and responsibilities against survey positions and responsibilities and to compile the annual compensation data for each executive officer.

The Company has two main executive compensation peer groups, the oil industry and general industry peer groups (our “main comparator groups”). The survey data prepared by Pay Governance summarize the compensation levels and practices of our main comparator groups, as follows:

•	the “higher-revenue oil industry peer group,” which is comprised of companies in the oil services, E&P, refining and pipeline industries, and with annual revenue greater than $13 billion; and

•	the “general industry peer group,” which is comprised of large companies with significant international operations.

The Compensation Committee’s selection criteria for companies comprising the main comparator groups include:

•	competition for executive talent;

•	revenue and market capitalization;

•	global presence and scope of international operations; and

•	companies viewed as leaders in their industry.

The Compensation Committee, with the assistance of Pay Governance, annually reviews specific criteria and recommendations regarding companies to add to or remove from the comparator groups. As a general matter, the Company selects suitable comparator companies such that companies in each of our two main comparator groups, at the median, approximate Schlumberger’s estimated revenue in the then-current year and its then-current market capitalization. The Compensation Committee modifies the peer group criteria as appropriate while seeking a satisfactory degree of stability, to provide a consistent basis for comparison. A challenge facing the Company in determining the companies appropriate for inclusion in our two main comparator groups for 2016 executive compensation decisions was the Company’s relatively high market capitalization, rendering it difficult to position Schlumberger at the median of each peer group.

Higher-Revenue Oil Industry Peer Group

The higher-revenue oil industry peer group comprises companies in the oilfield services, E&P, refining and pipeline industries with annual revenue greater than $13 billion. Because of Schlumberger’s significant international operations, this peer group includes non-U.S. energy and energy-related companies that also meet the criteria set forth above. Some members of this peer group frequently target Company employees for executive positions at the peer company.

The Compensation Committee includes E&P companies in this peer group based on a number of factors. First, because Schlumberger is significantly larger than all of its direct competitors in the oilfield services industry in terms of revenue and market capitalization, the Compensation Committee believes that the addition of E&P companies provides a more appropriate and complete comparator group. In addition, the Compensation Committee believes that the inclusion of E&P companies is appropriate because market consolidation has reduced the number of direct competitors in the oilfield services industry, thus increasing the prominence of E&P companies as competitors for executive talent.

In July 2015, the Compensation Committee reviewed the companies constituting our two main comparator groups for purposes of 2016 executive compensation, based on the criteria set forth above. At the time of its review, Schlumberger’s full-year 2015 revenue was forecast to be approximately $40 billion. Applying the selection criteria set forth above, the Compensation Committee approved the removal of Hess and Enterprise Products Partners from the higher-revenue oil industry peer group. Hess was removed because it was not expected to meet the revenue threshold of $13 billion per year, and Enterprise Products Partners LP was removed because its business model, which is oil transport and storage, did not fit the criteria above. The Compensation Committee also approved the addition of Imperial Oil Limited and EOG Resources to this group based on the selection criteria set forth above, effective for 2016 compensation decisions.

As a result of the foregoing:

•	Schlumberger was in the 48th percentile of the oil industry peer group in terms of revenue, and in the 71st percentile of that peer group in terms of market capitalization, and

•	the number of companies in the oil industry peer group remained the same.

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The following companies comprised the oil industry peer group effective for relevant 2016 compensation decisions:

Higher-Revenue Oil Industry Peer Group

Oil services, E&P, refining and pipeline companies with annual revenue of more than $13B
Apache Corp.	Baker Hughes	BG Group	BHP Billiton	BP plc
Chevron	ConocoPhillips	Eni SpA	EOG Resources*	Exxon Mobil
Halliburton	Imperial Oil Limited*	Marathon Petroleum	National Oilwell Varco	Occidental Petroleum
Phillips 66	Royal Dutch Shell	Suncor Energy	Total	Valero
Weatherford
* Added to the group for 2016 executive compensation decisions.

General Industry Peer Group

The Compensation Committee considers data from the general industry peer group as it deems necessary or advisable to the extent that data from the first peer group may not exist, or may be insufficient, for some executive officer positions. The second group is also particularly relevant for non-operations positions, where the skills and experience may be easily transferable to other industries outside the oil and gas industry.

The general industry peer group provides data of large companies with significant international operations, and supplements the compensation data from the oil industry peer group, whose companies are closer to Schlumberger in industry type but have widely varying revenue sizes. The general industry peer group:

•	includes multi-national companies with (i) non-U.S. annual revenue of at least 20 percent of consolidated revenue; (ii) a technical focus; (iii) annual revenue between $25 billion to $91 billion; and (iv) market capitalization of at least $8 billion;

•	excludes companies that do not have a significant international scope; and

•	excludes companies in industries that are least comparable to Schlumberger’s, such as entertainment, finance and retail.

In July 2015, the Compensation Committee, applying the selection criteria set forth, approved the addition of four companies — BASF, Siemens, Lockheed Martin and Rolls Royce — to the general industry peer group, effective for 2016 compensation decisions. No companies were removed from this peer group. As a result of the foregoing:

•	Schlumberger was positioned at the 60th percentile of the general industry peer group in terms of revenue, and close to the median — the 66th percentile — of that peer group in terms of market capitalization, and

•	the number of companies in the general industry peer group increased from 46 to 50.

The following companies comprised the general industry peer group effective for relevant 2016 compensation decisions:

General Industry Peer Group

Annual revenue between $25B to $91B with technical and global focus
3M	ABB Ltd.	Airbus Group	Alstom SA	Amazon.com
Anglo American	Archer Daniels Midland	AstraZeneca PLC	BAE Systems	BASF*
Bayer AG	Boeing	Caterpillar Inc.	Cisco Systems	Coca-Cola
Compagnie de Saint-Gobain	Danone	Deere & Co	Dow Chemical	E.I. Dupont de Nemours
FedEx	Fluor Corporation	General Dynamics	GlaxoSmithKline	Google, Inc.
Honeywell	Intel	International Paper	Johnson Controls	Johnson & Johnson
Koninklijke Philips	Lockheed Martin*	LyondellBasell	Merck & Co.	Microsoft
Novartis AG	Oracle	PepsiCo, Inc.	Pfizer	Procter & Gamble
Raytheon	Roche Holding AG	Rio Tinto plc	Rolls Royce*	Sanofi
Schneider Electric	Siemens*	Unilever	United Technologies	UPS
* Added to the group for 2016 executive compensation decisions.

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Additional Peer Groups for Select Positions

The Compensation Committee refers to two additional executive compensation peer groups, which are effective for 2016 compensation decisions only as to our EVP Technology. These are:

•	the “lower-revenue oil industry peer group,” which is comprised of smaller companies in the oil services, E&P, refining and pipeline industries with annual revenues between $2.5 billion to $10 billion; and

•	a “R&D-focused peer group,” which is comprised of various companies from the S&P 500 Index with research and development (“R&D”) expenditures, at the median, close to Schlumberger’s R&D expenditures.

These two additional peer groups serve as a point of reference for the Compensation Committee, given the scope and level of responsibility of executive positions as to which the Compensation Committee requires additional compensation data. Prior to the introduction of these two peer groups, the Compensation Committee had determined that select executives who held very senior positions within the Company (including our EVP Technology) could, by virtue of their leadership experience and professional background at Schlumberger, become chief executives of other, smaller companies in the oil and gas industry.

As a result, the Compensation Committee believed that it was appropriate, when reviewing and setting the compensation of our EVP Technology and other select executives for 2016, also to compare their total direct compensation against those of chief executive officers at smaller oil and gas companies with then-current annual revenues between $2.5 billion and $10 billion.

In addition, the Compensation Committee determined that it was appropriate to compare the compensation of our EVP Technology against that of the top R&D executives at other companies in the S&P 500 with R&D expenditures, at the median, very close to Schlumberger’s R&D expenditures.

The Compensation Committee applies the same selection criteria for companies comprising these two peer groups as for the main comparator groups; however, the global scope of international operations criteria does not apply to the lower-revenue oil industry peer group.

Lower-Revenue Oil Industry Peer Group

Among our NEOs, the lower-revenue oil industry peer group is relevant only for the compensation of our EVP Technology. In 2015, the Compensation Committee did not add or remove any companies from this peer group. In July 2016, the Compensation Committee approved the removal of Cameron International Corporation following Schlumberger’s acquisition of that company, with the result that the following 17 companies formed this peer group effective for relevant 2016 compensation decisions:

Smaller Oil Industry Companies Peer Group

Oil services, E&P, refining and pipeline companies with annual revenue between $2.5B and $10B
AMEC plc	CGG-Veritas	Diamond Offshore Drilling	Dresser-Rand Group Inc.	Ensco plc
Exterran Holdings	FMC Technologies	Helmerich & Payne, Inc.	John Wood Group plc	McDermott International
Noble Corp.	Oceaneering International	Oil States International	Patterson-UTI Energy	SBM Offshore
Subsea 7 SA	Superior Energy Services

R&D Focused Peer Group — Similar R&D Expenditures

The R&D-focused peer group comprises large companies with significant international operations, some of which also are in our general industry peer group. While the 2013 consolidated revenue of these companies ranged from approximately $2.4 billion to $86.6 billion, their R&D expenditures, at the median, approximated Schlumberger’s R&D expenditures in that year. As with the lower-revenue oil industry peer group, this peer group is relevant only for the compensation of our EVP Technology.

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In October 2014, the Compensation Committee reviewed the criteria for the R&D-focused peer group. In 2015, the Compensation Committee did not add or remove any companies from this peer group. The following 40 companies comprised the R&D-focused peer group effective for relevant 2016 compensation decisions:

General Industry Peer Group Companies with R&D Focus

Median R&D expenses similar to Schlumberger’s R&D expenses
3M Company	AbbVie Inc.	Adobe Systems	Advanced Micro Devices	Allergan Inc.
Applied Materials	Baxter International	Biogen Idec Inc.	Boeing	Boston Scientific
Broadcom Corp.	Caterpillar Inc.	Celgene Corp.	Corning Inc.	Cummins Inc.
Danaher Corp.	Deere & Co.	Dell Inc.	Dow Chemical	E.I. Dupont de Nemours
eBay Inc.	Electronic Arts Inc.	EMC Corp.	Forest Laboratories	Gilead Sciences
Juniper Networks	LSI Corp.	Medtronic, Inc.	Micron Technology	Monsanto
Motorola Solutions	NetApp, Inc.	NVIDIA Corp.	Raytheon Co.	Seagate Technology
Symantec	Texas Instruments	United Technologies	Western Digital Corp.	Yahoo! Inc.

The table below summarizes the executive compensation peer groups that are referred to when reviewing and establishing the compensation of our various NEOs for 2016.

	Higher-Revenue	General Industry	Smaller Oil Industry	R&D-Focused
	Oil Industry Peer Group	Peer Group	Peer Group	Peer Group
	Revenue more than $15 billion	Revenue $25 billion – $95 billion	Revenue $2.5 billion-$10 billion	Similar R&D Expenditures
All NEOs (except EVP Technology)
EVP Technology

Relative Size of Direct Compensation Elements

Schlumberger’s executive compensation program consists of three primary elements, comprising our executives’ total direct compensation:

•	long-term equity incentives;

•	annual cash incentives, based upon Company and individual performance; and

•	base salary.

These elements allow the Company to remain competitive and attract, retain and motivate top executive talent with current and potential future financial rewards. At the same time, this relatively simple compensation program is applied and communicated consistently to our exempt employees of more than 140 nationalities operating in approximately 85 countries.

The Compensation Committee reviews the elements of total direct compensation for the NEOs throughout the year, to evaluate whether each element of direct compensation remains at levels that are competitive with companies in Schlumberger’s two main peer groups described above. The Compensation Committee relies on its own judgment in making these compensation decisions after its review of external market practices of companies comprising the two peer groups, including the size and mix of direct compensation for executives in those companies. The Compensation Committee seeks to achieve an appropriate balance between annual cash rewards that encourage achievement of annual financial and non-financial objectives, and LTI awards that encourage positive long-term stock price performance, with a greater emphasis on LTI awards for more senior executives. However, the Compensation Committee does not aim to achieve a specific target of cash versus equity-based compensation.

While external market data provide important guidance in making decisions on executive compensation, the Compensation Committee does not set compensation based on market data alone. When determining the size and mix of each element of an NEO’s total direct compensation, the Compensation Committee also considers the following factors:

•	the size and complexity of the executive’s scope of responsibilities;

•	leadership, management and technical expertise, performance history, growth potential, and position in reporting structure;

•	overall Company and individual performance;

•	retention needs;

•	the recommendations of the CEO (except for his own compensation); and

•	internal pay equity.

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The charts below show the percentage of 2016 base salary, target annual cash incentive and 2016 LTI compensation established by the Compensation Committee in January 2016 for our CEO and other NEOs. Approximately 88 percent of the direct compensation delivered to our CEO and 86 percent delivered to our other NEOs was at risk, demonstrating management’s alignment with stockholders’ interests. In 2016, the portion of total compensation that was at risk is illustrated as follows:

Schlumberger CEO 2016 Pay Mix	Schlumberger Other NEO 2016 Pay Mix

Based on market data provided by Pay Governance, Schlumberger’s pay mix generally aligns with that of both of our main comparator groups. The Compensation Committee may, at its discretion, modify the CEO’s, or any other NEO’s mix of base pay, annual cash incentive and LTIs, or otherwise adjust an NEO’s total compensation, to best fit his specific circumstances. This provides flexibility to the Compensation Committee to compensate NEOs appropriately as they near retirement, when they might not receive any LTI awards for their final years of service. The Compensation Committee may also increase the size of an LTI award to an NEO if the aggregate career LTI awards granted do not adequately reflect the executive’s current position and level of responsibility within the Company, taking into account external market practices and the other factors described above.

Management of Executive Compensation

The Compensation Committee reviews and recommends our CEO’s compensation to the independent members of the Board and reviews and approves the compensation of our other executive officers. The specific duties and responsibilities of the Compensation Committee are described in the section of this proxy statement entitled “Corporate Governance—Board Committees—Compensation Committee” on page 20.

Role of Compensation Consultant

The Compensation Committee has engaged the independent executive compensation consulting firm of Pay Governance LLC with respect to executive compensation matters. For more information on this engagement, see the of this proxy statement entitled “Corporate Governance—Board Committees—Role of the Independent Executive Compensation Consultant” on page 22.

Long-Term Equity Awards — Granting Process

The Compensation Committee is responsible for granting long-term equity-based compensation under our stock option and omnibus incentive plans. The Compensation Committee approves a preliminary budget for equity-based grants for the following year at each October meeting. Management determines the allocation for groups within the Company and individual recommendations are made by the heads of the Groups and approved by the CEO. The Compensation Committee approves and grants all equity-based awards, including executive officer awards, which are recommended by the CEO, except for his own. Awards for executive officers other than the CEO are granted by the Compensation Committee and discussed with the Board. Awards for the CEO are granted by the Committee following approval by the full Board.

The regular Board and Compensation Committee meeting schedule is set at least a year in advance with Board meetings held quarterly, generally toward the end of January, April, July and October. The timing of these committee meetings is not determined by any of the Company’s executive officers and is usually two days in advance of the Company’s announcement of earnings. The Compensation Committee sets the equity award grant date as the day of the Board meeting. The Company does not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time equity grant decisions are made, the Compensation Committee is aware of the earnings results and takes them into account, but it does not adjust the size or the mix of grants to reflect possible market reaction.

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Annual grants of equity-based awards to the NEOs, other senior executive officers and the rest of the Company’s eligible employees are made at the January meeting of the Compensation Committee. However, specific grants may be made at other regular meetings, to recognize the promotion of an employee, a change in responsibility or a specific achievement. The exercise price for all stock options granted to executive officers and other employees is the average of the high and low trading price of the Schlumberger common stock on the NYSE on the date of grant, which has been Schlumberger’s practice for many years. The Board and the Compensation Committee have the discretion to grant equity awards with different vesting schedules as they deem necessary.

Important Factors in Understanding Schlumberger’s Stock Options

Our equity incentive plans do not permit the following:

•	granting stock options at a price below the fair market value on the grant date;

•	re-pricing, or reducing the exercise price of an out-of-the-money stock option;

•	exchanging an out-of-the-money option grant for a new option grant with a lower (or no) exercise price or for cash; or

•	granting options with a “reload” feature.

Executive Stock Ownership Guidelines

The Compensation Committee and management believe strongly in linking executive long-term rewards to stockholder value. Our Board, upon recommendation of the Nominating and Governance Committee and the Compensation Committee, adopted revised executive stock ownership guidelines in 2011 applicable to executive officers and other key position holders. Senior executives are required to hold the numbers of shares equal to the multiple of base salary set forth below.

Title	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Executive Vice Presidents	3x base salary
Executive Officers (non-EVP)	2x base salary
Key Staff Positions	1x base salary

All executives subject to the guidelines must retain 50% of net shares acquired upon the exercise of stock options and the vesting of PSUs and RSUs, after payment of applicable taxes, until they achieve the required ownership level.

The guidelines provide that executives have five years to satisfy the ownership requirements. After the five-year period, executives who have not met their minimum stock ownership requirement must retain 100% of the net shares acquired upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level. Stock ownership for the purpose of these guidelines does not include shares underlying vested or unvested stock options, unvested RSUs or unvested PSUs. As of December 31, 2016 all of our NEOs are in compliance with our stock ownership guidelines.

Other Executive Benefits and Policies

Prohibition on Speculation in Schlumberger Stock

Schlumberger’s insider trading policy prohibits executives from speculating in the Company’s stock, which includes, short selling; buying or selling publicly-traded options, including writing covered calls; pledging; and hedging or any other type of derivative arrangement on the Company’s stock that has a similar economic effect.

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Retirement Benefits

In line with Schlumberger’s aim to encourage long-term careers with the Company and to promote retention, retirement plans are provided, where possible, for all employees, including named executive officers, according to local market practice. Schlumberger considers longer-term benefit plans to be an important element of the total compensation package. The pension plans provide for lifetime benefits upon retirement after a specified number of years of service and take into account local practice with respect to retirement ages. They are designed to complement but not be a substitute for local government plans, which may vary considerably in terms of the replacement income they provide, and other Company sponsored savings plans. Employees may participate in multiple retirement plans in the course of their career with the Company or its subsidiaries, in which case they become entitled to a benefit from each plan based upon the benefits earned during the years of service related to each plan. The qualified plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and/or regulatory requirements.

Some of the Schlumberger U.S. retirement plans are non-qualified plans that provide an eligible employee with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to limits on annual compensation that can be taken into account or annual benefits that can be provided under qualified plans.

Officers and other employees in the United States whose compensation exceeds the qualified plan limits are eligible to participate in non-qualified excess benefit programs for 401(k), profit-sharing and pension, whereby they receive correspondingly higher benefits. Employees and executive officers assigned outside the United States are entitled to participate in the applicable plans of the country where they are assigned, including supplemental plans where available.

Retirement Practices

The Company has a practice of phased retirement, which, at the discretion of the Company, may be offered to executive officers (other than the CEO) who are approaching retirement. This practice involves a transition into retirement whereby the individual ceases being an executive officer and relinquishes primary responsibilities. He or she remains an employee and generally receives lesser salary over time for reduced responsibilities and reduced working time. The arrangements are typically in place for an average of two to three years, as agreed at the start of the term. The purpose is to allow the outgoing executive officer to support the incoming executive officer for a period of time to provide for a smooth succession and to provide resources to the Company in particular areas of expertise while refraining from joining a competitor. In these circumstances, the Company maintains pension contributions and other benefits such as medical and insurance, and the executive officer continues to vest in previously granted stock based awards. The executive officer, however, is no longer eligible for additional equity incentive compensation or, once his or her work time is reduced, for an annual cash incentive.

Other Benefits

Schlumberger seeks to provide benefit plans, such as medical coverage and life and disability insurance, on a country-by-country basis in line with market conditions. Where the local practice is considered to be less than the Schlumberger minimum standard, the Company generally offers this Schlumberger standard. Executive officers are eligible for the same benefit plans provided to other employees, including medical coverage and life and disability insurance as well as supplemental plans chosen and paid for by employees who wish additional coverage. There are no special insurance plans for our named executive officers.

Limited Perquisites

Schlumberger provides only minimum perquisites to its named executive officers, which are identified in the narrative notes to the Summary Compensation Table.

No Employment Agreements or Other Arrangements

Our named executive officers do not have employment, severance or change-in-control agreements. The Company’s named executive officers serve at the will of the Board, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

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Recoupment of Performance-Based Cash Awards

On the recommendation of the Compensation Committee in July 2006, our Board adopted a policy on recouping performance-based cash awards in the event of specified restatements of financial results. Under the policy, if financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based cash awards paid to executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and will, to the extent permitted by applicable law, require recoupment of any amounts paid in excess of the amounts that would have been paid based on the restated financial results.

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1,000,000 per individual covered employee. The Company’s equity incentive plans are intended to provide stock options that qualify as performance-based compensation for purposes of Section 162(m) so that stock options are not expected to be subject to the $1 million limitation. PSUs are also intended to meet the requirements for qualified performance-based compensation exempt from the deduction limitations of Section 162(m). The Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to manage incentives as determined appropriate under a plan that is not subject to the conditions of Section 162(m). Accordingly, the Compensation Committee retains the discretion to pay compensation that is subject to the $1 million deductibility limit.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Peter L.S. Currie	Indra K. Nooyi

Michael E. Marks, Chair	Leo Rafael Reif

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Executive Compensation Tables and Accompanying Narrative

2016 Summary Compensation Table

The following table sets forth the compensation paid by the Company and its subsidiaries for the fiscal year ended December 31, 2016 to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers who were serving as executive officers as of December 31, 2016 (each an “NEO” or a “named executive officer”).

											Change in
											Pension Value &
											Nonqualified
									Non-Equity		Deferred		Estimated
					Stock		Option		Incentive Plan		Compensation		All Other
		Salary	Bonus		Awards		Awards		Compensation		Earnings		Compensation		Total
Name	Year	($)	($)	(1)	($)	(2)	($)	(3)	($)	(1)	($)	(4)	($)	(5)	($)
Paal Kibsgaard	2016	2,000,000	N/A		6,000,813		5,998,080		2,775,000		1,733,155		52,546	(6)	18,559,594
Chairman & CEO	2015	1,925,000	N/A		6,022,706		5,995,640		3,254,600		931,676		145,180		18,274,802
	2014	1,700,000	N/A		5,999,742		5,993,880		2,916,650		1,765,398		142,704		18,518,374
Simon Ayat	2016	1,000,000	N/A		2,000,271		1,999,360		925,000		539,375		84,616	(7)	6,548,982
EVP & CFO	2015	1,000,000	N/A		2,005,173		2,006,060		1,115,400		388,393		130,126		6,645,152
	2014	1,000,000	N/A		1,999,914		1,987,920		1,168,750		1,002,252		131,986		7,290,822
Ashok Belani	2016	900,000	N/A		2,907,663		1,802,240		810,000		609,364		84,466	(8)	7,113,733
EVP Technology	2015	900,000	N/A		1,803,937		1,803,200		1,015,100		348,110		116,708		5,987,055
	2014	900,000	N/A		1,798,242		1,807,200		1,045,150		1,001,860		118,896		6,671,348
Patrick Schorn	2016	800,000	N/A		2,711,558		1,605,120		724,000		919,928		154,240	(9)	6,914,846
President,	2015	768,049	N/A		1,609,888		1,600,340		856,682		357,054		213,989		5,406,002
Operations	2014	827,815	N/A		1,596,570		1,596,360		702,649		877,258		177,201		5,777,853
Khaled Al Mogharbel	2016	770,000	N/A		2,711,558		1,605,120		693,000		119,065		254,702	(10)	6,153,445
President Drilling	2015	764,167	N/A		1,609,888		1,600,340		639,300		128,734		313,939		5,056,368
Group
(1)	The annual cash incentive paid to our NEOs is included in the column “Non-Equity Incentive Plan Compensation.”

(2)	Includes the value of PSU awards and RSU awards. For 2014, each amount reflected in the “Stock Award” column is the aggregate grant date fair value for standard three-year PSUs at target level performance that were granted in January 2014. For 2015, each amount reflected in the “Stock Award” column is the aggregate grant date fair value for standard three-year PSUs at target level performance that were granted in January 2015. For 2016, these amounts include the exceptional RSU awards that were granted to Messrs. Belani, Schorn and Al Mogharbel in July 2016. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by an NEO in the future. The number of equity awards granted in 2016 to each NEO is provided in the Grants of Plan-Based Awards for Fiscal Year 2016 table on page 53. The grant date fair value of these awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), as described in Note 13, “Stock-based Compensation Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

The value of the 2016 PSUs at the grant date, assuming achievement of the maximum performance level of 250%, would be: Mr. Kibsgaard — $15,002,033; Mr. Ayat — $5,000,678; Mr. Belani — $4,496,408; Mr. Schorn — $4,006,145; and Mr. Al Mogharbel — $4,006,145.

The NEOs may never realize any value from the PSUs and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.

(3)	The amount reflected in the “Option Awards” column is the aggregate grant date fair value for option grants, computed in accordance with ASC Topic 718. This amount reflects an accounting expense and does not correspond to actual value that may be realized by the NEOs in the future. The number of options granted in 2016 to each NEO is provided in the Grants of Plan-Based Awards for Fiscal Year 2016 table on page 53. The fair value of each grant is established on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the grant date indicated.

1/21/2016 (5-year vest options)
Dividend yield	3.25%
Expected volatility	30.76%
Risk-free interest rate	1.88%
Expected option life	7 years

The NEOs may never realize any value from these stock options and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.

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(4)	The changes in pension value reported in this column represent the increase in the actuarial present value of a named executive officer’s accumulated benefit under all benefit and actuarial pension plans in which he participates. This change in present value is not a current cash payment. It represents the change in the value of the named executive officer’s pensions, which are only paid after retirement. There are no nonqualified deferred compensation earnings reflected in this column because no NEO received above-market or preferential earnings on such compensation during 2016, 2015 or 2014.

(5)	All of the perquisites included and described in the column “All Other Compensation” and the accompanying footnotes are generally available to all of the Company’s professional-level employees. Relocation assistance is provided to all employees on a Company-wide basis.

(6)	The amount disclosed for Mr. Kibsgaard consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$49,896
Contributions to Schlumberger Profit-Sharing Plans	2,650
TOTAL	$52,546

(7)	The amount disclosed for Mr. Ayat consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$18,504
Unfunded credits to the Schlumberger Restoration Savings Plan	55,512
Contributions to Schlumberger Profit-Sharing Plans	2,650
Contributions to Schlumberger 401(k) Plan	7,950
TOTAL	$84,616

(8)	The amount disclosed for Mr. Belani consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$16,501
Unfunded matching credits to the Schlumberger Restoration Savings Plan	49,503
Contributions to Schlumberger Profit-Sharing Plans	2,650
Contributions to Schlumberger 401(k) Plan	7,950
Perquisites:
Relocation expenses	7,862
TOTAL	$84,466

(9)	The amount disclosed for Mr. Schorn consists of the following:

Item
Unfunded credits to the Schlumberger Non-US Profit Sharing Plan	$42,000
Perquisites:
Tax Assistance Related to Relocation	1,675
Vacation Travel Allowance	5,974
Children Education	23,069
Housing Allowance	81,522
TOTAL	$154,240

(10)	The amount disclosed for Mr. Al Mogharbel consists of the following:

Item
Unfunded credits to the Schlumberger Supplementary Benefit Plan	$11,443
Unfunded matching credits to the Schlumberger Restoration Savings Plan	68,658
Contributions to Schlumberger Profit-Sharing Plans	2,650
Contributions to Schlumberger 401(k) Plan	15,900
Perquisites:
Vacation Travel Allowance	39,051
Children Education	117,000
TOTAL	$254,702

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Grants of Plan-Based Awards for Fiscal Year 2016

The following table provides additional information about stock and option awards and equity incentive plan awards granted to our named executive officers in 2016.

									All Other	All Other
			Estimated Possible Payouts			Estimated Possible Payouts			Stock	Option			Full
			Under Non-Equity Incentive			Under Equity Incentive			Awards:	Awards:	Exercise		Grant Date
			Plan Awards(2)			Plan Awards(3)			Number	Number of	or Base		Fair Value
									of Shares	Securities	Price of		of Stock and
									of Stock	Underlying	Option		Option
	Award	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards		Awards
Name	Type(1)	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	(4)	($)(5)
P. Kibsgaard			765,000	2,625,000	5,625,000
	Option	1/21/16								426,000	61.92		5,998,080
	3-year PSU	1/21/16					107,100	267,750					6,000,813
S. Ayat			255,000	875,000	1,875,000
	Option	1/21/16								142,000	61.92		1,999,360
	3-year PSU	1/21/16					35,700	89,250					2,000,271
A. Belani			229,500	787,500	1,687,500
	Option	1/21/16								128,000	61.92		1,802,240
	3-year PSU	1/21/16					32,100	80,250					1,798,563
	3-year RSU	7/20/16							15,000				1,109,100
P. Schorn			204,000	700,000	1,500,000
	Option	1/21/16								114,000	61.92		1,605,120
	3-year PSU	1/21/16					28,600	71,500					1,602,458
	3-year RSU	7/20/16							15,000				1,109,100
K. Al Mogharbel			196,350	673,750	1,443,750
	Option	1/21/16								114,000	61.92		1,605,120
	3-year PSU	1/21/16					28,600	71,500					1,602,458
	3-year RSU	7/20/16							15,000				1,109,100
(1)	All stock options, RSUs and PSUs were awarded under our 2013 Omnibus Stock Incentive Plan.

(2)	These columns show the possible payouts for each NEO for fiscal year 2016 based on performance goals set in 2016. Possible payouts are performance-driven. Threshold, target and maximum potential payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year. For those NEOs who received base salary increases or annual cash incentive range increases, or both, during the year, potential payouts are determined by pro-rating the potential payout based upon the number of months a cash incentive range or base salary rate was in effect.

Actual cash incentive amounts earned for 2016 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For information regarding the annual cash incentive paid to Schlumberger’s NEOs with respect to 2016 performance, see “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2016 Decisions—Annual Cash Incentive Decisions for 2016” beginning on page 34.

(3)	Relates to PSUs. See “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2016 Decisions—Long-Term Equity Incentives” beginning on page 39 for a detailed description of our PSUs, including the criteria to be applied in determining vesting of PSUs. See also “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2016—Termination of Employment—PSUs” and “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2016—Change in Control—PSUs,” beginning on page 61. We valued the PSUs by multiplying the number of PSUs (at threshold, target, or maximum, as applicable) by $56.03, the grant date fair value for the PSUs. “Target” represents the number of PSUs awarded in 2016, and “Maximum” reflects the highest possible payout (250% of the grant). The award agreements under which the PSUs were issued provide that no PSUs will vest unless a specified threshold level of performance is achieved. Vested PSUs are paid in shares of our common stock, and the payout, if any, with respect to PSUs will occur at the end of the performance period (January 2016 through December 2018), and is calculated in the manner described in the section entitled “How We Determined 2016 Long-Term Equity Awards—New PSU Performance Measure and Goals” section of the CD&A, beginning on page 39. PSUs do not accrue dividends or dividend equivalents prior to vesting.

(4)	Each stock option award has an exercise price equal to the average of the high and low per share prices of our common stock on the applicable date of grant. For 2016 stock option awards, the exercise price of the options granted was less than the closing market price on the grant date. Stock option exercises may be paid in cash or by tendering shares of our common stock. Applicable tax obligations may be paid in cash or by withholding of shares of our common stock. The stock options granted in January 2016 to our NEOs vest in five equal annual installments.

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Outstanding Equity Awards at Fiscal Year-End 2016

The following table provides information regarding unexercised stock options outstanding and outstanding PSU and RSU awards for each of our NEOs as of December 31, 2016.

	Option Awards							Stock Awards
												Equity		Equity
												Incentive		Incentive
												Plan Awards:		Plan Awards:
								Number		Market		Number of		Market or
		Number of		Number of				of Shares		Value of		Unearned		Payout Value of
		Securities		Securities				or Units		Shares		Shares, Units		Unearned
		Underlying		Underlying				of Stock		or Units of		or Other		Shares, Units
		Unexercised		Unexercised		Option		That Have		Stock That		Rights That		or Other Rights
	Option/	Options		Options		Exercise	Option	Not		Have Not		Have Not		That Have Not
	PSU/RSU	Exercisable	(1)	Unexercisable	(1)	Price	Expiration	Vested		Vested		Vested		Vested
Name	Grant Date	(#)		(#)		($)	Date	(#)		($)	(2)	(#)		($)	(2)
P. Kibsgaard	1/17/2008	47,000		0		84.930	1/17/2018
	1/21/2010	9,400		0		68.505	1/21/2020
	2/4/2010	12,800		0		63.760	2/4/2020
	1/20/2011	138,000		0		83.885	1/20/2021
	7/21/2011	125,000		0		89.995	7/21/2021
	1/19/2012	171,600		85,800		72.110	1/19/2022
	1/17/2013	92,400		92,400		73.250	1/17/2023
	1/16/2014	79,600		119,400		88.765	1/16/2024
	1/16/2014											0	(3)	5,994,030
	1/15/2015	53,200		212,800		77.795	1/15/2025
	1/15/2015											83,800	(4)	7,035,010
	1/21/2016	0		426,000		61.920	1/16/2026
	1/21/2016											107,100	(5)	8,991,045
S. Ayat	1/17/2007	100,000		0		58.455	1/17/2017
	1/17/2008	60,000		0		84.930	1/17/2018
	1/22/2009	125,000		0		37.845	1/22/2019
	1/21/2010	95,000		0		68.505	1/21/2020
	1/20/2011	188,000		0		83.885	1/20/2021
	1/19/2012	109,600		27,400		72.110	1/19/2022
	1/17/2013	48,000		32,000		73.250	1/17/2023
	1/16/2014	26,400		39,100		88.765	1/16/2024
	1/16/2014											0	(3)	1,998,010
	1/15/2015	17,800		71,200		77.795	1/15/2025
	1/15/2015											27,900	(4)	2,342,205
	1/21/2016	0		142,000		61.920	1/21/2026					35,700	(5)	2,997,015
	1/21/2016
A. Belani	1/22/2009	125,000		0		37.845	1/22/2019
	1/21/2010	59,000		0		68.505	1/21/2020
	1/20/2011	51,600		0		83.885	1/20/2021
	1/19/2012	101,600		25,400		72.110	1/19/2022
	1/17/2013	43,200		28,800		73.250	1/17/2023
	1/16/2014	24,000		36,000		88.765	1/16/2024
	1/16/2014											0	(3)	1,796,530
	1/15/2015	16,000		64,000		77.795	1/15/2025
	1/15/2015											25,100	(4)	2,107,145
	1/21/2016	0		128,000		61.92	1/1/2026
	1/21/2016											32,100	(5)	2,694,795
	7/20/2016							15,000	(6)	1,259,250

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	Option Awards							Stock Awards
												Equity		Equity
												Incentive		Incentive
												Plan Awards:		Plan Awards:
								Number		Market		Number of		Market or
		Number of		Number of				of Shares		Value of		Unearned		Payout Value of
		Securities		Securities				or Units		Shares		Shares, Units		Unearned
		Underlying		Underlying				of Stock		or Units of		or Other		Shares, Units
		Unexercised		Unexercised		Option		That Have		Stock That		Rights That		or Other Rights
	Option/	Options		Options		Exercise	Option	Not		Have Not		Have Not		That Have Not
	PSU/RSU	Exercisable	(1)	Unexercisable	(1)	Price	Expiration	Vested		Vested		Vested		Vested
Name	Grant Date	(#)		(#)		($)	Date	(#)		($)	(2)	(#)		($)	(2)
P. Schorn	1/17/2008	20,000		0		84.930	1/17/2018
	4/17/2008	20,000		0		93.970	4/17/2018
	1/21/2010	6,000		0		68.505	1/21/2020
	1/20/2011	45,000		0		83.885	1/20/2021
	1/19/2012	49,600		12,400		72.110	1/19/2022
	1/17/2013	30,000		20,000		73.250	1/17/2023
	1/16/2014	21,200		31,800		88.765	1/16/2024
	1/16/2014											0	(3)	1,595,050
	1/15/2015	14,200		56,800		77.795	1/15/2025
	1/15/2015											22,400	(4)	1,880,480
	1/21/2016	0		114,000		61.920	1/21/2026
	1/21/2016											28,600	(5)	2,400,970
	7/20/2016							15,000	(6)	1,259,250
K. Al Mogharbel	10/18/2007	3,000		0		110.775	10/18/2017
	4/17/2008	8,000		0		93.970	4/17/2018
	1/22/2009	1,600		0		37.845	1/22/2019
	1/19/2012	12,000		3,000		72.110	1/19/2022
	4/18/2013	12,000		8,000		70.925	4/18/2023
	7/18/2013	30,000		20,000		78.305	7/18/2023
	7/18/2013							16,500		1,385,175
	1/16/2014	21,200		31,800		88.765	1/16/2024
	1/16/2014											0	(3)	1,595,050
	1/15/2015	14,200		56,800		77.795	1/15/2025
	1/15/2015											22,400	(4)	1,880,480
	1/21/2016	0		114,000		61.920	1/21/2026
	1/21/2016											28,600	(5)	2,400,970
	7/20/2016							15,000	(6)	1,259,250
(1)	Stock options granted after January 2006 and prior to April 2013 vest ratably over five years (except for options granted to employees in France, which vest all at once (“cliff” vesting) after four years and have no profit cap. All stock options granted from and after April 2013 vest ratably over five years.

(2)	Market value equal to the product of (x) $83.95, the closing price of Schlumberger’s common stock at December 31, 2016, and (y) the number of unvested PSUs or RSUs reflected in the previous column.

(3)	No shares were awarded into the three-year PSUs that were issued in January 2014, because the applicable performance conditions were not achieved.

(4)	Reflects the target number of three-year PSUs that were issued in January 2015 and that will vest on January 15, 2018, subject to the achievement of applicable performance conditions.

(5)	Reflects the target number of three-year PSUs that were issued in January 2016 and that will vest on January 21, 2019, subject to the achievement of applicable performance conditions.

(6)	Reflects the number of three-year RSUs that were issued in July 2016 and that will vest on July 20, 2019, subject to continued employment with the Company.

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Option Exercises and Stock Vested for Fiscal Year 2016

The following table sets forth certain information with respect to stock options exercised, and PSUs and RSUs that vested during 2016 for our NEOs.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)(1)
P. Kibsgaard	0	0	80,900	5,078,093
S. Ayat	60,000	512,100	28,100	1,763,837
A. Belani	46,577	1,259,843	25,300	1,588,081
P. Schorn	0	0	17,600	1,104,752
K. Al Mogharbel	0	0	16,500	1,035,705
(1)	Value realized on vesting was calculated by multiplying the number of shares acquired on vesting (column d) by the average of the high and low prices of shares of Schlumberger common stock on the previous trading day prior to the vest date of January 17, 2016 ($62.77).

Stock Awards (Columns (d) and (e))

The following table provides details of the stock awards vested and value realized in 2016.

	Grant	Release	Number	Stock Price on	Value Realized
Name	Date	Date	of Shares	Release Date	on Release ($)	Description
P. Kibsgaard	1/17/2013	1/17/2016	80,900	$62.770	5,078,093	Shares underlying vested PSUs
S. Ayat	1/17/2013	1/17/2016	28,100	$62.770	1,763,837	Shares underlying vested PSUs
A. Belani	1/17/2013	1/17/2016	25,300	$62.770	1,588,081	Shares underlying vested PSUs
P. Schorn	1/17/2013	1/17/2016	17,600	$62.770	1,104,752	Shares underlying vested PSUs
K. Al Mogharbel	7/18/2013	1/17/2016	16,500	$62.770	1,035,705	Shares underlying vested RSUs

Pension Benefits for Fiscal Year 2016

Schlumberger maintains the following pension plans for its named executive officers and other employees, which provide for lifetime pensions upon retirement, based on years of service:

•	Schlumberger Limited Pension Plan (“SLB Pension Plan”);

•	Schlumberger Technology Corporation Pension Plan (“STC Pension Plan”);

•	Schlumberger Pension Plan for U.S. Taxpayers Employed Abroad (“SLB USAB Pension Plan”);

•	Schlumberger Limited Supplementary Benefit Plan (“SLB Supplementary Plan”);

•	Schlumberger Technology Corporation Supplementary Benefit Plan (“STC Supplementary Plan”);

•	Schlumberger French Supplementary Pension Plan (“SLB French Supplementary Plan”); and the

•	Schlumberger International Staff Pension Plan (“SLB International Staff Pension Plan”).

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The following table and narrative disclosure set forth certain information with respect to pension benefits payable to the named executive  officers.

		Number of Years		Present Value of		Payments
		of Credited		Accumulated		During Last
Name	Plan Name	Service (#)	(1)	Benefits ($)	(2)	Fiscal Year
P. Kibsgaard	SLB Pension Plan	8.75		437,823		0
	STC Pension Plan	5.00		230,640		0
	SLB Supplementary Plan	8.75		5,855,280		0
	STC Supplementary Plan	4.25		327,010		0
	SLB International Staff Pension Plan	3.20		229,905		0
S. Ayat	SLB Pension Plan	10.25		733,871		0
	STC Pension Plan	0.75		71,882		0
	SLB Supplementary Plan	10.25		4,217,012		0
	STC Supplementary Plan	0.50		5,200		0
	SLB French Supplementary Plan	0.75		167,602		0
	SLB International Staff Pension Plan	10.60		816,875		0
A. Belani	SLB Pension Plan	11.75		947,370		0
	STC Pension Plan	2.58		52,374		0
	SLB Supplementary Plan	11.75		3,958,737		0
	STC Supplementary Plan	2.58		127,857		0
	SLB International Staff Pension Plan	10.00		625,380		0
P. Schorn	STC Pension Plan	10.59		544,568		0
	SLB USAB Pension Plan	2.33		176,450		0
	SLB USAB Supplementary Plan	2.33		891,388		0
	STC Supplementary Plan	8.67		862,408		0
	SLB International Staff Pension Plan	11.50		1,238,551		0
K. Al Mogharbel	SLB International Staff Pension Plan	16.20		1,232,456		0
(1)	The Company does not grant and does not expect to grant extra years of credited service to its named executive officers under the pension plans. The “Number of Years of Credited Service” column reflects each named executive officer’s actual years of service as a participant in each plan.
(2)	The present value of accumulated benefits is calculated using the RP 2014 with Generational Scale SSA Mortality Table and a discount rate of 4.20% at December 31, 2016. Retirement in each case is assumed to be the earlier of normal retirement age or December 31, 2016 if the named executive officer is employed after normal retirement age, or, as to Schlumberger’s U.S. plans, the date that the sum of the named executive officer’s age plus years of service has reached, or is expected to reach, 85, but not before the named executive officer reaches age 55. Additional assumptions used by the Company in calculating the present value of accumulated benefits are incorporated herein by reference to Note 18, “Pension and other Benefit Plans” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

Tax-Qualified Pension Plans

The SLB Pension Plan, the STC Pension Plan and the SLB USAB Pension Plan are all U.S. tax-qualified pension plans. The SLB Pension Plan and the STC Pension Plan have substantially identical terms. The SLB USAB Pension Plan, the material terms of which are described below, has similar, but not identical, terms. Employees may participate in any one of these plans in the course of their careers with Schlumberger, in which case they become entitled to a pension from each such plan based upon the benefits accrued during the years of service related to such plan. These plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and regulatory requirements. Benefits under these plans are based on an employee’s admissible compensation (generally base salary and cash incentive) for each year in which an employee participates in the plan, and the employee’s length of service with Schlumberger.

Since January 1, 1989, the benefit earned under the SLB Pension Plan and the STC Pension Plan has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. Since 2009, the benefit earned under the SLB USAB Pension Plan has been 3.5% of admissible compensation for all service. Normal retirement under these plans is at age 65; however, early retirement with a reduced benefit is possible at age 55 or as early as age 50 with 20 years of service. Additionally, under the “rule of 85,” an employee or executive officer who terminates employment after age 55 and whose combined age and service is 85 or more, is eligible for retirement with an unreduced pension. Messrs. Ayat and Belani are eligible for retirement with an unreduced pension under the rule of 85. The benefits are usually paid as a lifetime annuity.

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In 2004, we amended the SLB Pension Plan and the STC Pension Plan to generally provide that employees hired on or after October 1, 2004 would not be eligible to participate. Newly-hired employees are eligible to participate in an enhanced defined contribution plan, which provides a Company contribution, depending on an employee’s 401(k) contribution and the profitability of the Company in a given year.

Schlumberger Supplementary Benefit Plans—Nonqualified Pension

The SLB Supplementary Plan and the STC Supplementary Plan each provide non-tax-qualified pension benefits. Each of these plans, which have substantially identical terms, provides an eligible employee with benefits equal to the benefits that the employee is unable to receive under the applicable qualified pension plan due to the U.S. Internal Revenue Code of 1986, as amended (the “Code”), limits on (i) annual compensation that can be taken into account under qualified plans and (ii) annual benefits that can be provided under qualified plans.

The retirement age under nonqualified pension plans is the same as under the tax-qualified pension plans. These benefits are subject to forfeiture if the employee leaves the Company or its subsidiaries before the age of 50 with five years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. Messrs. Ayat and Belani are eligible for retirement with an unreduced pension under the rule of 85, described above. Nonqualified plan benefits are paid to an employee upon separation from service, provided the employee has attained the age of 55, or if earlier, the age of 50 with 20 years of service. Payment is made as a joint and survivor annuity, if married; otherwise, payment is made as a life-only annuity. Payment to key employees is delayed six months following separation from service. These nonqualified plan benefits are payable in cash from the Company’s general assets and are intended to qualify as “excess benefit plans” exempt from certain requirements of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”).

French Supplementary Pension Plan

Effective January 2006, the Company adopted the SLB French Supplementary Plan for exempt employees in France. The plan complements existing national plans and provides a pension beginning after age 60 when an employee retires from Schlumberger and is eligible for a French state pension under the current rules at the time of retirement. The benefit is equivalent to 1.5% of admissible compensation (generally base salary and cash incentive) above the earnings cap for fewer than 15 years of service and 2% of admissible compensation for more than 15 years of service. No employee contributions are required or permitted. The benefit is paid as a lifetime annuity. If an eligible employee were to leave the Company before the minimum age of 60 to receive his or her French pension, then the employee would not receive a benefit under the plan. If the eligible employee is terminated after age 55, is not subsequently employed and is otherwise entitled to a French pension, then the employee would receive a benefit under the plan. The Company does not grant and does not expect to grant extra years of credited service under the supplementary pension plans to named executive officers.

International Staff Pension Plan

Recognizing the need to maintain a high degree of mobility for certain of the Company’s employees who otherwise would be unable to accumulate any meaningful pension because they are required to work in many different countries, the Company maintains the SLB International Staff Pension Plan for such employees. All of the Company’s named executive officers have either been in the SLB International Staff Plan at some time during their career prior to becoming an executive officer or are in the plan because of their current assignment. This plan provides for a lifetime annuity upon retirement based on a specified number of years of service. The plan is funded through cash contributions made by the Company or its subsidiaries, along with mandatory contributions by employees.

Prior to January 2010, benefits under this plan were based on a participant’s admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive) for each year in which the employee participated in the plan and the employee’s length of service. The benefit earned up to December 31, 2009 is 2.4% of admissible compensation prior to completion of 15 years of service, and 3.2% of admissible compensation for each year of service after 15 years. Following the completion of 20 years of service, the benefit earned with respect to the first 15 years of service is increased to 3.2%. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement with a reduction, at or after age 50 with 20 years of service. Messrs. Ayat and Belani are eligible for normal retirement with no reduction.

Since January 1, 2010, the benefit earned has been equal to 3.5% of admissible compensation regardless of an employee’s years of service. Benefits earned on or after this date are payable upon normal retirement age, at or after age 60, or upon early retirement with a reduction, at or after age 55.

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Nonqualified Deferred Compensation for Fiscal Year 2016

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to the NEOs.

		Executive		Company		Aggregate	Aggregate	Aggregate
		Contributions		Contributions		Earnings	Withdrawals/	Balance at
		in Last FY		in Last FY		in Last FY	Distributions	Last FYE
Name	Plan Name	($)	(1)	($)	(2)	($)	($)	($)	(3)
P. Kibsgaard	SLB Supplementary Plan	0		49,896		221,981	0	961,878
	SLB Restoration Savings Plan	0		0		1,549	0	88,640
	International Staff Plan	0		0		9,402	0	127,231
S.Ayat	SLB Supplementary Plan	0		18,504		98,006	0	582,170
	SLB Restoration Savings Plan	555,120		55,512		87,840	0	1,546,303
	International Staff Plan	0		0		105,716	0	1,461,778
A. Belani	SLB Supplementary Plan	0		16,501		89,005	0	519,639
	SLB Restoration Savings Plan	247,515		49,503		86,740	0	2,421,409
	International Staff Plan	0		0		110,821	0	1,095,025
P. Schorn	SLB Supplementary Plan	0		0		101,994	0	343,817
	STC Restoration Savings Plan	0		0		45,417	0	663,003
	International Staff Plan	0		42,000		17,889	0	284,087
K.Al Mogharbel	STC Supplementary Plan	0		11,443		42,205	0	82,142
	STC Restoration Savings Plan	114,430		68,658		71,426	0	385,929
	International Staff Plan	0		0		36,035	0	487,659
(1)	The amounts reported in the “Executive Contributions in Last FY” column represent elective contributions of a portion of a named executive officer’s base salary and non-equity incentive plan compensation to the SLB Restoration Savings Plan or STC Restoration Savings Plan (which amounts are also included as 2016 “Salary” and 2016 “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table).
(2)	The amounts reported in the “Company Contributions in Last FY” column represent Schlumberger’s contributions to each named executive officer’s SLB Supplementary Plan, SLB Restoration Savings Plan, STC Supplementary Plan, STC Restoration Savings Plan and the International Staff Plan accounts, as applicable, which amounts are also reported as 2016 “All Other Compensation” in the Summary Compensation Table.
(3)	The amounts reported in the “Aggregate Balance at Last FYE” column represent balances from the SLB Restoration Savings Plan, the STC Restoration Savings Plan, the SLB Supplementary Plan and the International Staff Plan, and include various amounts previously reported in the Summary Compensation Table as All Other Compensation.

SLB Supplementary Benefit Plan—Non-Qualified Profit Sharing

The SLB Supplementary Plan provides certain non-tax-qualified defined contribution benefits for eligible employees, including named executive officers. Schlumberger Technology Corporation maintains the STC Supplementary Plan with substantially identical terms.

The SLB Supplementary Plan and the STC Supplementary Plan provide an eligible employee with discretionary Company profit sharing contributions that are not permissible under the applicable tax-qualified plan due to Code limits on (1) annual compensation that can be taken into account under the qualified plan and (2) annual benefits that can be provided under the qualified plan. These nonqualified plan benefits are credited with earnings and losses as if they were invested in the qualified plan, with the same employee investment elections as the qualified plan. An employee forfeits all rights under the non-qualified plans if the employee terminates employment before completing four years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. These nonqualified plan benefits are paid in a lump-sum payment following the end of the year in which the employee terminates active service, or the employee can elect to receive payment in installments of five or ten years following the termination of service. If the employee dies before full payment of these benefits, the unpaid benefits are paid in a lump sum to the beneficiaries designated under the applicable qualified plan. Payment to key employees is delayed six months following separation from service.

SLB Restoration Savings Plan

The SLB Restoration Savings Plan, a non-qualified deferred compensation plan, provides certain defined contribution benefits for the named executive officers and other eligible employees. The SLB Restoration Savings Plan allows an eligible employee to defer compensation (and receive an associated employer match) that the employee cannot defer under the applicable tax-qualified plan because of Code limits on the amount of compensation that can be taken into account.

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An eligible employee may elect in advance to defer a percentage (from 1% to 50%) of his or her compensation (generally base salary and cash incentive) over the Code annual compensation limits. The election cannot be changed during the year. The Company makes an annual matching contribution with respect to each employee’s deferrals for a year, if the employee is still employed by the Company or an affiliate on the last day of the year. For employees who participate in a Schlumberger pension plan, the amount of the matching contribution is equal to one-half of the first 6% deferred by the employee in profitable years. For employees who do not participate in a Schlumberger pension plan, the matching contribution is 100% of the first 6% deferred by the employee. The match is made each payroll period and is not contingent on profitability of the Company. Employees’ accounts are credited with earnings, calculated to mirror the earnings of the relevant funds under the Schlumberger Master Profit Sharing Trust as chosen by the employee. If the employee is eligible for the SLB Savings and Profit Sharing Plan, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	33 ⅓% vested
3 years	66 ⅔% vested
4 years	100% vested

If the employee is eligible for the SLB Savings and Profit Sharing Plan for U.S. Taxpayers Employed Abroad, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	20% vested
3 years	40% vested
4 years	60% vested
5 years	80% vested
6 years	100% vested

An employee’s account fully vests on his or her death, his or her 60th birthday or plan termination. An employee’s vested account balance is paid in a single lump sum (subject to tax withholding) following the participant’s death, qualifying disability, retirement or other qualifying termination of employment or the employee can elect to receive payment in installments of five or ten years for contributions made after June 30, 2016, following the termination of employment. However, an employee forfeits all benefits under the plan if a determination is made that the employee has engaged in certain dishonest acts or violated a confidentiality arrangement involving Schlumberger or its affiliates. Payment to key employees is delayed six months following separation from service.

SLB International Staff Profit-Sharing Plan

Schlumberger maintains the SLB International Staff Profit-Sharing Plan, which provides for an annual employer contribution based on admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive). Amounts allocated to the participants’ accounts share in investment gains and/or losses of the trust fund and are generally distributed in a lump sum upon the satisfaction of certain conditions on termination of employment. Benefits earned under the SLB International Staff Profit-Sharing Plan will be forfeited upon a determination by the SLB International Staff Profit-Sharing Plan’s administrator that the employee’s separation from service was due to circumstances of fraud or misconduct detrimental to the Company, an affiliate or any customer.

Potential Payments Upon Termination or Change in Control for Fiscal Year 2016

No Additional Payments Upon Termination or Change in Control

Our named executive officers generally receive the same benefits as our other employees. As is the case with other compensation arrangements, any differences are generally due to local (country-specific) requirements. In line with this practice, our named executive officers do not have employment agreements, “golden parachutes” or change in control agreements. The Company’s executive officers serve at the will of the Board, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

All salaried employees who receive stock options, and all senior executives who receive PSUs and RSUs, are subject to the same terms and conditions in the event of a termination or change in control except for certain options assumed in connection with the acquisition of Cameron, none of which are held by the named executive officers.

Phased Retirement

Schlumberger has a practice of phased retirement, which may be offered to executive officers (other than the CEO) approaching retirement, at the discretion of the Company. See “Compensation Discussion and Analysis—Other Executive Benefits and Policies—Retirement Practices” on page 48.

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Termination of Employment

Stock Options

This section summarizes the consequences for NEOs and other employees under our stock option plans and standard form of stock option award agreement in the event an option holder’s employment terminates.

REASON FOR TERMINATION OF EMPLOYMENT	VESTING	POST-EMPLOYMENT EXERCISE PERIOD
Voluntary termination with consent of the Company or termination by the Company other than for cause	No additional vesting	Exercisable (to the extent exercisable at termination) at any time within three months after termination.
Termination by the Company for cause	None	Vested and unvested options forfeited immediately.
Disability	Full vesting	Exercisable at any time during the 60-month period after termination due to disability or during the remainder of the option period, whichever is shorter.*
Retirement (as defined in the applicable plan or award agreement)	Effective for grants after April 1, 2015, continued vesting as if still employed with the Company	Effective for grants on or after April 1, 2015, exercisable for 10 years from the original grant date.
Special Retirement (as defined in the applicable plan or award agreement)	No additional vesting	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination due to retirement or during the remainder of the option period, whichever is shorter.
Death	Full vesting	Exercisable at any time during the 60-month period after termination due to death or during the remainder of the option period, whichever is shorter.*
*	In order to preserve U.S. preferential tax treatment, the additional 60-month exercise period following a termination due to disability is not applicable to incentive stock options granted prior to January 2008, and such awards are exercisable for only three months following termination of employment.

Notwithstanding the vesting and exercisability provisions described above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if such holder engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

If an optionee dies following termination of employment, but during the period in which the optionee would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the applicable laws of descent and distribution will be entitled to exercise the option until the earlier of (i) 60 months following the date of the optionee’s termination of employment or (ii) the expiration of the original term. Death following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of the optionee’s termination of employment.

PSUs

This section summarizes the consequences for NEOs holding PSUs granted under the Company’s 2010 Omnibus Stock Incentive Plan and 2013 Omnibus Stock Incentive Plan and subject to the Company’s standard form of three-year PSU award, in the event the PSU holder’s employment terminates.

PSUs are treated as follows upon the holder’s termination of employment with the Company and its subsidiaries prior to the vesting date (i.e., the three-year anniversary of the grant date).

•	If the holder’s employment terminates on account of special retirement, disability, or death, or ceases to be employed in an eligible position, in each case on or after the first anniversary of the grant date, or, effective for grants on or after January 1, 2016, on account of retirement at any time, the holder will vest on the regularly-scheduled vesting date in the number of PSUs determined by multiplying (i) the number of PSUs that would have vested as determined based on satisfaction of the specified performance conditions had the holder’s employment not terminated and (ii) a fraction, the numerator of which is the number of days that elapsed between the grant date and the date of the holder’s termination of employment and the denominator of which is 1,095.

•	If an individual terminates employment for another reason, terminates employment on account of retirement (for grants prior to January 1, 2016), special retirement, disability, or death, or ceases to be employed in an eligible position, in each case before the first anniversary of the grant date, no additional vesting is provided and the individual will automatically forfeit all such PSUs without consideration.

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For these purposes “retirement” is defined as termination of employment with the Company and all subsidiaries either at or after (i) age 60 and completion of at least 25 years of service with the Company and all subsidiaries or (ii) age of 55 and completion of at least 20 years of service with the Company and all subsidiaries subject to the approval of the compensation committee; “special retirement” is defined as termination of employment with the Company and all subsidiaries either at or after (i) age 55 or (ii) age 50 and completion of at least 10 years of service with the Company and all subsidiaries; and “disability” is defined as a disability (whether physical or mental impairment) which totally and permanently incapacitates the holder from any gainful employment in any field which the holder is suited by education, training, or experience, as determined by the Compensation Committee.

Change in Control

Stock Options

Pursuant to Schlumberger’s stock option plans and standard form of stock option award agreement (other than awards issued under the 2010 Omnibus Stock Incentive Plan and the 2013 Omnibus Stock Incentive Plan), in the event of any reorganization, merger or consolidation wherein Schlumberger is not the surviving corporation, or upon the liquidation or dissolution of Schlumberger, all outstanding stock option awards will, unless alternate provisions are made by Schlumberger in connection with the reorganization, merger or consolidation for the assumption of such awards, become fully exercisable and vested, and all holders will be permitted to exercise their options for 30 days prior to the cancellation of the awards as of the effective date of such event. Under both the 2010 Omnibus Stock Incentive Plan and the 2013 Omnibus Stock Incentive Plan, the Compensation Committee retains the discretion to adjust outstanding awards in the event of corporation transactions and outstanding options may be, but are not required to be, accelerated upon such a transaction.

The following table sets forth the intrinsic value of the unvested stock options held by each named executive officer as of December 31, 2016 that would become vested upon the occurrence of death, disability or a change in control in which Schlumberger is not the surviving entity and alternative provisions are not made for the assumption of awards, as described in the preceding paragraphs. Due to the number of factors that affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the price of Schlumberger common stock.

Name	Amount ($)	(1)
P. Kibsgaard	12,699,116
S. Ayat	4,233,312
A. Belani	3,822,656
P. Schorn	3,221,840
K. Al Mogharbel	4,708,694
(1)	Reflects that the closing price of Schlumberger common stock on December 31, 2016 ($83.95) was higher than the exercise price of some stock options held by the executive as of that date.

If Schlumberger merges or consolidates with another entity and is the surviving entity, then a holder of stock options granted pursuant to Schlumberger’s stock options plans will be entitled to receive, upon exercise or vesting, in lieu of the number of shares with respect to which the award is exercisable or vested, the number and class of shares of stock or other securities that the holder would have been entitled to receive under the terms of such merger or consolidation if, immediately prior to such event, such holder had been the holder of record of the number of shares of Schlumberger common stock equal to the number of shares as to which such award is then exercisable or vested.

PSUs

Under Schlumberger’s 2010 Omnibus Stock Incentive Plan and the 2013 Omnibus Stock Incentive Plan, in the event of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, our Board may, in its sole discretion, (1) provide for the acceleration of the vesting of any awards, including PSUs, or (2) decide to cancel any awards, including PSUs, and deliver cash to the holders in an amount that our Board determines in its sole discretion is equal to the fair market value of such awards on the date of such event. However, no current agreement with respect to the PSUs currently provides for any definitive special treatment upon such a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation.

The following table sets forth the value of the unvested PSUs at target held by each NEO as of December 31, 2016 that would become vested upon the occurrence of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation assuming that the Board elects to accelerate the vesting of PSUs as provided in the previous paragraph. Due to the number of factors that affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the price of Schlumberger common stock and achievement by the Company of the relevant performance metric.

Name	Amount ($)	(1)
P. Kibsgaard	22,020,085
S. Ayat	7,337,230
A. Belani	7,857,720
P. Schorn	7,135,750
K. Al Mogharbel	7,135,750
(1)	Calculated based on the product of the closing price of Schlumberger common stock on December 31, 2016 ($83.95) and the number of outstanding, unvested three-year PSUs (at target) held by the executive as of that date.

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Retirement Plans

Schlumberger’s pension plans and non-qualified deferred compensation plans include the same terms and conditions for all participating employees in the event of a termination or change in control. Other than the Schlumberger Restoration Savings Plan, none of Schlumberger’s non-qualified plans provide for the accelerated payment of benefits upon a change in control. For more information on these plans, see the Pension Benefits for Fiscal Year 2016 table and accompanying narrative above and the Nonqualified Deferred Compensation for Fiscal Year 2016 table and accompanying narrative above.

The following table sets forth the amounts as of December 31, 2016 of benefit payments that would be accelerated under the Schlumberger Restoration Savings Plan upon a change in control.

Name	Amount ($)
P. Kibsgaard	88,640
S. Ayat	1,490,791
A. Belani	2,371,906
P. Schorn	663,003
K. Al Mogharbel	317,271

Retiree Medical

Subject to satisfying certain age, service and contribution requirements, most U.S. employees are eligible to participate in a retiree medical program. Generally, this program provides comprehensive medical, prescription drug and vision benefits for retirees and their dependents until attaining age 65. Historically, for Schlumberger employees who turned age 40 prior to 2014, and excluding those employees who became Schlumberger employees as a result of the Smith acquisition, retiree medical benefits continue beyond age 65, at which time Medicare becomes primary and the Schlumberger plan becomes secondary, paying eligible charges after Medicare has paid. However, effective April 1, 2015, participants who reach age 65 will no longer continue in Schlumberger medical coverage after reaching age 65, but instead will receive a monthly contribution to a health reimbursement arrangement that can be used to purchase Medicare supplemental coverage and pay other tax-deductible expenses.

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Director Compensation in Fiscal Year 2016

Non-employee directors receive an annual cash retainer of $100,000 plus an additional annual fee of $10,000 for membership on a committee. The chair of each committee receives an additional annual fee of $20,000 in lieu of the additional annual fee of $10,000 for committee membership. Beginning in 2016, Mr. Currie began receiving an additional $50,000 annually, as the lead independent director for the Board. Directors who are employees of Schlumberger do not receive compensation for serving on the Board. Additionally, Schlumberger’s current practice is to grant each newly-appointed or elected non-employee director (including non-employee directors re-elected at the AGM) shares of Schlumberger common stock each April. Effective May 2, 2016, Schlumberger granted each such non-employee director 2,250 shares of Schlumberger common stock.

Although Schlumberger’s Directors Stock and Deferral Plan provides that annual stock awards to non-employee directors may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, Schlumberger’s practice has been to issue only shares of common stock. Schlumberger directors have never received restricted common stock or restricted stock units as director compensation.

The following table provides information on Schlumberger’s compensation for non-employee directors in 2016.

							Change in Pension
	Fees Earned					Non-Equity	Value & Nonqualified
	or Paid		Stock		Option	Incentive Plan	Deferred Compensation	All Other
	in Cash	(1)	Awards	(2)	Awards	Compensation	Earnings	Compensation		Total	(3)
Name	($)		($)		($)	($)	($)	($)		($)
Peter L.S. Currie	180,000		178,650		—	—	—	16,754	(4)	375,404
V. Maureen Kempston Darkes	127,500		178,650		—	—	—	—		306,150
Helge Lund	90,000		143,137		—	—	—	—		233,137
Nikolay Kudryavtsev	127,500		178,650		—	—	—	—		306,150
Michael E. Marks	130,000		178,650		—	—	—	24,267	(4)	333,277
Indra K. Nooyi	120,000		178,650		—	—	—	—		298,650
Lubna S. Olayan	120,000		178,650		—	—	—	—		298,650
Leo Rafael Reif	137,500		178,650		—	—	—	—		316,150
Tore I. Sandvold	127,500		178,650		—	—	—	—		306,150
Henri Seydoux	127,500		178,650		—	—	—	—		306,150
(1)	Reflects cash fees earned, without taking into account any election to defer receipt of such fees. Ordinarily, the annual cash retainer is paid in cash, but non-employee directors can elect to have their retainer paid in stock or deferred under the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors.

If an independent director joins our Board or becomes Chair of a committee of our Board after the start of any year, he or she will receive compensation prorated according to the number of months during which he or she served in that position during that year. As a result, the fees disclosed in this column are subject to adjustment in cases where a non-employee director has served less than one full year or has changed committee memberships or chairmanships during the year.

(2)	The amounts reported reflect the aggregate grant date fair value of the stock awards granted in 2016 computed in accordance with applicable accounting standards, based on the closing stock price on the grant date, without taking into account any election to defer receipt of such stock award. Amounts rounded up to nearest dollar. A non-employee director may elect to defer the receipt of all or part of a stock award. For information on the number of shares of Schlumberger common stock deferred by our directors, please read the footnotes to the table below under “Stock Ownership Information—Security Ownership by Management.”

(3)	Schlumberger reimburses non-management directors for travel and other business expenses incurred in the performance of their services for Schlumberger.

(4)	Represents amounts paid for spousal airfare and additional hotel days in connection with Board meetings.

Director Stock Ownership Guidelines

The Board believes that ownership of Schlumberger stock by Board members aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board has established a guideline that each non-employee Board member must, within five years of joining the Board, own at least 10,000 Schlumberger common shares or restricted stock units. As of December 31, 2016, each of our current non-employee directors who have been Board members for at least five years is in compliance with these stock ownership guidelines.

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ITEM 4.	Approval of Financial Statements and Dividends

Following completion of the audit procedures performed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the following are submitted to the Company’s stockholders for approval pursuant to Schlumberger’s Articles of Incorporation:

•	the Company’s Consolidated Balance Sheet as at December 31, 2016;

•	its Consolidated Statement of Income for the year ended December 31, 2016; and

•	the amount of dividends declared by the Board during 2016.

These items are included in our 2016 Annual Report to Stockholders, which is provided concurrently with this proxy statement. Stockholders should refer to these items in considering this agenda item.

Required Vote

A majority of the votes cast is required for the approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board as reflected in our 2016 Annual Report to Stockholders. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may vote on this proposal in its discretion.

 The Board of Directors Recommends a Vote FOR Item 4.

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ITEM 5.	Appointment of Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP has been selected by the Audit Committee as the independent registered public accounting firm to audit the annual financial statements of the Company for the year ending December 31, 2017. Although ratification is not required by our By-Laws or otherwise, as a matter of good corporate governance, we are asking our stockholders to approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If the selection is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to attend our 2017 annual general meeting of stockholders, and he will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries the fees set forth in the table below for:

•	the audit of the Company’s 2016 and 2015 annual financial statements and reviews of the Company’s quarterly financial statements and other audit services, and

•	the other services described below that were billed in 2016 and 2015.

	Year Ended December 31,
(in thousands)	2016	2015
Audit Fees(1)	$14,108	$13,970
Audit-Related Fees(2)	470	650
Tax Fees(3)	2,372	1,779
All Other Fees(4)	1,099	409
TOTAL	$18,049	$16,808

(1)	Includes fees for statutory audits.
(2)	Consists of fees for employee benefit plan audits and other audit-related items.
(3)	Consists of fees for tax compliance, tax planning and other permitted tax services.
(4)	Consists of fees for permitted advisory services.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s annual financial statements and reviews of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all services provided to the Company and its subsidiaries by Schlumberger’s independent registered public accounting firm. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit-related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2016 and 2015, all audit and non-audit services were pre-approved by the Audit Committee.

Required Vote

A majority of the votes cast is required to approve this Item 5.

Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will vote on this proposal in its discretion.

 The Board of Directors Recommends a Vote FOR Item 5.

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Audit Committee Report

During 2016, the Audit Committee periodically reviewed and discussed the Company’s consolidated financial statements with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, including matters raised by the independent registered public accounting firm pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) requirements. The Audit Committee also discussed with the Company’s management and independent registered public accounting firm the evaluation of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the SEC. The Audit Committee reviewed and discussed such other matters as it deemed appropriate, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002, and rules adopted or proposed to be adopted by the SEC and the NYSE. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under applicable rules adopted by the PCAOB.

The Company’s independent registered public accounting firm provided the Audit Committee with the written disclosures and letters concerning independence, as required by the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee, and the Committee discussed PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on January 25, 2017.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Indra K. Nooyi	Michael Marks

Nikolay Kudryavtsev	V. Maureen Kempston Darkes, Chair

Helge Lund

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ITEM 6.	Approval of the Adoption of the 2017 Schlumberger Omnibus Stock Incentive Plan

We are requesting that our stockholders vote in favor of the adoption of the 2017 Schlumberger Omnibus Stock Incentive Plan (the “2017 Incentive Plan”).

Our Board of Directors approved the 2017 Incentive Plan on January 19, 2017, subject to stockholder approval.

Most of our competitors employ a wide range of incentive instruments. We currently grant only stock options, performance share units, and occasionally restricted stock units covering shares of common stock to certain executives, including the named executive officers. Approval of the 2017 Incentive Plan would provide for 30 million additional shares for us to grant long-term incentives to its employees and would provide for continued flexibility with regard to award types and the terms and conditions of awards.

In order to continue to attract and retain valuable employees, we are seeking approval of the 2017 Incentive Plan to provide (i) additional shares issuable to employees and (ii) continued flexibility in the types and terms of incentive instruments that we issue in order to remain competitive. In addition, as of December 31, 2016, there were only 19,247,231 shares available in the aggregate for grants under our 2008 Stock Incentive Plan, our 2010 Incentive Plan and our 2013 Incentive Plan.

The 2017 Incentive Plan provides for the grant to our employees of stock options, cash, stock appreciation rights, and stock awards, which may include restricted stock or restricted stock units. A stock option gives the holder the right to purchase a specified number of shares of stock, at a fixed exercise price, in the future. Stock appreciation rights give the holder the right to receive a payment, in cash or shares of stock, equal to the fair market value of a specified number of shares of stock on the date the right is exercised over a specified strike price. Restricted stock is common stock that is restricted or subject to forfeiture provisions. Restricted stock units are units evidencing the right to receive shares of common stock that are restricted or subject to forfeiture provisions.

In order for awards under the 2017 Incentive Plan to be eligible to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s stockholders every five years. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and approval of the 2017 Incentive Plan will constitute approval of the material terms of the performance goals.

Required Stockholder Vote

A majority of the votes cast is required for approval of the 2017 Incentive Plan, except that for purposes of satisfying NYSE rules, abstentions are counted in the denominator for determining the total votes cast on this Item. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Summary of the 2017 Incentive Plan

The following summary of some major features of the 2017 Incentive Plan is subject to the specific provisions contained in the full text of the 2017 Incentive Plan, which is attached to this proxy statement as Appendix B.

Purpose of the 2017 Incentive Plan

The purpose of the 2017 Incentive Plan is to:

•	retain employees with a high degree of training, experience and ability;

•	attract new employees whose services are considered particularly valuable;

•	encourage the sense of proprietorship of such persons; and

•	promote the active interest of such persons in our growth and financial success.

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Summary of Key Terms

The following is a summary of the key provisions of the 2017 Incentive Plan.

Award Types:	The following types of awards (collectively “awards”) are available for issuance under the 2017 Incentive Plan:
• non-qualified and incentive stock options;
• stock appreciation rights;
• stock awards, including restricted stock and restricted stock units (a term that includes performance stock units); and
• cash awards.
Term:	Awards may be granted under the 2017 Incentive Plan on or before April 5, 2027.
162(m) Share Limits:	Section 162(m) of the Code requires among other things that the maximum number of shares and cash awarded to an individual must be approved by stockholders in order for the awards under the 2017 Incentive Plan to be eligible for treatment as qualified performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives.
Accordingly, the 2017 Incentive Plan limits awards granted to an individual participant in any calendar year to:
• no more than 1,000,000 shares consisting of stock options, stock appreciation rights, restricted stock or restricted stock units.
• no more than $20 million for the grant date value of cash awards.
Eligible Participants:	All employees of Schlumberger and our subsidiaries.
The Compensation Committee will determine which employees will participate in the 2017 Incentive Plan. As of January 31, 2017, approximately 37,425 employees are eligible to participate under our equity compensation plans, including the 2017 Incentive Plan.
Ineligible Participants:	Directors who are not also employees;
Any person who owns, directly or indirectly, stock representing more than 5% of the total combined voting power or value of all classes of our stock.
Shares Available for Issuance under the 2017 Incentive Plan:	A total of 30 million shares of Schlumberger common stock are subject to the 2017 Incentive Plan. Up to 30 million shares of common stock may be subject to incentive stock options. The number of shares available for issuance under the 2017 Incentive Plan is subject to adjustment to reflect stock splits, reorganizations and similar events.
The shares subject to issuance under the 2017 Incentive Plan consist of authorized and unissued shares or previously issued shares reacquired and held in treasury by us or any of our subsidiaries.
Shares that were once subject to issuance upon the exercise or vesting of awards may again become available for future grants under the 2017 Incentive Plan only if an award is cancelled, forfeited, expired or terminated.
However, the number of shares reserved for issuance under the 2017 Incentive Plan will not be increased by:
• shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, or
• shares of common stock used to pay the exercise price or withholding taxes related to an outstanding stock appreciation right or stock option award.
Shares Available for Issuance Under the 2017 Incentive Plan as a Percentage of Outstanding Common Stock as of December 31, 2016:	2.156%

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Shares Available for Issuance Under All Equity Compensation Plans excluding the 2017 Incentive Plan as of December 31, 2016 (including shares issuable pursuant to outstanding options) as a Percentage of Outstanding Common Stock:	1.38%
Number of Stock Options Outstanding	46,502,000
Weighted Average Exercise Price	$ 78.31
Weighted Average Term (in years)	6.0
Number of Full-Value Awards Outstanding:	5,112,000
Number of Shares Remaining for Future Grant
2008 Stock Incentive Plan	6,354
2010 Stock Incentive Plan	1,088,311
2013 Stock Incentive Plan	18,693,966
Common Shares Outstanding as of December 31, 2016:	1,391,475,510
Not Permitted:	• Granting of stock options or stock appreciation rights at a price below the fair market value on the grant date;
• Repricing, or reducing the exercise price of a stock option or stock appreciation right;
• Substituting a new option or stock appreciation right grant with an exercise price lower than the exercise price of an outstanding option or stock appreciation right grant;
• Reload grants; or
• Granting awards under the 2017 Incentive Plan with respect to more than 1,000,000 shares to any one participant during any year.
• No Dividend equivalents may be provided on awards of options or SARs.

Stock Options

Vesting

The Compensation Committee will determine at the time of grant when each stock option will vest. The Compensation Committee’s current practice is to grant options that vest in five equal annual installments beginning on the first anniversary of the grant date, except where local conditions dictate a different vesting schedule.

Exercise Price

The exercise price of stock options granted under the 2017 Incentive Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant. As of February  17 , 2017, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $ 80.83 per share.

Option Term

The option term may not be longer than 10 years.

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Payment of Purchase Price

The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:

•	in cash or by certified check;

•	by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price; or

•	by a combination of the preceding methods.

Stock options also may be exercised through “cashless exercise” procedures approved by the Compensation Committee involving a broker or dealer approved by the Compensation Committee. Schlumberger may require, prior to issuing common stock under the 2017 Incentive Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements.

Termination of Employment

The 2017 Incentive Plan grants the Compensation Committee broad discretion to designate the treatment of stock options following an option holder’s termination of employment with Schlumberger or any of its subsidiaries. However, the Compensation Committee currently expects that the consequences of termination of employment on outstanding stock options will be consistent with past stock options awards. The following table and paragraph following the table summarize the Compensation Committee’s past practice with regards to treatment of stock options in the event an option holder’s employment terminates.

REASON FOR TERMINATION OF EMPLOYMENT	VESTING	POST-EMPLOYMENT EXERCISE PERIOD
Voluntary termination or termination by the Company or any subsidiary other than for cause	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time within three months after termination.
Termination by the Company or any subsidiary for cause	Options forfeited immediately.	None.
Disability during employment	Full vesting.	Exercisable at any time during the 60-month period after termination by disability (as defined in the relevant award agreement, and which may not be the same as the definition used for other benefit plans) or during the remainder of the option period, whichever is shorter.
Retirement	No additional vesting.	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination by retirement (as defined in the relevant award agreement, and which may not be the same as the definition used for other benefit plans) or during the remainder of the option period, whichever is shorter.
Death during employment	Full vesting.	Exercisable at any time during the 60-month period after termination by death or during the remainder of the option period, whichever is shorter.

If an optionee dies following termination of employment, but during the period in which the optionee would otherwise be able to exercise the option, then the person entitled under the option holder’s will or by the laws of descent and distribution will be entitled to exercise the option until the earlier of :

•	60 months following the date of the optionee’s termination of employment, or

•	the expiration of the original term.

Death or disability following termination of employment will not result in any additional vesting, so that the option will be exercisable to the extent provided in the matrix above based on the circumstances of the optionee’s termination of employment.

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Stock Appreciation Rights

Awards may also be in the form of rights to receive a payment, in cash or common stock, equal to the fair market value or other specified value of a number of shares of common stock on the rights exercise date over a specified strike price (“stock appreciation rights”). All stock appreciation rights granted under the 2017 Incentive Plan must have a grant price per share that is not less than the fair market value of a share of common stock on the date of grant and a term of no more than 10 years.

Stock Awards

The terms, conditions and limitations applicable to grants of restricted stock and restricted stock units will be determined by our Compensation Committee. Restricted stock and restricted stock units will be subject to a restriction period totaling at least three years from the grant date (the vesting, lapse, or termination of which may be no more rapid in combination than pro rata over three years), except that the Compensation Committee may provide for earlier vesting upon a change of control or termination of employment by reason of death, disability or retirement. Furthermore, up to 1.75 million shares of stock may be issued as restricted stock or restricted stock units having a restriction period of three years or less.

Cash Awards

Awards may also be in the form of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2017 Incentive Plan will be determined by the Compensation Committee.

Performance Awards

At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance award will be determined by the Compensation Committee.

The 2017 Incentive Plan permits, but does not require, the Compensation Committee to structure any performance award made to a named executive officer as performance-based compensation. At the discretion of the Compensation Committee, certain awards under the 2017 Incentive Plan may be intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally limits the deductibility for federal income tax purposes of annual compensation paid to a company’s executive officers to $1 million per covered executive in a taxable year. The Compensation Committee and the Board of Directors may take deductibility and nondeductibility of compensation into account but retain the discretion to authorize the payment of potentially nondeductible amounts.

In making qualified performance awards, the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the participant, one or more business units, divisions or sectors of Schlumberger, or Schlumberger as a whole, or by comparison with a peer group of companies:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and economic value added (“EVA”));

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);

•	operating measures (which include productivity, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin and sales volumes);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, growth measures, TSR and market capitalization measures)

•	return measures (which include return on equity, return on capital employed, return on assets and return on invested capital);

•	measures relating to ethics, health, quality, safety, the environment and diversity; and

•	measures relating to acquisitions, dispositions or customer satisfaction.

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

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Clawback

The award agreement may provide that an employee granted an award may forfeit his or her right to such award or be required to return common stock or cash received as a result of the exercise or vesting of an award if such holder engages in “detrimental activity” (as defined by the Compensation Committee in the award agreement under the 2017 Incentive Plan) during or following termination of employment. Under Schlumberger’s current standard terms for stock options grants, forfeiture may occur due to detrimental activity within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

Transferability

Unless otherwise determined by the Compensation Committee in an award agreement, no award will be assignable or otherwise transferable. Any attempted assignment of an award will be void.

Administration

The Compensation Committee will administer the 2017 Incentive Plan. The Compensation Committee has full power and authority to:

•	to select the employees to be granted awards;

•	to determine the terms of awards to be made;

•	to determine the time when awards are to be granted and any conditions that must be satisfied before an award is granted;

•	to establish objectives and conditions for earning awards;

•	to determine the terms and conditions of award agreements (which shall not be inconsistent with the 2017 Incentive Plan) and which parties must sign each award agreement;

•	to determine whether the conditions for earning an award have been met and whether a performance award will be paid at the end of an applicable performance period;

•	except as otherwise provided in the 2017 Incentive Plan, to modify the terms of awards made under the 2017 Incentive Plan;

•	to determine if, when and under what conditions payment of all or any part of an award may be deferred;

•	to determine whether the amount or payment of an award should be reduced or eliminated;

•	to determine the guidelines and/or procedures for the payment or exercise of awards; and

•	to determine whether a performance award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a performance award granted to an executive officer should qualify as performance-based compensation.

The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2017 Incentive Plan or in any award in the manner and to the extent the Compensation Committee deems necessary or desirable to further the purposes of the 2017 Incentive Plan or to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the Schlumberger’s common stock is traded, disruption of communications or natural catastrophe) deemed by the Compensation Committee to be inconsistent with the purposes of the 2017 Incentive Plan or any award agreement, provided that no such action shall be taken absent stockholder approval to the extent required by the 2017 Incentive Plan. The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.

Except with respect to matters related to awards to executive officers or other awards intended to qualify as qualified performance-based compensation under Section 162(m), the Compensation Committee may delegate to the Chief Executive Officer and to other senior officers of Schlumberger or to such other committee of the Board of Directors its duties under the 2017 Incentive Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Amendment or Termination

The Board of Directors or the Compensation Committee may amend, modify, suspend or terminate the 2017 Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that:

•	no amendment that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant, and

•	no amendment will be effective prior to its approval by the stockholders of Schlumberger to the extent such approval is otherwise required by applicable law or the requirements of any exchange on which the common stock is listed.

Additionally, no stock option or stock appreciation right may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in Schlumberger’s capitalization) if the effect would be to reduce the exercise price for the shares underlying such stock option or stock appreciation right.

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Adjustments

In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefor in money, services or property, then the number of shares subject to the 2017 Incentive Plan and the 2017 Incentive Plan limits in the number of shares subject to awards granted to an individual participant in any calendar year will be proportionally adjusted and the number of shares of common stock with respect to which outstanding awards or other property subject to an outstanding award granted under the Incentive Plan will:

•	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of common stock shall be proportionately reduced; and

•	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of common stock shall be proportionately increased.

In the event of any corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board of Directors may make certain adjustments to awards as it deems equitable, including, providing for the substitution of a new award (or other arrangement) or the assumption of the award, prior to the transaction providing for the acceleration of the vesting and exercisability of or the lapse of restrictions with respect to the award, and cancelling any outstanding award in exchange for cash in an amount deemed by the Board to be equal to the fair market value of the award.

Consistent with past practice, we currently expect that any award agreement documenting an award under the 2017 Incentive Plan will not contain a contractual right to an automatic acceleration upon a change in control. Rather, we expect that any acceleration of vesting of an award in connection with a transaction would be made only where (i) a transaction results in a change in control of Schlumberger and (ii) in connection with such transaction the outstanding awards are not assumed by Schlumberger’s successor.

U.S. Federal Income Tax Consequences

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the 2017 Incentive Plan may vary according to country of participation. Also, the tax consequences of participating in the 2017 Incentive Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options and Stock Appreciation Rights

Some of the options issued under the 2017 Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code, while other options granted under the 2017 Incentive Plan are non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference that may require payment of an alternative minimum tax.

On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option or within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or permanent and total disability (in which case the optionee has one year to exercise and obtain incentive stock option treatment), an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss.

Participants will not realize taxable income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income (subject to withholding by Schlumberger) in an amount equal to the cash or fair market value of the shares of stock received on the date of exercise of the stock appreciation right. The participant will generally have a tax basis in any shares of stock received on the exercise of a stock appreciation right that equals the fair market value of such shares on the date of exercise. Subject to the limitations discussed below, Schlumberger will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

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Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option or stock appreciation right, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as Schlumberger, is entitled to deductions only to the extent allocable to “effectively connected income” which is subject to U.S. federal income tax.

Stock Awards

A participant generally will not have taxable income upon the grant of stock awards, such as restricted stock or restricted stock units. Instead, he or she will recognize ordinary compensation income in the first taxable year in which his or her interest in the stock underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. In general, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the stock underlying the award when it is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to an award of restricted stock or restricted stock units. The tax basis of a participant in the stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized. Upon later disposition of stock received that has been held for the requisite holding period, the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the amount previously recognized as compensation income.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” Schlumberger will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules to the extent the deduction is allocable to “effectively connected income” which is subject to U.S. federal income tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by Schlumberger for federal income tax purposes. Section 162(m) provides an exception, however, for “qualified performance-based compensation.” The Compensation Committee may determine to designate awards granted to “covered employees” as qualified performance-based compensation. However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in the best interest of Schlumberger, balancing tax efficiency with long-term strategic objectives.

Code Section 409A

Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. Schlumberger intends to structure awards under the 2017 Incentive Plan in a manner that is designed to be exempt from or comply with Section 409A.

Code Section 457A

Section 457A of the Code has significantly changed the rules applicable to deferred compensation paid to U.S. persons by certain foreign corporations and other entities. We expect that stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units granted under the 2017 Incentive Plan will be exempt from Section 457A. However, stock appreciation rights that may be settled in cash may be subject to Section 457A, as well as cash awards or stock units that are not paid within one year after vesting.

Section 457A requires that any compensation paid under a deferred compensation plan of a nonqualified entity must be included in the participant’s income at the time such amounts are no longer subject to a substantial risk of forfeiture. Therefore, stock appreciation rights that may be settled in cash as well as cash awards or stock units that are not paid within one year after vesting may result in income inclusion upon vesting, even though the participant has not exercised the stock appreciation right or received delivery of cash or shares of stock at that time. Schlumberger currently intends to grant awards that are exempt from Section 457A.

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Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2016 for all equity compensation plans approved and not approved by our stockholders.

					(c)
	(a)				Number of securities
	Number of securities		(b)		remaining available for
	to be issued		Weighted-average		future issuance under
	upon exercise of		exercise price of such		equity compensation plans
	outstanding options,		outstanding options,		(excluding securities reflected
Plan category	warrants and rights		warrants and rights	(1)	in column (a))
Equity compensation plans approved by security holders	46,502,000	(2)	78.31		27,104,584	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
TOTAL	46,502,000	(2)	78.31		27,104,584	(3)

(1)	The weighted average price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.
(2)	Includes 2,746,115 shares of common stock issuable upon the exercise of outstanding stock options assumed in the 2010 acquisition of Smith International, Inc. and the 2016 acquisition of Cameron.
(3)	Includes 92,312 shares of common stock issuable under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.

Equity compensation plans approved by Schlumberger stockholders include the 2013 Schlumberger Omnibus Incentive Plan; the 2010 Schlumberger Omnibus Stock Incentive Plan; the French Sub Plan under the 2010 Schlumberger Omnibus Stock Incentive Plan, as amended; the Schlumberger Discounted Stock Purchase Plan, as amended; the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors; the Schlumberger 2008 Stock Incentive Plan, as amended; the Schlumberger 2005 Stock Incentive Plan, as amended; the Schlumberger 2001 Stock Option Plan, as amended; and the Schlumberger 1998 Stock Option Plan, as amended.

 The Board of Directors Recommends a Vote FOR Item 6.

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ITEM 7.	Approval of the Amendment and Restatement of the Schlumberger Discounted Stock Purchase Plan

We are requesting that our stockholders vote in favor of approving an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan (as amended, the “DSPP”), that would increase the number of shares available for purchase under the DSPP by 18 million shares.

The proposed amendment and restatement of the DSPP was approved by the Board as of January 1, 2016, subject to approval by our stockholders. No other changes are being made to the DSPP.

The DSPP was originally approved by the Board and our stockholders in 1988. In 1998, in 2010 and in 2013, the DSPP was amended and restated with the approval of our stockholders. The DSPP was amended and restated in 2013 only to increase the number of shares authorized for issuance under the DSPP by 22,000,000. The following summary of certain major features of the DSPP is subject to the specific provisions contained in the full text of the DSPP, which is attached to this proxy statement as Appendix C.

Required Vote

A majority of the votes cast is required for approval of the DSPP, except that for purposes of satisfying NYSE rules, abstentions are counted in the denominator for determining the total votes cast on this Item. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Purpose of the DSPP and Proposed Amendment and Restatement

The DSPP is designed to encourage and assist all employees of Schlumberger and its subsidiaries to acquire an equity interest in Schlumberger through the purchase of common stock. The proposed amendment and restatement is designed to allow an additional 18 million shares to be granted pursuant to the DSPP, which will insure that a sufficient number of shares will be available under the DSPP for future purchase periods. A total of 7,222,641 shares currently remain available for purchase under the DSPP; during 2016, a total of 3,111,813 shares were purchased under the DSPP. If the proposed amendment and restatement is approved, an aggregate of 25,222,641 shares will be available for purchase under the DSPP.

The DSPP is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”).

Administration

The DSPP is administered by a committee of at least three persons appointed by the Board (the “DSPP Committee”). The DSPP Committee has the full power and authority to:

•	employ and compensate agents for the purpose of administering the accounts of participating employees;

•	construe and interpret the DSPP;

•	determine all questions of eligibility; and

•	compute the amount and determine the manner and time of payment of all benefits.

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Key Terms

The following is a summary of the key provisions of the DSPP Plan.

Eligible Participants:	All employees of Schlumberger (including officers) and its subsidiaries (connected to Schlumberger by at least a 50% ownership chain) are eligible to participate in the DSPP, except as described below under “Ineligible Participants.” As of January 1, 2016, there were approximately 90,000 employees who were eligible to participate in the DSPP.
Ineligible Participants:	The following employees are not eligible to participate in the DSPP (unless otherwise required by applicable law):
• employees who would, immediately upon enrollment in the DSPP, own, directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of our stock or our subsidiaries’ stock;
• employees who are customarily employed by us less than twenty hours per week or less than five months in any calendar year; and
• employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the DSPP as determined by the DSPP Committee.
Shares Available for Issuance Under the DSPP:	7,222,641 shares currently remain available for purchase under the DSPP. If the proposed amendment and restatement is approved, an additional 18,000,000 shares would be newly approved for purchase, and an aggregate of 25,222,641 shares will be available for purchase under the DSPP.As of February 17 , 2016, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $80.83 per share.
Purchase Periods:	There are two purchase periods each calendar year: January 1 to June 30 and July 1 to December 31.
Purchase Price:	The cost to a participant for shares of our common stock purchased during a purchase period is equal to 92.5% of the lower of:
• the fair market value of a share of our common stock on the grant date (the first trading day of a purchase period or such other trading day determined by the DSPP Committee); and
• the fair market value of a share of our common stock on the purchase date (the last trading day of a purchase period or such other trading day determined by the DSPP Committee).
“Fair market value” is determined by averaging the highest and lowest composite sale prices per share of our common stock on the New York Stock Exchange on a date.
Method of Payment:	Each DSPP participant may make contributions through payroll deductions from one to ten percent of his or her eligible compensation. A participant’s contributions, together with interest on such contributions and dividends on shares held in the DSPP, where applicable, are used to purchase shares of common stock at the end of each purchase period.
If a participant’s contributions during a purchase period exceed $11,562.50, or if the purchase of shares with such allocations would exceed the share limitations discussed above under “Shares Available for Issuance Under the DSPP,” such excess amounts will be refunded to the participant as soon as administratively feasible. A participant may not purchase shares of our common stock under the DSPP having a fair market value in excess of $25,000 per year.
Maximum Number of Shares:	On the first trading day of a purchase period, the maximum number of shares that may be purchased by a participant in that purchase period will be determined by dividing $12,500 by the fair market value of a share on that date.
Withdrawal of Shares:	A participant may elect to withdraw previously purchased shares held in his or her account at any time (without withdrawing from the DSPP).
Termination of Rights to Participate in the DSPP:	The right to participate in the DSPP terminates immediately when a participant ceases to be employed by us for any reason (including death, unpaid disability or when the participant’s employer ceases to be a subsidiary) or the participant otherwise becomes ineligible or withdraws his or her contributions from the DSPP.
Modification and Termination of the DSPP:	Subject to limited exceptions, the Board may amend or terminate the DSPP at any time. No amendment will be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the votes cast at a meeting if such amendment would otherwise cause the rights granted under the DSPP to purchase shares of our common stock to fail to meet the requirements of Section 423 of the Code. Section 423 currently requires stockholder approval of a plan amendment that would (1) change the number of shares subject to the DSPP, or (2) change the class of employees eligible to participate in the DSPP.

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U.S. Federal Income Tax Consequences to Schlumberger and to Participants

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the DSPP may vary according to country of participation. Also, the tax consequences of participating in the DSPP may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

The DSPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Amounts withheld from pay under the DSPP are taxable income to participants in the year in which the amounts otherwise would have been received, but the participants will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of a purchase period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participant holds the common stock purchased under the DSPP for at least two years after the first day of the purchase period in which the common stock was acquired (the “Enrollment Date”) and for at least one year after the date that the common stock is purchased (the “Exercise Date”), when the participant disposes of the common stock he or she will recognize as ordinary income an amount equal to the lesser of:

•	the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

•	the fair market value of the common stock on the Enrollment Date multiplied by the original 7.5% discount.

If the participant disposes of the common stock within two years after the Enrollment Date or within one year after the Exercise Date, he or she will recognize ordinary income equal to the fair market value of the Common Stock on the Exercise Date in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the DSPP (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the DSPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the employee has satisfied the holding periods requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term. If the participant satisfies the statutory holding periods, described above, for common stock purchased under the DSPP, we will not receive any deduction for federal income tax purposes. If the participant does not satisfy the holding periods, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income taxable to the participant. We are entitled to a compensation expense deduction under Section 162 of the Code only to the extent that ordinary income is realized by the participant as a result of a disqualifying disposition.

Plan Benefits

Since participation in the plan is voluntary and we are unable to predict the future value of our common stock, we cannot currently determine the benefits or amounts that will be received in the future by any person or group under the DSPP. The following table sets forth the number of shares purchased under the DSPP during 2016 by our Chief Executive Officer, the other named executive officers, executive officers as a group and all employees as a group, other than executive officers.

	Dollar Value	Number of
Name and Position	($)	Shares
P. Kibsgaard	0	0
S. Ayat	23,091	338
A. Belani	0	0
P. Schorn	0	0
K. Al Mogharbel	0	0
All executive officers as a group	197,165	2,886
All employees as a group, excluding executive officers	211,185,210	3,111,813

 The Board of Directors Recommends a Vote FOR Item 7.

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Stock Ownership Information

Security Ownership by Certain Beneficial Owners

The following table sets forth information as of December 31, 2016 (except as otherwise noted) with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s common stock, based solely on the information reported by such persons in their Schedule 13D and 13G filings with the SEC.

For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 1,394,023,450 shares of common stock outstanding on January 31, 2017.

	Beneficial Ownership of
	Common Stock
	Number of	Percentage
Name and Address	Shares	of Class
BlackRock, Inc.(1)	87,027,016	6.2%
55 East 52nd Street
New York, NY 10055
State Street Corporation(2)	71,644,479	5.1%
One Lincoln Street
Boston, MA 02111
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	92,926,568	6.7%
Capital World Investors(4) 333 South Hope Street Los Angeles, CA 90071	107,574,406	7.7%

(1)	Based solely on a Statement on Schedule 13G/A filed on January 26, 2017. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 73,535,101 shares and sole investment power with respect to 87,027,016 shares.

(2)	Based solely on a Statement on Schedule 13G filed on February 9, 2017. Such filing indicates that State Street Corporation has shared voting and investment power with respect to 71,644,479 shares.

(3)	Based solely on a Statement on Schedule 13G/A filed on February 13, 2017. Such filing indicates that Vanguard has sole voting power with respect to 2,197,636 shares, shared voting power with respect to 307,177 shares, sole investment power with respect to 90,443,410 shares and shared investment power with respect to 2,483,158 shares.

(4)	Based solely on a Statement on Schedule 13G filed on February 13, 2017. Such filing indicates that Capital World Investors has sole voting and investment power with respect to 107,574,406 shares.

Security Ownership by Management

The following table sets forth information known to Schlumberger with respect to beneficial ownership of the Company’s common stock as of January 31, 2017 by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table below and subject to applicable community property laws, to Schlumberger’s knowledge the persons named in the table below have sole voting and investment power with respect to the securities listed. None of the shares are subject to any pledge.

The number of shares beneficially owned by each person or group as of January 31, 2017 includes shares of common stock that such person or group has the right to acquire within 60 days of January 31, 2017, including upon the exercise of options to purchase common stock or the vesting of restricted stock units or PSUs. References to options in the footnotes to the table below include only options outstanding as of January 31, 2017 that are currently exercisable or that become exercisable within 60 days of January 31, 2017, and references to any restricted stock, restricted stock units or PSUs (collectively, “restricted stock”) in the footnotes to the table below include only restricted stock outstanding as of January 31, 2017 and that are currently vested or that vest within 60 days of January 31, 2017.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 1,394,023,450 shares of common stock outstanding on January 31, 2017, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after January 31, 2017.

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As of January 31, 2017, no director, director nominee or named executive officer owned more than 1% of the outstanding shares of Schlumberger’s common stock. All directors and executive officers as a group owned less than 1% of the outstanding shares of our common stock as of January 31, 2017.

Name	Shares
Simon Ayat	983,292	(1)
Ashok Belani	502,861	(2)
Peter L.S. Currie	36,050
Miguel M. Galuccio	0
V. Maureen Kempston Darkes	9,750
Paal Kibsgaard	939,000	(3)
Nikolay Kudryavtsev	10,000
Helge Lund	1,875
Michael E. Marks	47,000	(4)
Khaled Al Mogharbel	129,482	(5)
Indra K. Nooyi	16,300
Lubna S. Olayan	20,000
Leo Rafael Reif	22,000
Tore I. Sandvold	12,750
Patrick Schorn	246,000	(6)
Henri Seydoux	18,000
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (29 PERSONS)	5,249,065	(7)

(1)	Includes options to purchase 769,800 shares.
(2)	Includes options to purchase 420,400 shares.
(3)	Includes options to purchase 729,000 shares. Includes 40,000 shares held in the name of Mr. Kibsgaard’s spouse.
(4)	Includes 50,600 shares held indirectly by limited liability companies controlled by Mr. Marks. Also includes 10,000 shares held indirectly by a family trust of which Mr. Marks is a co-trustee and co-beneficiary. Excludes 2,000 shares the receipt of which Mr. Marks has deferred under Schlumberger’s 2004 Stock and Deferral Plan for Non-Employee Directors.
(5)	Includes options to purchase 102,000 shares.
(6)	Includes options to purchase 206,000 shares.
(7)	Includes options to purchase 3,948,950 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, among others, to file an initial report of ownership of Schlumberger common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes, based solely on a review of the copies of such forms in its possession and on written representations from reporting persons, that two reports required to be filed under Section 16(a) were not timely filed during the fiscal year ended December 31, 2016. One Form 4 required to be filed by Mr. Belani in connection with shares he owned in Cameron that were converted to Schlumberger shares as part of the merger transaction was not timely filed, but was filed on September 15, 2016. One Form 4 required to be filed by Mr. Kizilbash relating to a sale of shares in December 2016 was not timely filed, but was filed on January 5, 2017.

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Other Information

Stockholder Proposals for our 2018 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2018 annual general meeting of stockholders pursuant to Exchange Act Rule 14a-8 or for director nominations to be included pursuant to the Company’s proxy access bylaw provisions, such proposals or notice of nominations must be received by the Secretary of the Company, 5599 San Felipe, 17th Floor, Houston, Texas 77056, no later than November 3 , 2017, and, in the case of a proxy access nomination, no earlier than October 4 , 2017.

For stockholder proposals to be introduced for consideration at our 2018 annual general meeting of stockholders other than pursuant to Rule 14a-8 and for stockholder candidates to be nominated for election as directors other than pursuant to our proxy access bylaw provisions, notice generally (unless the date of our 2018 annual general meeting is moved as stated in our By-Laws) must be delivered to the Secretary of the Company at our executive offices in Houston, Texas, not later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2017 annual general meeting of shareholders. Accordingly, any such notice must be received no earlier than November 6, 2017, and no later than December 6, 2017 , and must otherwise satisfy the requirements of our By-Laws. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a stockholder in person at the 2018 annual general meeting of stockholders if the stockholder making the proposal has not given notice to us by January 8 , 201 8 .

Other Matters

Stockholders may obtain a copy of Schlumberger’s most recent Form 10-K filed with the SEC, including financial statements and schedules thereto, without charge by writing to the Company’s Investor Relations Department, 5599 San Felipe, 17th Floor, Houston, Texas 77056 or by calling (713) 375-3535.

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. D. F. King & Co., Inc. has been retained by the Company to assist in the solicitation of proxies for a fee estimated at $15,500 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. The Company will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

The Board knows of no other matter to be presented at the meeting. If any additional matter is properly presented at the meeting, we intend to vote the enclosed proxy in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Alexander C. Juden

Secretary

Houston, Texas

February 21 , 2017

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Appendix A

Reconciliation of Non-GAAP Financial Measures

	(Stated in millions, except per share amounts) January 1, 2016 – June 30, 2016
	Pretax	Tax	Noncont. Interest	Net	Diluted EPS
Schlumberger net loss (GAAP basis)	$(1,893)	$(270)	$36	$(1,659)	$(1.26)
Fixed asset impairments	684	52	—	632
Workforce reductions	646	63	—	583
Inventory write-downs	616	49	—	567
North America pressure pumping asset impairments	209	67	—	142
Multiclient seismic data impairment	198	62	—	136
Facility impairments	165	58	—	107
Amortization of inventory fair value adjustment	150	45	—	105
Other restructuring charges	55	—	—	55
Other merger and integration-related	53	9	—	44
Merger-related employee benefits	47	7	—	40
Professional fees	45	10	—	35
Facility closure costs	40	10	—	30
Schlumberger net income, excluding charges & credits	$1,015	$162	$36	$817	$0.62

	July 1, 2016 – December 31, 2016
	Pretax	Tax	Noncont. Interest	Net	Diluted EPS
Schlumberger net loss (GAAP basis)	$(12)	$(8)	$24	$(28)	$(0.02)
Workforce reductions	234	6	—	228
Facility closure costs	186	43	—	143
Amortization of inventory fair value adjustment	149	45	—	104
Other merger and integration-related	107	19	—	88
Costs associated with exiting certain activities	98	23	—	75
Currency devaluation loss in Egypt	63	—	—	63
Contract termination costs	39	9	—	30
Merger-related employee benefits	36	6	—	30
Schlumberger net income, excluding charges & credits	$900	$143	$24	$733	$0.52

Schlumberger Limited Free Cash Flow Reconciliation

	(Stated in millions)
Periods Ended December 31,	Twelve Months 2016	Twelve Months 2015	Twelve Months 2014	Twelve Months 2013	Twelve Months 2012
Cash flow from operations	$6,261	$8,805	$11,195	$10,690	$6,915
Capital expenditures	(2,055)	(2,410)	(3,976)	(3,943)	(4,694)
SPM investments	(1,031)	(953)	(740)	(902)	(372)
Multiclient seismic data capitalized	(630)	(486)	(321)	(394)	(351)
Free cash flow	$2,545	$4,956	$6,158	$5,451	$1,498

Free cash flow is a non-GAAP financial measure that should be considered in addition to, not as substitute for, or superior to, cash flow from operations. Free cash flow represents cash flow from operations less capital expenditures, SPM investments and multiclient seismic data costs capitalized. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of the ability of our business to generate cash. Once business needs and obligations are met, this cash can be used to reinvest in the Company for future growth or to return to shareholders through dividend payments or share repurchases. Free cash flow does not represent the residual cash flow available for discretionary expenditures.

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Appendix B

Schlumberger

2017 Omnibus Stock Incentive Plan

1.	Objectives. This 2017 Schlumberger Omnibus Stock Incentive Plan (this “Plan”) was adopted by Schlumberger Limited (the “Company”) in order to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered particularly valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

2.

Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable of an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the board of directors of the Company.

“Cash Award” means an Award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Dividend Equivalents” means, with respect to a Stock Award an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of unrestricted shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

“Executive Officer” means a “covered employee” within the meaning of Section 162(m)(3) or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limitations of Section 162(m).

“Fair Market Value” means, with respect to a share of Common Stock on a particular date, the mean between the highest and lowest composite sales price per share of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there shall have been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded shall be the Fair Market Value.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-Qualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which is either an Incentive Option or a Non-Qualified Option.

“Participant” means an Employee to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

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“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued) no longer restricted or subject to forfeiture provisions.

“Section 162(m)” means Section 162(m) of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock or Restricted Stock Units, and which may be structured in the form of a Performance Award. For the avoidance of doubt, a Stock Award does not include an Option or SAR.

“Subsidiary” means (i) in the case of a corporation, a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3.	Eligibility. All Employees of the Company or a Subsidiary are eligible for Awards under this Plan in the sole discretion of the Committee. No director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

4.	Common Stock Available for Awards. Subject to the provisions of paragraph 13 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 30 million shares of Common Stock. In the sole discretion of the Committee, 30 million shares of Common Stock may be granted as Incentive Options.

(a)	In connection with the granting of an Award, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under this Plan.

(b)	Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Option or SAR under this Plan shall not be added back to the number of shares of Common Stock available for issuance under this Plan.

(c)	Whenever any outstanding Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan shall be increased by the number of shares of Common Stock allocable to the expired, forfeited, cancelled or otherwise terminated Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.

(d)	Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

(e)	Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

Consistent with the requirements specified above in this paragraph 4, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against this Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Committee and the appropriate officers of the Company shall be authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

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5.	Administration.

(a)	Authority of the Committee. This Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

•	to select the Employees to be granted Awards under this Plan;

•	to determine the terms of Awards to be made to each Participant;

•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

•	to establish objectives and conditions for earning Awards;

•	to determine the terms and conditions of Award Agreements (which shall not be inconsistent with this Plan) and which parties must sign each Award Agreement;

•	to determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid at the end of an applicable performance period;

•	except as otherwise provided in paragraphs 7(a) and 11, to modify the terms of Awards made under this Plan;

•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;

•	to determine whether the amount or payment of an Award should be reduced or eliminated;

•	to determine the guidelines and/or procedures for the payment or exercise of Awards; and

•	to determine whether a Performance Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance Award granted to an Executive Officer should qualify as performance-based compensation.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes or so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the Common Stock is traded, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 11. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned. All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members unless subject to the Committee’s delegation of authority pursuant to paragraph 6 herein.

(b)	Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c)	Prohibition on Repricing of Awards. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the Company shall not, without stockholder approval, (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price of the original Options or SARs exceeds the Fair Market Value of a share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR.

6.	Delegation of Authority. Except with respect to matters related to Awards to Executive Officers or other Awards intended to qualify as qualified performance-based compensation under Section 162(m), the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company or to such other committee of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

7.	Awards.

(a)	The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph 7(a) and may be granted singly, in combination or in tandem. Subject to Section 5(c), Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific Performance Goals. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement. Any Award under the Plan will have a minimum vesting or Restriction Period of one year from the date of grant, provided that up to 5% of the total shares of Common Stock reserved for issuance pursuant to the Plan may be issued without regard to this minimum vesting condition.

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Subject to the provisions below applicable to each type of Award, the terms, conditions and limitations applicable to any Awards shall be determined by the Committee.

(i)	Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Non-Qualified Option and will be designated accordingly at the time of grant. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant.

(ii)	Stock Appreciation Right. An Award may be in the form of a Stock Appreciation Right. The strike price for a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant.

(iii)	Stock Award. An Award may be in the form of a Stock Award.

(iv)	Cash Awards. An Award may be in the form of a Cash Award.

(v)	Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. Any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement, or termination of service subject to the limitations specified below. The Committee shall set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(A)	Non-Qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B)	Qualified Performance Awards. Performance Awards that are intended to qualify as qualified performance-based compensation under Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established and administered by the Committee in accordance with Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the performance period to which the Performance Goal relates and (y) the lapse of 25% of the performance period to which the Performance Goal relates (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to a Participant, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following and need not be the same for each Participant.

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and economic value added (“EVA”);

•	expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);

•	operating measures (which include productivity, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin and sales volumes);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);

•	leverage measures (which include debt-to-equity ratio and net debt);

•	market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	return measures (which include return on equity, return on assets and return on invested capital);

•	measures relating to compliance, safety, environmental and diversity; and

•	measures relating to acquisitions, dispositions or customer satisfaction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Awards, it is the intent of this Plan to conform with Section 162(m), including, without limitation, Treasury Regulation §1.162-27(e)(2)(i), as to grants pursuant to this subsection and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to

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qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any qualified Performance Awards made pursuant to this Plan shall be determined by the Committee to the extent permitted by Section 162(m).

(b)	The Committee shall adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, but only to the extent permitted pursuant to Section 162(m), if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

(c)	Notwithstanding anything to the contrary contained in this Plan, no Participant may be granted, during any calendar year, Awards collectively consisting of (i) Options or Stock Appreciation Rights that are exercisable for or (ii) Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation referred to as the “Stock-based Awards Limitations”). No Participant may be granted Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the date of grant in excess of $20,000,000.

8.	Award Payment; Dividends; Substitution; Fractional Shares.

	(a)	General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

	(b)	Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Awards, subject to such terms, conditions and restrictions as the Committee may establish, provided that any Dividend Equivalents will be subject to the same vesting schedule as the underlying Stock Awards to which the right is attached. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Stock Awards. No Dividend Equivalents may be paid in respect of an Award of Options or SARs.

	(c)	Fractional Shares. No fractional shares shall be issued or delivered pursuant to any Award under this Plan. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.	Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. In accordance with the rules and procedures established by the Committee for this purpose and subject to applicable law, Options may also be exercised through “cashless exercise” procedures approved by the Committee involving a broker or dealer approved by the Committee.

10.	Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by (i) the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares otherwise deliverable under the Award, in either case with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.	Amendment, Modification, Suspension or Termination. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of any exchange on which the Common Stock is listed. Notwithstanding the foregoing, no amendment may cause an Option or SAR to be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization as provided in paragraph 13), if the effect of such amendment would be to reduce the exercise price for the shares underlying such Option or SAR.

12.	Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 12 shall be null and void.

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13.	Adjustments.

	(a)	The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

	(b)	Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.

	(c)	The shares of Common Stock with respect to which Awards may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the Awards or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares of Common Stock subject to the Plan, as well as the Stock-based Awards Limitations described in paragraph 7(c) hereof, shall be proportionately adjusted and the number of shares of Common Stock with respect to which outstanding Awards or other property subject to an outstanding Award granted hereunder shall:

(i)	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of Common Stock shall be proportionately reduced; and

(ii)	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of Common Stock shall be proportionately increased.

	(d)	In the event of a corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of a share of Common Stock on such date over the exercise price of such Award (for the avoidance of doubt, if such exercise price is greater than the Fair Market Value of a share of Common Stock on such date, the Option or Stock Appreciation Right may be canceled for no consideration).

	(e)	Notwithstanding the foregoing: (i) any adjustments made pursuant to paragraph 13 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A; (ii) any adjustments made pursuant to paragraph 13 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to paragraph 13 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto as of the date of grant.

14.	Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with including, but not limited to, applicable federal and state securities laws. The Participant shall not exercise or settle any Award granted hereunder, and the Company or any Subsidiary will not be obligated to issue any shares of Common Stock or make any payments under any such Award if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made shall constitute a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority or any securities exchange on which the Common Stock is listed. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

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15.	Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

16.	Section 409A. This Plan is intended to provide compensation which is exempt from or which complies with Section 409A, and ambiguous provisions, if any, shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. This Plan shall not be amended in a manner that would cause the Plan or any amounts payable under the Plan to fail to comply with the requirements of Section 409A, to the extent applicable, and, further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan. The Company shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A to comply with the applicable requirements of Section 409A. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise excluded under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

17.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

18.	No Right to Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary.

19.	Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20.	Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify a Performance Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.

21.	Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, the Code, any securities law, any governing statute, or any other applicable law.

22.	Effectiveness. This Plan is effective January 19, 2017, subject to its approval by the stockholders of the Company at the next annual meeting of stockholders. This Plan shall continue in effect for a term of ten years after the date on which the stockholders of the Company approve this Plan, unless sooner terminated by action of the Board.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

SCHLUMBERGER LIMITED

By:

Title:

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Appendix C

Schlumberger Discounted Stock Purchase Plan

(As Amended and Restated Effective as of January 19, 2017)

1.	Purpose

The Schlumberger Discounted Stock Purchase Plan (the “Plan”) is designed to encourage and assist all employees of Schlumberger Limited, a Curacao corporation, and Subsidiaries (hereinafter collectively referred to as the “Company”), where permitted by applicable laws and regulations, to acquire an equity interest in Schlumberger Limited through the purchase of shares of Common Stock, par value $0.01 per share, of Schlumberger Limited (“Common Stock”). It is intended that this Plan shall constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Administration of the Plan

The Plan shall be administered by the Stock Purchase Plan Committee (the “Committee”) appointed by the Board of Directors of Schlumberger Limited (the “Board”), which Committee shall consist of at least three (3) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions and shall have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (i) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (ii) construe or interpret the Plan; (iii) determine all questions of eligibility; and (iv) compute the amount and determine the manner and time of payment of all benefits according to the Plan hereunder.

The Committee may act by unanimous decision of its members at a regular or special meeting of the Committee or by decision reduced to writing and signed by all members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by appointment of the Board.

3.	Nature and Number of Shares

The Common Stock subject to issuance under the terms of the Plan shall be shares of Schlumberger Limited’s authorized but unissued shares or previously issued shares reacquired and held by Schlumberger Limited. Except as provided in Section 20 hereof, effective from and after January 19, 2017, the aggregate number of shares which may be issued under the Plan and authorized by this Plan shall not exceed 18,000,000, the sum of (i) the 7,222,000 shares of Common Stock available for issuance under this Plan on January 1, 2017 after the issuance of any such shares attributable to the Purchase Period ending December 31, 2016 and (ii) the 18,000,000 shares of Common Stock authorized as of January 19, 2017. All shares purchased under the Plan, regardless of source, shall be counted against this share limitation.

4.	Eligibility Requirements

Each “Employee” (as hereinafter defined), except as described in the next following paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first “Enrollment Date” (as hereinafter defined) coincident with or next following employment with the Company. Participation in the Plan is voluntary.

The following Employees are not eligible to participate in the Plan:

(i)	Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any subsidiary;

(ii)	Employees who are customarily employed by the Company less than twenty (20) hours per week or less than five (5) months in any calendar year; and

(iii)	Employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the Plan as determined by the Committee.

Notwithstanding the provisions of subparagraph (ii) above, where required by applicable law (as determined by the Committee), Employees employed in the countries specified from time to time by the Committee who are customarily employed by the Company less than twenty (20) hours per week may participate in the Plan where required by law, subject to any restrictions established by the Committee.

“Employee” shall mean any individual employed by Schlumberger Limited or any Subsidiary (as hereinafter defined). “Subsidiary” shall mean any corporation in existence as of the “Restatement Date” (as hereinafter defined) of this Plan in an unbroken chain of corporations beginning with Schlumberger Limited if, as of the Restatement Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. Any corporation which may become a Subsidiary (as defined herein) after the Restatement Date shall automatically be deemed to be a participating Subsidiary under this Plan effective as of the following Enrollment Date unless the Committee takes action to exclude such corporation and its employees from participation herein.

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5.	Enrollment

Each eligible Employee of Schlumberger Limited or any Subsidiary as of January 1, 2017 (the “Restatement Date” herein) who is already enrolled in the Plan may enroll in the Plan as of July 1, 2017. Each other eligible Employee of Schlumberger Limited or a participating Subsidiary who thereafter becomes eligible to participate may enroll in the Plan on the first July 1 or January 1 following the date he or she first meets the eligibility requirements of Section 4. Any eligible employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of July or January of any subsequent calendar year. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed or such other specific dates established by the Committee from time to time (“Enrollment Dates”).

In order to enroll, an eligible Employee must complete, sign and submit the appropriate form to the Personnel Department of the Company.

6.	Method of Payment

Payment for shares is to be made as of the applicable “Purchase Date” (as defined in Section 9) through payroll deductions (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”) with the first such deduction commencing with the payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of six (6) calendar months beginning on July 1 and ending on December 31 of the same calendar year, and beginning on January 1 and ending on June 30 of the same calendar year, or such other period as the Committee may prescribe. Each participating Employee (hereinafter referred to as a “Participant”) will authorize such deductions from his or her pay for each month during the Purchase Period and such amounts will be deducted in conformity with his or her employer’s payroll deduction schedule.

Each Participant may elect to make contributions each pay period in amounts not less than one percent (1%) and not more than ten percent (10%), or such other percentages as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period, of his or her base earnings or salary, geographical coefficient, overtime pay, shift premiums and commissions from the Company (excluding long-term disability or workers compensation payments and similar amounts, but including elective qualified contributions by the Participant to employee benefit plans maintained by the Company) during such pay period. The rate of contribution shall be designated by the Participant in the enrollment form. Bonuses will be included in determining the amount of the Participant’s contribution unless the Participant gives written notice to the Personnel Department at the time and in the manner directed by the Committee.

A Participant may elect to increase or decrease the rate of contribution effective as of the first day of any calendar month by giving timely written notice to the Personnel Department of the Company on the appropriate form, as determined by the Committee from time to time. A Participant may suspend payroll deductions at any time during the Purchase Period, by giving thirty (30) days’ written notice to the Personnel Department on the appropriate form. In such case, the Participant’s account will continue to accrue interest and will be used to purchase stock at the end of the Purchase Period. A Participant may also elect to withdraw contributions at any time by giving thirty (30) days’ prior written notice to the Personnel Department of the Company on the appropriate form. Any Participant who withdraws his or her contributions will receive his or her entire account balance, including interest and dividends, if any, plus a stock certificate for the number of shares held by the Participant under the Plan as soon as administratively feasible. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period and must re-enroll in the Plan in order to participate in the next Purchase Period.

No more than the maximum contribution permitted any Participant under Section 9 can be accumulated over the Purchase Period, including interest and dividends, if applicable. Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant’s account the end of the Purchase Period will be applied to the purchase of the shares.

7.	Crediting of Contributions, Interest and Dividends

Contributions shall be credited to a Participant’s account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws or regulations, Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest will be credited to a Participant’s account from the first date on which Participant contributions are deposited with the investment vehicle until the earlier of (i) the end of the Purchase Period or (ii) in the event of cancellation, death, resignation or other terminating event, the last day of the month next preceding the date on which such contributions are returned to the Participant. Dividends on shares held in a Participant’s account in the Plan will also be credited to such Participant’s account. Any such contributions, interest and dividends shall he deposited in or held by a bank or financial institution designated by the Committee for this purpose (“Custodian”).

8.	Grant of Right to Purchase Shares on Enrollment

Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan (but not merely an increase or decrease in the rate of contributions) will constitute a grant by the Company to the Participant of a new opportunity to purchase shares on the Enrollment Date on which such re-enrollment occurs. A Participant who has not terminated employment and has not withdrawn his or her contributions from the Plan will have shares of Common Stock purchased for him or her on the applicable Purchase Date, and he or she will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless such participant notifies the Personnel Department on the appropriate form that he or she elects not to re-enroll. A Participant who has suspended payroll deductions or withdrawn contributions during any Purchase Period must re-enroll on the appropriate form to participate in the Plan in the next Purchase Period.

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Each right to purchase shares of Common Stock under the Plan during a Purchase Period shall have the following terms:

(i)	the right to purchase shares of Common Stock during a particular Purchase Period shall expire on the earlier of (A) the completion of the purchase of shares on the Purchase Date occurring on the last trading day of the Purchase Period; or (B) the date on which participation of such Participant in the Plan terminates for any reason;

(ii)	in no event shall the right to purchase shares of Common Stock during a Purchase Period extend beyond twenty-seven (27) months from the Enrollment Date;

(iii)	payment for shares purchased will be made only through payroll withholding and the crediting of interest and dividends, if applicable, in accordance with Sections 6 and 7;

(iv)	purchase of shares will be accomplished only in accordance with Section 9;

(v)	the price per share will be determined as provided in Section 9;

(vi)	the right to purchase shares (taken together with all other such rights then outstanding under this Plan and under all other similar stock purchase plans of Schlumberger Limited or any Subsidiary) will in no event give the Participant the right to purchase a number of shares during any calendar year having a fair market value in excess of $25,000 (the “Maximum Share Limitation”) as determined in accordance with the Section 423 of the Code and the regulations thereunder; and

(vii)	the Maximum Share Limitation for a Purchase Period shall be determined as of the Grant Date (as defined in Section 9) of a Purchase Period by dividing $12,500 by the fair market value of a share of Common Stock on such Grant Date; and

(viii)	the right to purchase shares will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

9.	Purchase of Shares

The right to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stuck to be purchased during such Purchase Period will be determined by averaging the highest and lowest composite sale prices per share of the Common Stock on the New York Stock Exchange (“Fair Market Value”) on the first trading day of each Purchase Period or such other trading date designated by the Committee (the “Grant Date”). The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the Purchase Period or such other trading date designated by the Committee (the “Purchase Date”). These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

As of the Purchase Date, the Committee shall apply the funds then credited to each Participant’s account to the purchase of whole shares of Common Stock. The cost to the Participant for the shares purchased during a Purchase Period shall be 92.5% of the lower of:

(i)	the Fair Market Value of the Common Stock on the Grant Date; or

(ii)	the Fair Market Value of the Common Stock on the Purchase Date.

Certificates evidencing shares purchased shall be delivered to the Custodian or to any other bank or financial institution designated by the Committee for this purpose or shall be delivered to the Participant (if the Participant has elected to receive the certificate) as soon as administratively feasible after the Purchase Date, but Participants shall be treated as the record owners of their shares effective as of the Purchase Date. Shares that are held by the Custodian or any other designated bank or financial institution shall be held in book entry form. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant’s account on the Purchase Date and carried forward in his or her account for application during the next Purchase Period. Any Participant who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period will receive a certificate for the number of shares held in his or her account as of the most recent Purchase Date and any cash, dividends or interest remaining in his or her account. Any Participant who terminates employment or withdraws his or her contributions from the Plan prior to the next Purchase Date, will receive a certificate for the number of shares held in his or her account and a cash refund attributable to amounts equal to less than the price of a whole share, and any accumulated contributions, dividends and interest. If for any reason a Participant’s allocations to the Plan exceed $11,562.50 during a Purchase Period or if the purchase of shares with such allocations would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as administratively feasible after such excess has been determined to exist.

If as of any Purchase Date the shares authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. Any funds that cannot be applied to the purchase of shares due to excess enrollment shall be refunded as soon as administratively feasible, including interest determined in accordance with Section 7. The Committee in its discretion may also provide that amounts representing a fractional share of Common Stock that were withheld but not applied toward the purchase of shares in a Purchase Period may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations as set forth under Section 423 of the Code.

10.	Withdrawal of Shares

A Participant may elect to withdraw shares held in his or her account at any time (without withdrawing from the Plan) by giving notice to the Personnel Department on the appropriate form. Upon receipt of such notice from the Personnel Department, the Custodian, bank or other financial institution designated by the Committee for this purpose will arrange for the issuance and delivery of all shares held in the Participant’s account as soon as administratively feasible.

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11.	Termination of Participation

The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant’s employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible. Participation also terminates immediately when the Participant voluntarily withdraws his or her contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. Following termination of participation, the Participant may request that the Committee cause to be paid to the Participant or his or her beneficiary or legal representative all amounts credited to his or her account, including interest and dividends, if applicable, determined in accordance with Section 7, and cause a certificate for the number of shares held in his or her account to be delivered to the Participant or to his or her beneficiary or legal representative.

12.	Unpaid Leave of Absence

Unless the Participant has voluntarily withdrawn his or her contributions from the Plan, shares will be purchased for his or her account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant provided such leave does not constitute a termination of employment. The number of shares to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions and dividends, if applicable, both determined in accordance with Section 7. Participation in the Plan will terminate immediately after the purchase of shares on such Purchase Date, unless the Participant has resumed eligible employment prior to the Purchase Date, in which case the Participant may resume payroll deductions immediately.

13.	Designation of Beneficiary

Each Participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the local Personnel Department and shall control over any disposition by will or otherwise.

As soon as administratively feasible after the death of a Participant, amounts credited to his or her account, including interest and dividends, if applicable, determined in accordance with Section 7, shall be paid in cash and a certificate for any shares shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

14.	Assignment

The rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant except by will or the laws of descent and distribution. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account.

No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase shares under the Plan shall be exercisable only during the Participant’s lifetime and only by him or her.

15.	Treatment of Non-U. S. Participants

Participants who are employed by non-U.S. Companies, who are paid in foreign currency and who contribute foreign currency to the Plan through payroll deductions, will have such contributions converted to U.S. dollars on a monthly basis. The exchange rate for such conversion will be the rate quoted by a major financial institution selected by the Committee in its sole discretion. If the exchange rate for certain countries cannot be quoted in this manner, the conversion rate shall be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during the Purchase Period result in a purchase price below the price determined pursuant to Section 9.

16.	Costs

All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares purchased under the Plan shall be paid by the Participant.

17.	Reports

Annually, the Company shall provide or cause to be provided to each Participant a report of his or her contributions and the shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

18.	Equal Rights and Privileges

All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423. This Section 18 shall take precedence over all other provisions in the Plan.

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19.	Rights as Stockholder

A Participant will have no rights as a stockholder under the election to purchase until he or she becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 9 at the close of business on the last business day of the Purchase Period.

20.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of the Company, the right to purchase shares of Common Stock covered by a current Purchase Period and the number of shares which have been authorized for issuance under the Plan for any future Purchase Period, the maximum number of shares each Participant may purchase each Purchase Period (pursuant to Section 9), as well as the price per share and the number of shares of Common Stock covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. Each Participant will be notified in writing, at least thirty (30) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s right to purchase shares has been changed to the New Purchase Date and that the applicable number of shares will automatically be purchased on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 10 hereof.

(c)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding right to purchase shares shall be assumed or an equivalent right to purchase shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute the right to purchase shares, any Purchase Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and any Purchase Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed sale or merger. Each Participant will be notified in writing, at least thirty (30) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the applicable number of shares will be purchased automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 10 hereof.

21.	Modification and Termination

Except as provided in Section 20 hereof, the Board may amend or terminate the Plan at any time. No amendment shall be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the votes cast at a meeting if such amendment would otherwise cause the rights granted under the Plan to purchase shares of Common Stock to fail to meet the requirements of Section 423 of the Code (or any successor provision).

In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares under the Plan either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares under the Plan are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible, including interest and dividends, if applicable, determined in accordance with Section 7.

22.	Board and Stockholder Approval; Effective Date

This Plan was originally approved by the Board on January 28, 1988, amended and restated by the Board on January 21, 1992, 1998, 2010 and 2013. This Plan was approved by the holders of a majority of the shares of outstanding Common Stock of Schlumberger Limited on April 15, 1992, the January 21, 2010 amendment and restatement of the Plan was similarly approved on April 7, 2010 and the January 1, 2013 amendment and restatement of the Plan was similarly approved on April 10, 2013. This amendment and restatement approved by the Board on January 19, 2017 shall become effective as of January 1, 2017; provided, however, that the changes contained in Section 3 herein related to the increase in the number of shares which may be issued under the Plan shall not be effective unless approved by the holders of a majority of the votes cast at a meeting within the period ending January 19, 2018 (12 months after the date such increase in the number of shares which may be issued under the Plan is approved by the Board).

23.	Governmental Approvals or Consents

This Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 21, the Board may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

24.	Other Provisions

The agreements to purchase shares of Common Stock under the Plan shall contain such other provisions as the Committee and the Board shall deem advisable, provided that no such provision shall in any way be in conflict with the terms of the Plan.

Schlumberger Limited 2017 Proxy Statement	C-5

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SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)
5599 SAN FELIPE, 17TH FLOOR
HOUSTON, TX 77056

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SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Peter L.S. Currie	☐	☐	☐
1b. Miguel M. Galuccio	☐	☐	☐
1c. V. Maureen Kempston Darkes	☐	☐	☐
1d. Paal Kibsgaard	☐	☐	☐
1e. Nikolay Kudryavtsev	☐	☐	☐
1f. Helge Lund	☐	☐	☐
1g. Michael E. Marks	☐	☐	☐
1h. Indra K. Nooyi	☐	☐	☐
1i. Lubna S. Olayan	☐	☐	☐
1j. Leo Rafael Reif	☐	☐	☐
1k. Tore I. Sandvold	☐	☐	☐
1l. Henri Seydoux	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 year on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To conduct an advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
4. To approve the Company's 2016 financial statements and the Board's 2016 declarations of dividends.	☐	☐	☐
5. To approve the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017.	☐	☐	☐
6. To approve the adoption of the 2017 Schlumberger Omnibus Stock Incentive Plan.	☐	☐	☐
7. To approve an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

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